Filed Pursuant to Rule 424(b)(3)
File No. 333-227950

PRELIMINARY PROSPECTUS

Offer to Exchange

Up to $350,000,000 Principal Amount of

8.50% Senior Secured Second Lien Notes due 2023

(CUSIP Nos. 665531 AF6 and U66499 AC5)

for

a Like Principal Amount of

8.50% Senior Secured Second Lien Notes due 2023

(CUSIP No. 665531 AE9)

that have been registered under the Securities Act of 1933

We are offering to exchange registered 8.50% Senior Secured Second Lien Notes due 2023, referred to in this prospectus as the “exchange notes,” for any and all of our outstanding unregistered 8.50% Senior Secured Second Lien Notes due 2023 issued on October 5, 2018, referred to in this prospectus as the “original notes.” The original notes were issued as “additional notes” under the indenture pursuant to which, on May 18, 2018, we issued 8.50% senior secured second lien notes due 2023, referred to in this prospectus as the “previously issued notes.” The exchange notes, the previously issued notes and the original notes are sometimes referred to in this prospectus together as the “notes.” The terms of the exchange notes are identical in all material respects to those of the previously issued notes and the original notes, except that the exchange notes have been registered under the Securities Act of 1933, as amended, or the Securities Act, and the transfer restrictions, registration rights and additional interest provisions related to the original notes do not apply to the exchange notes. The original notes may only be tendered in an amount equal to $1.00 in principal amount or in integral multiples of $1.00 in excess of $1.00. This exchange offer is subject to certain customary conditions and will expire at 5:00 p.m., New York City time, on December 3, 2018, unless we extend it (as such date and time may be extended, the “Expiration Date”). The original notes have identical terms as the previously issued notes, other than the issue date. The previously issued notes do not currently trade fungibly under the same CUSIP number with the original notes. Upon completion of this exchange offer of the exchange notes for the original notes, we expect that such exchange notes issued in respect of the original notes will trade fungibly under the same CUSIP number with the previously issued notes. The exchange notes will not trade on any established exchange.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period ending on the earlier of (a) 180 days after the date on which the registration statement containing this prospectus is declared effective by the Securities and Exchange Commission, or SEC, and (b) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

See “Risk Factors” beginning on page 8 for a discussion of certain risks that you should consider before participating in the exchange offer.

Neither the SEC nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 1, 2018

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information provided in this prospectus is accurate as of any date other than the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the exchange notes.

WHERE YOU CAN FIND MORE INFORMATION

We are required to comply with the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and accordingly we file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC. You may read or obtain a copy of these reports at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room and their copy charges by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We have filed with the SEC a registration statement on Form S-4 under the Securities Act to register the exchange notes offered by this prospectus. The term “registration statement” means the original registration statement and any and all amendments thereto, including the schedules and exhibits to the original registration statement or any amendment. This prospectus is part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the exchange notes we are offering pursuant to this prospectus, you should refer to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement. You may read or obtain a copy of the registration statement at the SEC’s public reference facilities and website referred to above.

INFORMATION INCORPORATED BY REFERENCE

We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement that contains this prospectus and before the completion of the offering of the exchange notes (in each case, other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 23, 2018, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on April 27, 2018;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, filed with the SEC on May 7, 2018 and August 9, 2018, respectively; and

•

our Current Reports on Form 8-K filed on February 1, 2018, March 19, 2018 (two reports), March 21, 2018, April 4, 2018, April 10, 2018, May 8, 2018, May 15, 2018, May 18, 2018, May 31, 2018, June 4, 2018, June 7, 2018, June 13, 2018, June 20, 2018, June 26, 2018, July 6, 2018, July 9, 2018, July 20, 2018, July 31, 2018, August 7, 2018, August 9, 2018, August 27, 2018, September 18, 2018, as amended October 23, 2018 (including exhibit 99.6 thereto), September 21, 2018, September 25, 2018, October 1, 2018, as amended October 23, 2018 (including exhibit 99.4 thereto), and October 9, 2018.

You may request a copy of any filings referred to above, at no cost, excluding any exhibits to those filings unless the exhibit is specifically incorporated by reference in those filings, by writing or telephoning us at the following address and telephone number:

Investor Relations

Northern Oil and Gas, Inc.

601 Carlson Parkway, Suite 990

Minnetonka, Minnesota 55305

Telephone: 952-476-9800

In order to obtain timely delivery, you must request the information no later than November 26, 2018, which is five business days before the Expiration Date.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

We are including the following discussion to inform our existing and potential security holders generally of some of the risks and uncertainties that can affect our company and to take advantage of the “safe harbor” protection for forward-looking statements afforded by applicable federal securities laws.

All statements other than statements of historical facts included or incorporated by reference in this prospectus regarding our financial position, business strategy, plans and objectives of management for future operations, industry conditions and indebtedness covenant compliance are forward-looking statements. When used in this prospectus, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in crude oil and natural gas prices, the pace of drilling and completions activity on our current properties, our ability to acquire additional development opportunities, changes in our reserves estimates or the value thereof, general economic or industry conditions, nationally and/or in the communities in which our company conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our ability to raise or access capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting our operations, products and prices.

We have based any forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, results achieved may differ materially from expected results described in these statements. You should consider carefully the statements under the heading “Risk Factors” herein, in our Annual Report on Form 10-K for the year ended December 31, 2017 and the other documents incorporated by reference herein that describe factors that could cause our actual results to differ from those set forth in the forward-looking statements. Forward-looking statements speak only as of the date they are made. We do not undertake, and specifically disclaim, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements other than as may be required by applicable law or regulation.

SUMMARY

This summary highlights selected information from this prospectus and is therefore qualified in its entirety by the more detailed information appearing elsewhere, or incorporated by reference, in this prospectus. It may not contain all the information that is important to you. We urge you to read carefully this entire prospectus and the other documents to which it refers to understand fully the terms of the exchange notes and the exchange offer. References in this prospectus to “Northern Oil,” the “company,” “we,” “us,” “our” and “ours” refer to Northern Oil and Gas, Inc.

Northern Oil and Gas, Inc.

We are an independent energy company engaged in the acquisition, exploration, development and production of oil and natural gas properties, primarily in the Bakken and Three Forks formations within the Williston Basin in North Dakota and Montana. We believe the location, size and concentration of our acreage position in one of North America’s leading unconventional oil-resource plays provide us with drilling and development opportunities that will result in significant long-term value.

Our primary focus is acquiring and participating in the development of non-operated working interests in oil wells in the Williston Basin. As a non-operator, we are able to diversify our investment exposure by participating in a large number of gross wells, as well as entering into additional project areas by partnering with numerous experienced operating partners or pursuing value-enhancing acquisitions. In addition, because we can elect to participate on a well-by-well basis, we believe we have increased flexibility in the timing and amount of our capital expenditures because we are not burdened with various contractual arrangements with respect to minimum drilling obligations. Further, we are able to avoid exploratory costs incurred by many oil and gas producers.

We seek to create value through strategic acreage acquisitions and partnering with operators who have experience in developing and producing oil in our core areas. We have targeted specific prospects and have consistently participated in drilling programs in the Williston Basin. We have more than 40 experienced operating partners that provide technical insights and opportunities for acreage acquisitions.

Northern Oil and Gas, Inc. is a Delaware corporation. Our corporate offices are located at 601 Carlson Pkwy—Suite 990 Minnetonka, MN, and our phone number is (952) 476-9800. Our website address is www.northernoil.com. Our periodic reports and other information filed with or furnished to the SEC are available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

Summary of the Exchange Offer

The following is a brief summary of the principal terms of the exchange offer. Certain of the terms and conditions described below are subject to important limitations and exceptions. See the section of this prospectus titled “The Exchange Offer” for more complete information about the exchange offer.

Background	On October 5, 2018, we completed the private offering of $350 million aggregate principal amount of 8.50% Senior Secured Second Lien Notes due 2023. As part of that offering, we entered into a registration rights agreement with the initial purchasers of the original notes in which we agreed, among other things, to deliver this prospectus to you and to complete an exchange offer for the original notes.

The Exchange Offer	We are offering to exchange our exchange notes, which have been registered under the Securities Act, for a like principal amount of our outstanding unregistered original notes. Original notes may only be tendered in an amount equal to $1.00 in principal amount or in integral multiples of $1.00 in excess of $1.00. See “The Exchange Offer—Terms of the Exchange.”

The Exchange Notes	The exchange notes are part of the same series under the governing indenture as the previously issued notes and the original notes. The terms of the exchange notes are identical in all material respects to those of the previously issued notes and the original notes, except that the exchange notes have been registered under the Securities Act and the transfer restrictions, registration rights and additional interest provisions related to the original notes do not apply to the exchange notes.

Resale of Exchange Notes	Based upon the position the staff of the SEC has taken in previous no-action letters, we believe that exchange notes issued pursuant to the exchange offer in exchange for original notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that you will acknowledge that:

•	you are acquiring the exchange notes in the ordinary course of your business;

•	you have not participated in, do not intend to participate in, and have no arrangement or understanding with any person to participate in a distribution of the exchange notes; and

•	you are not our “affiliate” as defined under Rule 405 of the Securities Act.

We do not intend to apply for listing of the exchange notes on any securities exchange or to seek approval for quotation through an automated quotation system. Accordingly, there can be no assurance that an active market will develop upon completion of the exchange offer or, if developed, that such market will be sustained or as to the liquidity of any market.

Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

Consequences of Not Exchanging Your Original Notes	Original notes that are not tendered in the exchange offer or are not accepted for exchange will continue to bear legends restricting their transfer. You will not be able to offer or sell such original notes unless:

•	you are able to rely on an exemption from the requirements of the Securities Act; or

•	the original notes are registered under the Securities Act.

After the exchange offer is completed, we will no longer have an obligation to register the original notes, except under limited circumstances. To the extent that original notes are tendered and accepted in the exchange offer, the trading market for any remaining original notes will be adversely affected. See “Risk Factors—Risks Related to the Exchange Offer—If you fail to exchange your original notes, they will continue to be restricted securities and might become less liquid.”

Expiration Date	The exchange offer will expire at 5:00 p.m. New York City time, on December 3, 2018, unless we extend the exchange offer. See “The Exchange Offer—Expiration Date; Extensions; Amendments.”

Issuance of Exchange Notes	We will issue exchange notes in exchange for original notes tendered and accepted in the exchange offer promptly following the Expiration Date. See “The Exchange Offer—Terms of the Exchange.”

Certain Conditions to the Exchange Offer	The exchange offer is subject to certain customary conditions, which we may amend or waive. The exchange offer is not conditioned upon any minimum principal amount of outstanding original notes being tendered. See “The Exchange Offer—Conditions to the Exchange Offer.”

Special Procedures for Beneficial Holders	If you beneficially own original notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender in the exchange offer, you should contact the registered holder promptly and instruct such person to tender on your behalf. If you wish to tender in the exchange offer on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your original notes, either arrange to have the original notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take a considerable amount of time. See “The Exchange Offer—Procedures for Tendering.”

Withdrawal Rights	You may withdraw your tender of original notes at any time before the exchange offer expires. See “The Exchange Offer—Withdrawal of Tenders.”

Taxation	An exchange of original notes for exchange notes pursuant to the exchange offer generally should not be a taxable event for U.S. federal income tax purposes. See “Material United States Federal Income Tax Considerations.” You should consult your own tax advisor as to the tax consequences of exchanging your original notes for exchange notes.

Use of Proceeds	We will not receive any proceeds from the exchange offer or the issuance of exchange notes.

Exchange Agent	Wilmington Trust, National Association, will be engaged as exchange agent in connection with the exchange offer.

Summary of the Exchange Notes

The following is a brief summary of the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. See the section of this prospectus titled “Description of the Exchange Notes” for more complete information about the exchange notes.

Issuer	Northern Oil and Gas, Inc.

Notes Offered	$350,000,000 principal amount of 8.50% Senior Secured Second Lien Notes due 2023. Other than the restrictions on transfer and provisions related to registration rights and additional interest, the exchange notes will have the same financial terms and covenants as the original notes.

Maturity Date	May 15, 2023.

Interest	The exchange notes will bear interest at the rate of 8.50% per year (calculated using a 360-day year). Interest on the exchange notes will accrue from the last interest payment date on which interest was paid on the original notes surrendered in exchange therefor or, if no interest has been paid on the original notes, from October 1, 2018. Interest will be payable, in arrears, on January 1, April 1, July 1 and October 1 of each year, beginning on January 1, 2019.

No interest will be paid on either the exchange notes or the original notes at the time of the exchange. The holders of original notes that are accepted for exchange will not receive accrued but unpaid interest on such original notes at the time of the exchange. Rather, that interest will be payable on the exchange notes delivered in exchange for the original notes on the first interest payment date after the Expiration Date of the exchange offer.

Ranking	The exchange notes will be our senior secured second lien obligations. Accordingly, they will rank:

•	equally in right of payment with all of our existing and future senior indebtedness

•	senior in right of payment to any future subordinated indebtedness;

•

effectively junior to any existing or future first-priority secured indebtedness, including indebtedness under our revolving credit facility, to the extent of the value of the collateral securing such indebtedness;

•	effectively senior to all of our existing and future unsecured debt to the extent of the value of the collateral securing the notes; and

•	structurally junior to all indebtedness and obligations of any of our future subsidiaries that do not guarantee the notes.

Guarantees	We currently do not have any subsidiaries and, as a result, the exchange notes will not be guaranteed initially. Any subsidiaries we form in the future may be required to unconditionally guarantee, jointly and severally, our payment obligation under the exchange notes on a senior second priority secured basis. Each guarantee, if any, will rank:

•	equal in right of payment with all of the existing and future senior indebtedness of our subsidiary guarantors;

•	senior in right of payment to any future subordinated indebtedness of our subsidiary guarantors;

•	effectively junior to subsidiary first lien debt; and

•	effectively senior to subsidiary unsecured debt.

Collateral	The exchange notes and the guarantees will be secured on a second-priority basis (subject in priority only to liens securing the existing notes and certain other permitted liens), by liens on substantially all of our and our subsidiary guarantors’ assets that secure the revolving credit facility.

The exchange notes and the guarantees will not be secured by the assets of non-guarantor subsidiaries. No appraisal of the value of the collateral has been made in connection with this offering, and the value of the collateral in the event of liquidation may be materially different from the book value. See “Description of the Exchange Notes—Security for the Notes.”

Intercreditor Agreement	Pursuant to an intercreditor agreement between the collateral agent and the administrative agent under the revolving credit facility, the liens securing the exchange notes have been expressly made junior in priority to all liens that secure the revolving credit facility and all future first-priority lien debt, including any indebtedness incurred to replace or refinance the revolving credit facility in accordance with the terms of the indenture governing the exchange notes. Pursuant to the intercreditor agreement, the second-priority liens securing the exchange notes may not be enforced at any time when any obligations with respect to first-priority lien debt are outstanding, subject to certain limited exceptions. In certain circumstances, a release of the first-priority lines upon any collateral approved by holders of first-priority lien debt will automatically trigger a release of the second-priority liens securing the exchange notes on the same collateral. The holders of first-priority lien debt will receive all proceeds from any realization on the collateral until all obligations secured by the first-priority liens are paid and discharged. See “Description of the Exchange Notes—The Intercreditor Agreement.”

Optional Redemption	We have the option to redeem all or a portion of the exchange notes on or after May 15, 2020 at the redemption prices set forth in this prospectus. We may, on any one or more occasions, redeem some or all of the exchange notes at any time prior to May 15, 2020 at a price equal to 104% of the aggregate principal amount of the exchange notes redeemed, plus a “make-whole” premium. See “Description of the Exchange Notes—Optional Redemption.”

Change of Control	If a change of control event occurs, each holder of exchange notes may require us to repurchase all or a portion of its notes for cash at a price equal to 101% of the aggregate principal amount of such notes, plus any accrued and unpaid interest to the date of repurchase.

Certain Covenants	The indenture governing the exchange notes contains covenants that, among other things, require us and our subsidiaries, if any, subject to the terms of the indenture, to:

•	conduct our operations and maintain our properties in accordance with industry practice;

•	comply with all applicable laws, regulations and orders;

•	comply with all environmental laws and provide notice to the trustee of government actions in connection with environmental laws;

•	cause all deposit, securities and commodities accounts to be subject to account control agreements;

•	enter into swap agreements with approved counterparties with minimum and maximum notional volumes of reasonably anticipated projected production; and

•	notify the trustee and collateral agent of newly created subsidiaries.

The indenture governing the exchange notes also contains covenants that, among other things, limit our ability and the ability of our subsidiaries, if any, to:

•	amend our revolving credit facility;

•	enter into certain leases;

•	sell or discount notes and accounts receivable;

•	engage in activities that could lead to ERISA violations;

•	sell equity interests of subsidiaries;

•	enter into agreements restricting granting of liens in favor of the collateral agent, or the ability of any subsidiary to make dividends;

•	enter into certain take-or-pay, gas imbalances and minimum volume contracts;

•	open deposit accounts in which the trustee or the collateral agent is not granted a lien and which is not subject to an account control agreement;

•	enter into sale and leaseback transactions;

•	amend our organizational documents or change our fiscal year;

•

incur permitted junior lien or unsecured debt or refinance our revolving credit facility with permitted junior lien or unsecured with certain interest rates without increasing the interest rate on the notes;

•	declare or pay any dividend or make any other distributions on, purchase or redeem our equity interests or purchase or redeem subordinated debt;

•	make certain investments;

•	incur or guarantee additional indebtedness or issue certain types of equity securities;

•	engage in marketing activities for hydrocarbons or enter into certain related contracts;

•	create certain liens;

•	sell or transfer assets and certain properties;

•	consolidate, merge or transfer all or substantially all of our assets;

•	engage in transactions with affiliates; and

•	incur debt secured on a junior basis to the revolving credit facility and senior to the notes.

These covenants are subject to important exceptions and qualifications that are described under “Description of the Exchange Notes.”

Events of Default	For a discussion of events that will permit acceleration of the payment of the principal of and accrued interest on the exchange notes, see “Description of the Exchange Notes—Events of Default and Remedies.”

Listing	We do not intend to apply for a listing of the exchange notes on any securities exchange or for the inclusion of the exchange notes on any automated dealer quotation system.

Use of Proceeds	We will not receive proceeds from the issuance of the exchange notes offered hereby. In consideration for issuing the exchange notes in exchange for original notes as described in this prospectus, we will receive original notes of like principal amount. The original notes surrendered in exchange for the exchange notes will be retired and cancelled.

Risk Factors	See “Risk Factors” for a discussion of certain factors that you should carefully consider before tendering your original notes in the exchange offer.

RISK FACTORS

You should consider carefully the following risks relating to the exchange offer and the exchange notes, together with the other information included or incorporated by reference in this prospectus, including the information described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference into this prospectus, before tendering your original notes in the exchange offer. The following is not intended as, and should not be construed as, an exhaustive list of relevant risk factors. There may be other risks that a holder of original notes should consider that are relevant to its own particular circumstances or generally.

Risks Related to the Exchange Offer

If you fail to exchange your original notes, they will continue to be restricted securities and might become less liquid.

Original notes that you do not tender or that we do not accept will, following the exchange offer, continue to be restricted securities, and you may not offer to sell them except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities law. We will issue exchange notes in exchange for the original notes pursuant to the exchange offer only following the satisfaction of the procedures and conditions set forth in “The Exchange Offer—Procedures for Tendering.” These procedures and conditions include timely receipt by the exchange agent of such original notes (or a confirmation of book-entry transfer) and of a properly completed and duly executed letter of transmittal (or an agent’s message from The Depository Trust Company, or “DTC”).

Because we anticipate that most holders of original notes will elect to exchange their original notes, we expect that the liquidity of the market for any original notes remaining after the completion of the exchange offer will be substantially limited. Any original notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the original notes outstanding. Following the exchange offer, if you do not tender original notes you generally will not have any further registration rights, and your original notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the original notes could be adversely affected.

You may not receive exchange notes in the exchange offer if the appropriate procedures are not followed.

We will issue exchange notes in exchange for your original notes only if you deliver to the exchange agent original notes (or a confirmation of book-entry transfer) and a properly completed and duly executed letter of transmittal (or an agent’s message from DTC) before the 5:00 p.m., New York City time, on the Expiration Date. You should allow sufficient time to ensure timely delivery of the necessary documents. Neither the exchange agent nor us are under any duty to give notification of defects or irregularities with respect to the tenders of original notes for exchange. If you beneficially own original notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender in the exchange offer, you should promptly contact the person in whose name your original notes are registered and instruct that person to tender your original notes on your behalf.

The consummation of the exchange offer may not occur.

We are not obligated to complete the exchange offer. The exchange offer is subject to the satisfaction of certain conditions, and subject to applicable law, we may extend, amend or terminate the exchange offer at any time before expiration and may, in our sole discretion, waive any of the conditions to the exchange offer. Even if the exchange offer is completed, it may not be completed on the schedule described in this prospectus. Accordingly, you may have to wait longer than expected to receive the exchange notes issuable pursuant to the exchange offer, during which time you will not be able to effect transfers of your original notes tendered in the exchange offer.

Broker-dealers participating in the exchange offer may be deemed to be “underwriters” within the meaning of the Securities Act.

Any broker-dealer who holds original notes that were acquired for its own account as a result of market-making activities or other trading activities may exchange such original notes pursuant to the exchange offer, but such broker-dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must therefore deliver a prospectus in connection with any resales of the exchange notes it receives in this exchange offer. Our obligations to make this prospectus available to any broker-dealer for use in connection with any such resale are limited. Further, any profit on any such resale of exchange notes and any commission or concessions received by any person deemed to be an underwriter may be deemed to be underwriting compensation under the Securities Act.

Risks Related to the Exchange Notes

Our leverage and debt service obligations may adversely affect our financial condition, results of operations, business prospects and our ability to make payments on the exchange notes.

We have substantial indebtedness, including $695.1 million in principal amount of notes outstanding, and the ability to incur substantial additional indebtedness under our revolving credit facility. Our level of indebtedness could affect our operations in several ways, including the following:

•

require us to dedicate a substantial portion of our cash flow from operations to service our existing debt, thereby reducing the cash available to finance our operations and other business activities and could limit our flexibility in planning for or reacting to changes in our business and the industry in which we operate;

•	increase our vulnerability to economic downturns and adverse developments in our business;

•

limit our ability to access the capital markets to raise capital on favorable terms or to obtain additional financing for working capital, capital expenditures or acquisitions or to refinance existing indebtedness;

•	place restrictions on our ability to obtain additional financing, make investments, lease equipment, sell assets and engage in business combinations;

•	place us at a competitive disadvantage relative to competitors with lower levels of indebtedness in relation to their overall size or less restrictive terms governing their indebtedness;

•	limit our ability to deduct our net interest expense; and

•	make it more difficult for us to satisfy our obligations under the exchange notes or other debt and increase the risk that we may default on our debt obligations.

Our ability to meet our expenses and debt obligations will depend on our future performance, which will be affected by financial, business, economic, regulatory and other factors. We will not be able to control many of these factors, such as economic conditions and governmental regulation. We depend on our revolving credit facility for future capital needs, because we use operating cash flows for investing activities and borrow as needed. We cannot be certain that our cash flow will be sufficient to allow us to pay the principal and interest on our debt, including the exchange notes, and meet our other obligations. If we do not have enough money, we may be required to refinance all or part of our existing debt, including the exchange notes, sell assets, borrow more money or raise equity. We may not be able to refinance our debt, sell assets, borrow more money or raise equity on terms acceptable to us, if at all. Our ability to comply with the financial and other restrictive covenants in our indebtedness will be affected by the levels of cash flow from our operations and future events and circumstances beyond our control. Failure to comply with these covenants would result in an event of default under our indebtedness, and such an event of default could materially and adversely affect our business, financial condition and results of operations.

The revolving credit facility is subject to a borrowing base with maximum loan value to be assigned to the proved reserves attributable to our and our subsidiaries’ (if any) oil and gas properties. The borrowing base is subject to certain adjustments. The borrowing base will be redetermined semiannually on or around April 1st and October 1st, with one interim “wildcard” redetermination available between Scheduled Redeterminations (as defined in the revolving credit facility). The April 1st Scheduled Redetermination shall be based on a January 1st engineering report audited by a third party (reasonably acceptable by the Agent). The October 1st Scheduled Redetermination shall be based on a July 1st engineering report prepared internally by us. The first Scheduled Redetermination shall be April 1, 2019.

The exchange notes and the guarantees will be structurally subordinated to all liabilities of any of our future non-guarantor subsidiaries, which may limit our ability to satisfy our obligations under the exchange notes.

Any of our future non-guarantor subsidiaries will have no obligation, contingent or otherwise, to pay amounts due under the exchange notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. The exchange notes and guarantees will be structurally subordinated to all indebtedness and other obligations of any non-guarantor subsidiaries such that in the event of a bankruptcy, liquidation or reorganization of any non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of such non-guarantor subsidiaries before any assets are made available for distribution to us. Although the indenture contains limitations on the incurrence of additional indebtedness by the obligors and their subsidiaries, such limitations are subject to a number of significant exceptions. Moreover, the indenture does not impose any limitation on the incurrence by the subsidiaries of the obligors of liabilities that do not constitute indebtedness under the indenture.

The rights of holders of the exchange notes to the collateral, in which those holders have a second-priority lien, are materially limited by the intercreditor agreement.

The rights of the holders of the exchange notes with respect to the collateral, which secures the exchange notes on a second-priority basis, are limited pursuant to the terms of the intercreditor agreement.

Under the intercreditor agreement, any actions that may be taken in the exercise of rights and remedies in respect of the collateral (including the ability to commence enforcement proceedings against the collateral, to control the conduct of such proceedings and, in connection therewith, to approve releases of the collateral from the lien of the exchange notes) will be taken by the collateral agent under the revolving credit facility at the direction of the lenders under our revolving credit facility. Under those circumstances, the collateral agent on behalf of the holders of the exchange notes, with limited exceptions, do not have the ability to control or direct those actions, even if the rights of the holders of the exchange notes are adversely affected or the collateral agent does not act. In connection with the exercise of the rights and remedies against the collateral, any release by the lenders under our revolving credit facility of the collateral (other than a termination of our revolving credit facility) also releases the second-priority lien securing the exchange notes on the same collateral (subject to the interest of the holders of the exchange notes in the proceeds of that collateral), and holders of the exchange notes have no control over that release. In addition, under the intercreditor agreement, the rights of the holders of the exchange notes to take actions with respect to the collateral that secures the exchange notes on a first-priority basis, such as selling it, may be required to be exercised in such a way as does not interfere with or impair the ability of the holders of the first-priority lien on the collateral to realize upon the collateral.

Your right to receive payments on the exchange notes rank equally in right of payment with the rights of our and our subsidiary guarantors’ existing and future creditors of senior obligations.

The exchange notes rank equally in right of payment with all of our existing and future senior indebtedness, including our revolving credit facility. The exchange notes are secured on a second-priority basis in the collateral. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of the exchange notes will, subject to the priorities set forth in the intercreditor agreement, participate on a junior basis with lenders under our revolving credit facility in respect of the collateral. In any of the foregoing events, we cannot assure you that there will be sufficient assets to satisfy any or all amounts due on the exchange notes.

In addition, if we default under our revolving credit facility, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the collateral. Pursuant to the intercreditor agreement, the holders of the exchange notes and the collateral agent have agreed not to contest, protest or object to any foreclosure proceedings or action brought by the lenders or the collateral agent under the revolving credit facility or the exercise of rights and remedies relating to any collateral, and the collateral agent under our revolving credit facility will be entitled to control substantially all matters related to such collateral. See “—Holders of the exchange notes do not control certain decisions regarding collateral” and “Description of the Exchange Notes—The Intercreditor Agreement.” It is possible that there would not be sufficient assets remaining from which your claims against us and our subsidiary guarantors, if any, could be fully satisfied, if at all. We are permitted to borrow substantial additional indebtedness, including secured debt, under the terms of the indenture governing the exchange notes and our revolving credit facility. See “Description of Other Indebtedness” and “Description of the Exchange Notes—Certain Covenants.”

Holders of the exchange notes do not control certain decisions regarding collateral.

The intercreditor agreement provides, among other things, that the collateral agent under our revolving credit facility controls substantially all matters related to the collateral that secures our obligations under the revolving credit facility on a first lien basis and secures our obligations under the exchange notes on a junior basis, and the collateral agent under the revolving credit facility has the right to initiate foreclosures on or take other actions with respect to such collateral with which holders of the exchange notes may disagree or that may be contrary to the interests of holders of the exchange notes. In addition, the intercreditor agreement provides that, to the extent that any collateral securing our obligations under our revolving credit facility is released to satisfy such creditor’s claims in connection with such a foreclosure, the liens on such collateral securing the exchange notes will also automatically be released without any further action by the trustee, collateral agent or the holders of the exchange notes, and the holders of the exchange notes will agree to waive certain of their rights relating to such collateral in connection with a bankruptcy or insolvency proceeding involving us or any subsidiary guarantor. The intercreditor agreement provides that the holders of the exchange notes generally may not take any actions to direct foreclosures or take other remedial actions in respect of the collateral.

In addition, subject to certain conditions, the security documents generally allow us and our subsidiaries to remain in possession of, retain exclusive control over, freely operate, and collect, invest and dispose of any income from, the collateral. This may impact the type and quality of the security interest granted in respect of the collateral. In addition, to the extent we sell any assets that constitute collateral, the proceeds from such sale will be subject to a lien securing the exchange notes only to the extent such proceeds would otherwise constitute “collateral” securing the exchange notes under the security documents. To the extent the proceeds from any sale of collateral do not constitute “collateral” under the security documents, the pool of assets securing the exchange notes would be reduced.

The collateral securing our obligations under the exchange notes and the guarantees is shared with other creditors. If there is a default, the value of the collateral may not be sufficient to repay the creditors in the priorities set forth in the intercreditor agreement, including the holders of the exchange notes.

Our obligations under the exchange notes and the guarantees are secured by a second-priority lien on all of the collateral (subject to permitted liens). Accordingly, any proceeds received upon a realization of the collateral securing the exchange notes will be applied to the costs and expenses incurred in connection with such realization and, ratably, to obligations (including expenses and other amounts) under the exchange notes. See “Description of the Exchange Notes—The Intercreditor Agreement.” No appraisal of the value of the collateral has been made in connection with this offering, and there is no assurance that the value of the collateral is equal to our obligations with respect to the exchange notes and our other secured indebtedness. The value of the collateral and the amount to be received upon a sale of such collateral will depend upon many factors including, among others, the ability to sell the collateral in an orderly sale, the condition of the economies in which our operations are located, the availability of buyers and other factors. The book value of the collateral should not be relied upon as a measure of realizable value for such assets. Portions of the collateral may be illiquid and may have no readily ascertainable market value or market. For example, the bankruptcy, insolvency, administrative and other laws of the jurisdictions may be materially different from, or conflict with, each other, including in the areas of rights of creditors, priority of government and other creditors, ability to obtain post-petition interest and duration of the proceedings. In addition, the security interests in the collateral may be subject to practical problems generally associated with the realization of the value of such collateral. The collateral agent or such other collateral agent with the authority under the intercreditor agreement to exercise rights and remedies in respect of the collateral (the “Applicable Collateral Agent”) may need to obtain the consent or approval of a third party or governmental authority to enforce a security interest in a contract or permit or to transfer or sell certain assets. We cannot assure you that the Applicable Collateral Agent will be able to obtain any such consent or approval. Thus, we cannot assure you that the collateral will be saleable or, even if saleable, that there will not be substantial delays in liquidation. Accordingly, in the event of a foreclosure, liquidation, bankruptcy or similar proceeding, the collateral may not be sold in a timely or orderly manner and the proceeds from any sale or liquidation of the collateral may not be sufficient to satisfy our and the guarantors’ obligations under the exchange notes, the guarantees and any other debt that is secured by the collateral. See “Description of the Exchange Notes—The Intercreditor Agreement.”

Furthermore, your rights to the collateral would be diluted by any increase in the indebtedness secured on a senior or parity lien priority basis by the same collateral. Certain other creditors may have liens (including statutory liens), whether or not permitted by the indenture governing the exchange notes, which rank prior to the liens of the holders of the exchange notes in the collateral. Any additional obligations secured by a lien on the collateral securing the exchange notes, whether effectively or actually senior to or equal with the lien in favor of the exchange notes, will adversely affect the relative position of the holders of such notes with respect to the collateral securing such notes. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding against us, the proceeds of the enforcement against the collateral will be used first to pay the secured parties under any indebtedness secured on a senior lien priority basis over the collateral in full before making any payments on the exchange notes and any other indebtedness with an equal lien on the collateral. Any notes remaining outstanding will be general unsecured claims that are equal in right of payment with our senior unsecured indebtedness. Any junior liens on the collateral may also impair the value recoverable therefrom.

There are circumstances other than the repayment in full, discharge or defeasance of notes under which the collateral securing the exchange notes will be automatically released without consent of the trustee, the collateral agent or the holders of the exchange notes.

Under various circumstances, collateral securing the exchange notes will be released automatically, including:

•	upon a disposition of such collateral in a transaction not prohibited under the indenture;

•	with respect to the property or assets owned by any subsidiary guarantor, upon the release of such subsidiary guarantor from its guarantee; or

•

with respect to any particular item of collateral, upon release of the liens on such item of collateral securing our revolving credit facility and the substantially concurrent release of the liens on such item securing any other obligations pursuant to the intercreditor agreement.

See “Description of the Exchange Notes—The Intercreditor Agreement.” Any of these events will reduce the aggregate value of the collateral securing the exchange notes.

The value of the collateral securing the exchange notes may not be sufficient to secure post-petition interest. Should our obligations under the exchange notes equal or exceed the fair market value of the collateral securing the exchange notes after taking into account senior and other pari passu liens on such collateral, the holders of the exchange notes may be deemed to have an unsecured claim.

In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding against us or our subsidiary guarantors, if any, located in the United States, holders of the exchange notes will be entitled to post-petition interest under the U.S. Bankruptcy Code only if the value of their security interest in the collateral is greater than their pre-bankruptcy claim. Holders of the exchange notes may be deemed to have an unsecured claim if our obligation under the exchange notes, together with all other obligations secured on a senior or pari passu basis with the exchange notes, equals or exceeds the fair market value of the collateral securing the exchange notes. Holders of the exchange notes that have a security interest in the collateral with a value, together with all other obligations secured on a senior or pari passu basis with the exchange notes, equal to or less than their pre-bankruptcy claim will not be entitled to post-petition interest under the U.S. Bankruptcy Code. The bankruptcy trustee, the debtor-in-possession or competing creditors could possibly assert that the fair market value of the collateral with respect to the exchange notes on the date of the bankruptcy filing, after taking into account first-priority claims on such collateral, was less than the then-current principal amount of the exchange notes. Upon a finding by a bankruptcy court that the exchange notes are under-collateralized, the claims in the bankruptcy proceeding with respect to the exchange notes would be bifurcated between a secured claim and an unsecured claim, and the unsecured claim would not be entitled to the benefits of security in the collateral. Other consequences of a finding of under-collateralization would be, among other things, a lack of entitlement on the part of holders of the exchange notes to receive post-petition interest and a lack of entitlement on the part of the unsecured portion of the exchange notes to receive other “adequate protection” under U.S. federal bankruptcy laws. In addition, if any payments of post-petition interest were made at the time of such a finding of under-collateralization, such payments could be re-characterized by the bankruptcy court as a reduction of the principal amount of the secured claim with respect to notes. We cannot assure you that there will be sufficient collateral to satisfy our and our guarantors’ obligations under the exchange notes. In addition, in certain other jurisdictions, such as Canada, holders of the exchange notes may not be entitled to post-petition interest during bankruptcy or insolvency proceedings.

Your rights in the collateral may be adversely affected by the failure to perfect security interests in the collateral.

Applicable law provides that a security interest in certain tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party or the grantor of the security, as applicable. The liens in the collateral securing the exchange notes may not be perfected with respect to the claims of holders of the exchange notes if we are not able to take the actions necessary to perfect the liens on or about the date of the indenture. In addition, applicable law provides that certain property and rights acquired after the grant of a general security interest, such as real property and certain proceeds, can only be perfected at or after the time such property and rights are acquired and identified and may then be subject to claw back in the event of bankruptcy of the relevant collateral provider. Further, we have limited or qualified obligations to perfect the security interest of the holders of the exchange notes in specified collateral. We cannot assure you that the collateral agent will monitor, or that we will inform the trustee of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in after-acquired collateral. The collateral agent has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest. Such failure may result in the loss of the security interest in the collateral or the priority of the security interest in favor of holders of the exchange notes against third parties.

In certain jurisdictions security interests created over particular assets can only be perfected by possession of the asset by the secured party. The terms of the security documents may not require possession to be granted to the secured party until enforcement, meaning that the security interest will remain unperfected until possession is granted.

We may not be able to repurchase the exchange notes upon a change of control.

Upon the occurrence of certain change of control events, we would be required to offer to repurchase all or any part of the notes then outstanding for cash at 101% of the principal amount plus accrued and unpaid interest. The source of funds for any repurchase required as a result of any change of control will be our available cash or cash generated from our operations or other sources, including sales of assets or equity.

We cannot assure you that sufficient funds would be available at the time of any change of control to repurchase your notes. In addition, restrictions under our revolving credit facility may prohibit such repurchases and additional credit facilities we enter into in the future also may prohibit such repurchases. We cannot assure you that we can obtain waivers from the lenders. Additionally, using available cash to fund the potential consequences of a change of control may impair our ability to obtain additional financing in the future, which could negatively impact our ability to conduct our business operations.

A guarantee, if any, could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state law, which would prevent the holders of the exchange notes from relying on such subsidiary to satisfy claims.

Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee may be voided, or claims under the guarantee may be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee or, in some states, when payments become due under the guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and:

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

A guarantee may also be voided, without regard to the above factors, if a court finds that the guarantor entered into the guarantee with the actual intent to hinder, delay or defraud its creditors. If a court were to void a guarantee, to the extent a guarantee arises in the future, you would no longer have a claim against the subsidiary guarantor. Sufficient funds to repay the exchange notes may not be available from other sources, including the remaining subsidiary guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from a subsidiary guarantor, if any.

The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law. Generally, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all its assets;

•

the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

Each guarantee, if any, will contain a provision intended to limit the subsidiary guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its subsidiary guarantee to be a fraudulent transfer. This provision may not be effective to protect such guarantees from being voided under fraudulent transfer law or may eliminate such guarantor’s obligations or reduce such subsidiary guarantor’s obligations to an amount that effectively makes the guarantee worthless.

Any future pledge of collateral in favor of the holders of exchange notes might be voidable in bankruptcy.

Any future pledge of collateral in favor of the holders of exchange notes, including pursuant to the security documents delivered after the date of the indenture, might be voidable by the pledgor (as debtor in possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including under the U.S. Bankruptcy Code if the pledgor is insolvent at the time of the pledge and a bankruptcy proceeding in respect of the pledgor is commenced with 90 days following the pledge, or, in certain circumstances, a longer period.

The collateral is subject to casualty risks.

The indenture requires us to maintain adequate insurance or otherwise insure against risks to the extent customary with companies in the same or similar business operating in the same or similar locations. There are, however, certain losses, including losses resulting from terrorist acts, that may be either uninsurable or not economically insurable, in whole or in part. As a result, we cannot assure you that the insurance proceeds will compensate us fully for our losses. If there is a total or partial loss of any of the collateral securing the exchange notes, we cannot assure you that any insurance proceeds received by us will be sufficient to satisfy all of our obligations, including the secured obligations owed to the holders of the exchange notes and our other parity secured indebtedness.

USE OF PROCEEDS

This exchange offer is intended to satisfy our obligations under the registration rights agreement entered into in connection with the issuance of the original notes. We will not receive proceeds from the issuance of the exchange notes offered hereby. In consideration for issuing the exchange notes in exchange for the original notes as described in this prospectus, we will receive original notes of like principal amount. The original notes surrendered in exchange for the exchange notes will be retired and canceled.

RATIO OF EARNINGS TO FIXED CHARGES

The table below sets forth our ratio of earnings to fixed charges for each of the periods indicated. For purposes of calculating the ratios of earnings to fixed charges, “earnings” consist of net income before income taxes, plus fixed charges, less capitalized interest. “Fixed charges” consist of (i) interest expensed and capitalized, (ii) amortized premiums, discounts and capitalized expenses related to indebtedness and (iii) an estimate of the interest within rental expense. The ratios were calculated by dividing the sum of “earnings” by the sum of “fixed charges.”

	Year Ended December 31,										Six Months Ended June 30, 2018
	2013		2014		2015		2016		2017
Earnings (Deficit) Before Income Taxes	$84,834,650		$263,112,945		$(1,177,778,745)		$(294,895,887)		$(10,763,788)		$(93,581,601)
Add:
Fixed Charges	38,688,300		46,517,384		59,869,939		64,854,615		70,450,324		45,591,817
Subtract:
Capitalized Interest	5,976,981		4,409,544		1,506,172		356,196		147,775		73,235

Total Earnings (Deficit) Before Fixed Charges	117,545,969		305,220,785		(1,119,414,978)		(230,397,468)		59,538,761		(48,063,019)
Fixed Charges
Interest Expense	32,709,056		42,105,676		58,360,387		64,485,623		70,286,341		45,510,134
Capitalized Interest	5,976,981		4,409,544		1,506,172		356,196		147,775		73,235
Estimated Interest Component of Rent	2,263		2,164		3,380		12,796		16,208		8,448

Total Fixed Charges	38,688,300		46,517,384		59,869,939		64,854,615		70,450,324		45,591,817
Ratio of Earnings (Deficit) to Fixed Charges(1)	3.0	x	6.6	x	(18.7	)x(2)	(3.6	)x(2)	0.9	x(2)	(1.1	)x(3)

(1)

The Company had no preferred stock outstanding for any period presented, and accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

(2)

Earnings were insufficient to cover fix charges by approximately $10.9 million for the year ended December 31, 2017. Earnings were insufficient to cover fixed charges by approximately $295.3 million and $1,179.3 million for the years ended December 31, 2016 and 2015, respectively, due primarily to a non-cash impairment charge.

(3)	Earnings were insufficient to cover fix charges by approximately $93.7 million for the six months ended June 30, 2018 due primarily to a non-cash loss on the extinguishment of debt.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

In connection with the issuance of the original notes, we entered into a registration rights agreement with the initial purchasers, under which we agreed to file an exchange offer registration statement under the Securities Act and to use commercially reasonable efforts to complete the exchange within 180 days after the issuance of the original notes.

We are making the exchange offer in reliance on the position of the SEC as set forth in certain no-action letters. However, we have not sought our own no-action letter. Based upon these interpretations by the SEC, we believe that a holder of original notes who exchanges original notes for exchange notes in the exchange offer generally may offer such exchange notes for resale, sell the exchange notes and otherwise transfer the exchange notes without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. This does not apply, however, to a holder who is our “affiliate” within the meaning of Rule 405 of the Securities Act. We also believe that a holder may offer, sell or transfer the exchange notes only if the holder acknowledges that the holder is acquiring the exchange notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the exchange notes.

Any holder of the original notes using the exchange offer to participate in a distribution of exchange notes cannot rely on the no-action letters referred to above. Any broker-dealer who holds original notes acquired for its own account as a result of market-making activities or other trading activities and who receives exchange notes in exchange for such original notes pursuant to the exchange offer may be a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes. See “Plan of Distribution.”

Except as described above, this prospectus may not be used for an offer to resell or transfer the exchange notes.

The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of original notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of such jurisdiction.

Terms of the Exchange

Upon the terms and subject to the conditions of the exchange offer, we will accept any and all original notes validly tendered at or prior to 5:00 p.m., New York time, on the Expiration Date for the exchange offer. Promptly after the Expiration Date, we will issue an aggregate principal amount of up to $350,000,000 of exchange notes for a like principal amount of outstanding original notes tendered and accepted in connection with the exchange offer. The exchange notes issued in connection with the exchange offer will be delivered promptly after the Expiration Date. Holders may tender some or all of their original notes in connection with the exchange offer, but only in principal amounts of $1.00 or in integral multiples of $1.00 in excess of $1.00.

The terms of the exchange notes will be identical in all material respects to the terms of the original notes, except that the exchange notes will have been registered under the Securities Act and will be issued free from any covenant regarding registration, including the payment of additional interest upon a failure to complete the exchange offer within the designated period. The exchange notes will evidence the same debt as the original notes and will be issued under the same indenture and be entitled to the same benefits under that indenture as the original notes being exchanged. As of the date of this prospectus, $350,000,000 in aggregate principal amount of the original notes are outstanding.

In connection with the issuance of the original notes, we arranged for the original notes issued to qualified institutional buyers and those issued in reliance on Regulation S under the Securities Act to be issued and transferable in book-entry form through the facilities of DTC, acting as depositary. Except as described under “Description of the Exchange Notes—Exchange of Global Notes for Certificated Notes,” exchange notes will be issued in the form of one or more global notes registered in the name of DTC or its nominee and each beneficial owner’s interest therein will be transferable in book-entry form through DTC. See “Description of the Exchange Notes—Book-Entry, Delivery and Form.”

Holders of original notes do not have any appraisal or dissenters’ rights in connection with the exchange offer. Original notes that are not tendered for exchange or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the indenture, but certain registration and other rights under the registration rights agreement will terminate and holders of the original notes will generally not be entitled to any registration rights under the registration rights agreement. See “—Consequences of Failures to Properly Tender Original Notes in the Exchange Offer.”

We shall be considered to have accepted validly tendered original notes if and when we have given written notice to the exchange agent.

The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us.

If any tendered original notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events described in this prospectus or otherwise, we will return the original notes, without expense, to the tendering holder promptly after the Expiration Date for the exchange offer.

Holders who tender original notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes on exchange of original notes in connection with the exchange offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. See “—Fees and Expenses.”

Expiration Date; Extensions; Amendments

The Expiration Date for the exchange offer is 5:00 p.m., New York City time, on December 3, 2018, unless extended by us in our sole discretion, in which case the term “Expiration Date” shall mean the latest date and time to which the exchange offer is extended.

We reserve the right, in our sole discretion:

•

to delay accepting any original notes, to extend the exchange offer or to terminate the exchange offer if, in our reasonable judgment, any of the conditions described below shall not have been satisfied, by giving written notice of the delay, extension or termination to the exchange agent; or

•	to amend the terms of the exchange offer in any manner.

If we amend the exchange offer in a manner that we consider material, we will disclose such amendment by means of a prospectus supplement, and we will extend the exchange offer for a period of five to ten business days, depending on the significance of the amendment, if the exchange offer would otherwise have expired during such five- to ten-business-day period.

If we determine to extend, amend or terminate the exchange offer, we will publicly announce this determination by making a timely release through an appropriate news agency.

If we delay accepting any original notes or terminate the exchange offer, we promptly will return any original notes deposited pursuant to the exchange offer as required by Rule 14e-1(c) under the Exchange Act.

Conditions to the Exchange Offer

Notwithstanding any other provisions of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to exchange any exchange notes for, any original notes and we may terminate the exchange offer or, at our option, modify, extend or otherwise amend the exchange offer, if any of the following conditions exist on or prior to the Expiration Date:

•

an action or event shall have occurred, been threatened, or may occur or an action shall have been taken, and a statute, rule, regulation, judgment, order, stay, decree or injunction shall have been issued, promulgated, enacted, entered, enforced or deemed to be applicable to the exchange offer or the exchange of original notes for exchange notes under the exchange offer by or before any court or governmental regulatory or administrative agency, authority, instrumentality or tribunal, including, without limitation, taxing authorities, that either:

(a)

challenges the making of the exchange offer or the exchange of original notes for exchange notes under the exchange offer or might, directly or indirectly, be expected to prohibit, prevent, restrict or delay consummation of, or might otherwise adversely affect in any manner, the exchange offer or the exchange of original notes for exchange notes under the exchange offer; or

(b)

in our reasonable judgment, could materially adversely affect our business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects or impair the contemplated benefits to us of the exchange offer or the exchange of original notes for exchange notes under the exchange offer;

•

there shall have occurred (a) any general suspension of or limitation on trading in securities in the United States securities or financial markets, whether or not mandatory, (b) any material adverse change in the prices of the original notes that are the subject of the exchange offer, (c) a material impairment in the general trading market for debt securities, (d) a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States, whether or not mandatory, (e) a material escalation or commencement of a war, armed hostilities, a terrorist act or other national or international calamity directly or indirectly relating to the United States, if the effect of any such event, in the company’s reasonable judgment makes it impracticable or inadvisable to proceed with the exchange offer, (f) any limitation, whether or not mandatory, by any governmental authority on, or other event in the company’s reasonable judgment, having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States, (g) any material adverse change in the securities or financial markets in the United States generally or (h) in the case of any of the foregoing existing at the time of the commencement of the exchange offer, a material acceleration or worsening thereof; and

•

the trustee with respect to the indenture for the original notes that are the subject of the exchange offer and the exchange notes to be issued in the exchange offer shall have been directed by any holders of original notes to object in any respect to, or take any action that could, in our reasonable judgment, adversely affect the consummation of the exchange offer or the exchange of original notes for exchange notes under the exchange offer, or the trustee shall have taken any action that challenges the validity or effectiveness of the procedures used by us in making the exchange offer or the exchange of original notes for exchange notes under the exchange offer.

The foregoing conditions are for our sole benefit and may be waived by us, in whole or in part, in our absolute discretion. Any determination made by us concerning an event, development or circumstance described or referred to above will be conclusive and binding.

If any of the foregoing conditions are not satisfied, we may, at any time on or prior to the Expiration Date:

•	terminate the exchange offer and promptly return all tendered original notes to the respective tendering holders;

•	modify, extend or otherwise amend the exchange offer and retain all tendered original notes until the Expiration Date, as extended, subject, however, to the withdrawal rights of holders; or

•	waive the unsatisfied conditions with respect to the exchange offer and accept all original notes tendered and not previously validly withdrawn.

In addition, subject to applicable law, we may in our absolute discretion terminate the exchange offer for any other reason or for no reason.

Effect of Tender

Any tender by a holder, and our subsequent acceptance of that tender, of original notes will constitute a binding agreement between that holder and us upon the terms and subject to the conditions of the exchange offer described in this prospectus and in the letter of transmittal. The participation in the exchange offer by a tendering holder of original notes will constitute the agreement by that holder to deliver good and marketable title to the tendered original notes, free and clear of any and all hens, restrictions, charges, pledges, security interests, encumbrances or rights of any kind of third parties.

Procedures for Tendering

If you wish to participate in the exchange offer and your original notes are held by a custodial entity such as a bank, broker, dealer, trust company or other nominee, you must instruct that custodial entity to tender your original notes on your behalf pursuant to the procedures of that custodial entity. Please ensure you contact your custodial entity as soon as possible to give them sufficient time to meet your requested deadline.

To participate in the exchange offer, you must either:

•

complete, sign and date a letter of transmittal, or a facsimile thereof, in accordance with the instructions in the letter of transmittal, including guaranteeing the signatures to the letter of transmittal, if required, and mail or otherwise deliver the letter of transmittal or a facsimile thereof to the exchange agent at the address listed in the letter of transmittal and deliver the original notes specified in the letter of transmittal to the exchange agent (either by mailing or otherwise delivering certificates representing such notes along with the letter of transmittal or by effecting a book-entry transfer into the exchange agent’s account at DTC) for receipt on or prior to the Expiration Date; or

•	comply with the Automated Tender Offer Program (“ATOP”) procedures for book-entry transfer described below on or prior to the Expiration Date.

The exchange offer will be made eligible for ATOP with respect to book-entry notes held through DTC. The letter of transmittal, or a facsimile thereof, with any required signature guarantees, or, in the case of book-entry transfer, an agent’s message in lieu of the letter of transmittal, and any other required documents, must be transmitted to and received by the exchange agent on or prior to the Expiration Date at its address set forth below under the caption “Exchange Agent.” Original notes will not be deemed to have been tendered until the letter of transmittal and signature guarantees, if any, or agent’s message, is received by the exchange agent. We have not provided guaranteed delivery procedures in conjunction with the exchange offer or under this prospectus.

The tender by a holder of original notes will constitute an agreement between us and the holder in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

The method of delivery of original notes, the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Instead of delivery by mail, we recommend that holders use an overnight or hand-delivery service, properly insured. In all cases, sufficient time should be allowed to assure delivery to and receipt by the exchange agent on or prior to the Expiration Date. Do not send the letter of transmittal or any original notes to anyone other than the exchange agent.

If you are tendering your original notes in exchange for exchange notes and anticipate delivering your letter of transmittal and other documents other than through DTC, we urge you to contact promptly a bank, broker or other intermediary that has the capability to hold notes custodially through DTC to arrange for receipt of any original notes to be delivered pursuant to the exchange offer and to obtain the information necessary to provide the required DTC participant with account information in the letter of transmittal.

If you are a beneficial owner that holds original notes through Euroclear (as defined herein) or Clearstream (as defined herein) and wish to tender your original notes, you must instruct Euroclear or Clearstream, as the case may be, to block the account in respect of the tendered original notes in accordance with the procedures established by Euroclear or Clearstream. You are encouraged to contact Euroclear and Clearstream directly to ascertain their procedure for tendering original notes.

Book-Entry Delivery Procedures for Tendering Original Notes Held with DTC

If you wish to tender original notes held on your behalf by a participant with DTC, you must:

•	inform the participant of your interest in tendering your original notes pursuant to the exchange offer; and

•	instruct the participant to tender all original notes you wish to be tendered in the exchange offer into the exchange agent’s account at DTC on or prior to the Expiration Date.

Any financial institution that is a participant in DTC, including Euroclear and Clearstream, must tender original notes by effecting a book- entry transfer of original notes to be tendered in the exchange offer into the account of the exchange agent at DTC by electronically transmitting its acceptance of the exchange offer through the ATOP procedures for transfer. DTC will then verify the acceptance, execute a book-entry delivery to the exchange agent’s account at DTC and send an agent’s message to the exchange agent. An “agent’s message” is a message, transmitted by DTC to, and received by, the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from an organization that participates in DTC (a “participant”) tendering original notes that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce the agreement against the participant. A letter of transmittal need not accompany tenders effected through ATOP.

Proper Execution and Delivery of the Letter of Transmittal

Signatures on a letter of transmittal or notice of withdrawal described under “—Withdrawal of Tenders,” as the case may be, must be guaranteed by an eligible guarantor institution unless the original notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal or (ii) for the account of an eligible guarantor institution. An “eligible guarantor institution” is one of the following firms or other entities identified in Rule 17Ad-15 under the Exchange Act (as the terms are used in Rule 17Ad-15):

•	a bank;

•	a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker;

•	a credit union;

•	a national securities exchange, registered securities association or clearing agency; or

•	a savings association.

If signatures on a letter of transmittal or notice of withdrawal are required to be guaranteed, that guarantee must be made by an eligible guarantor institution.

If the letter of transmittal is signed by the holders of original notes tendered thereby, the signatures must correspond with the names as written on the face of the original notes or on the DTC security position listing without any change whatsoever. If any of the original notes tendered thereby are held by two or more holders, each holder must sign the letter of transmittal. If any of the original notes tendered thereby are registered in different names on different original notes, it will be necessary to complete, sign and submit as many separate letters of transmittal, and any accompanying documents, as there are different registrations of certificates.

If original notes that are not tendered for exchange pursuant to the exchange offer are to be returned to a person other than the tendering holder, certificates for those original notes must be endorsed or accompanied by an appropriate instrument of transfer, signed exactly as the name of the registered owner appears on the certificates, with the signatures on the certificates or instruments of transfer guaranteed by an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the holder of any original notes listed in the letter of transmittal, those original notes must be properly endorsed or accompanied by a properly completed bond power, signed by the holder exactly as the holder’s name appears on those original notes. If the letter of transmittal or any original notes, bond powers or other instruments of transfer are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing, and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

No alternative, conditional, irregular or contingent tenders will be accepted. By executing the letter of transmittal, or facsimile thereof, the tendering holders of original notes waive any right to receive any notice of the acceptance for exchange of their original notes. Tendering holders should indicate in the applicable box in the letter of transmittal the name and address to which payments and/or substitute certificates evidencing original notes for amounts not tendered or not exchanged are to be issued or sent, if different from the name and address of the person signing the letter of transmittal. If those instructions are not given, original notes not tendered or exchanged will be returned to the tendering holder.

All questions as to the validity, form, eligibility, including time of receipt, and acceptance and withdrawal of tendered original notes will be determined by us in our absolute discretion, which determination will be final and binding. We reserve the absolute right to reject any and all tendered original notes determined by us not to be in proper form or not to be tendered properly or any tendered original notes our acceptance of which may, in the opinion of our counsel, be unlawful. We also reserve the right to waive, in our absolute discretion, any defects, irregularities or conditions of tender as to particular original notes, whether or not waived in the case of other original notes. Our interpretation of the terms and conditions of the exchange offer, including the terms and instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within the time we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of original notes, neither we, the exchange agent nor any other person will be under any duty to give that notification or shall incur any liability for failure to give that notification. Tenders of original notes will not be deemed to have been made until any defects or irregularities therein have been cured or waived.

Any holder whose original notes have been mutilated, lost, stolen or destroyed will be responsible for obtaining replacement securities or for arranging for indemnification with the trustee of the original notes. Holders may contact the exchange agent for assistance with these matters.

In addition, we reserve the right, as set forth above under “—Conditions to the Exchange Offer,” to terminate the exchange offer. By tendering, each holder represents and acknowledges to us, among other things, that:

•

it has full power and authority to tender, sell, assign and transfer the original notes it is tendering and that we will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by us;

•	the exchange notes acquired in connection with the exchange offer are being obtained in the ordinary course of business of the person receiving the exchange notes;

•	at the time of commencement of the exchange offer it had no arrangement or understanding with any person to participate in a distribution of such exchange notes;

•

it is not an “affiliate” (as defined in Rule 405 under the Securities Act) of the company, or if it is an affiliate, such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	if the holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the exchange notes; and

•

if the holder is a broker-dealer, that it is not engaged in, and does not intend to engage in, a distribution of the exchange notes; and that if it will receive exchange notes for its own account in exchange for original notes, such notes were acquired by such broker-dealer as a result of market-making activities or other trading activities; and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

Withdrawal of Tenders

Tenders of original notes in the exchange offer may be validly withdrawn at any time prior to the Expiration Date.

For a withdrawal of a tender to be effective, a written or facsimile transmission notice of withdrawal must be received by the exchange agent prior to the Expiration Date at its address set forth below under the caption “Exchange Agent.” The withdrawal notice must:

•	specify the name of the tendering holder of original notes;

•	bear a description of the original notes to be withdrawn;

•	specify, in the case of original notes tendered by delivery of certificates for those original notes, the certificate numbers shown on the particular certificates evidencing those original notes;

•	specify the aggregate principal amount represented by those original notes;

•

specify, in the case of original notes tendered by delivery of certificates for those original notes, the name of the registered holder, if different from that of the tendering holder, or specify, in the case of original notes tendered by book-entry transfer, the name and number of the account at DTC to be credited with the withdrawn original notes; and

•

be signed by the holder of those original notes in the same manner as the original signature on the letter of transmittal, including any required signature guarantees, or be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of those original notes.

The signature on any notice of withdrawal must be guaranteed by an eligible guarantor institution, unless the original notes have been tendered for the account of an eligible guarantor institution.

Withdrawal of tenders of original notes may not be rescinded, and any original notes validly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the exchange offer. Validly withdrawn original notes may, however, be re-tendered by again following one of the procedures described in “—Procedures for Tendering” on or prior to the Expiration Date.

Exchange Agent

Wilmington Trust, National Association, will be appointed as exchange agent in connection with the exchange offer. Questions and requests for assistance with respect to the procedures for tendering or withdrawing tenders of original notes, as well as requests for additional copies of this prospectus or of the letter of transmittal, should be directed to the exchange agent as follows:

Wilmington Trust, National Association

Attention: Workflow Management, 5th Floor

Global Capital Markets

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890

Fax: (302)636-4139

For Information: DTC2@wilmingtontrust.com

Fees and Expenses

We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer. We will pay certain other expenses to be incurred in connection with the exchange offer, including the fees and expenses of the exchange agent and certain accountant and legal fees.

Holders who tender their original notes for exchange will not be obligated to pay transfer taxes. If, however:

•	exchange notes are to be delivered to, or issued in the name of, any person other than the registered holder of the original notes tendered;

•	tendered original notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of original notes in connection with the exchange offer;

then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption from them is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.

Consequences of Failures to Properly Tender Original Notes in the Exchange Offer

Issuance of the exchange notes in exchange for the original notes under the exchange offer will be made only after timely receipt by the exchange agent of a properly completed and duly executed letter of transmittal (or an agent’s message from DTC) and the certificate(s) representing such original notes (or confirmation of book-entry transfer), and all other required documents. Therefore, holders of the original notes desiring to tender such original notes in exchange for exchange notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of original notes for exchange. Original notes that are not tendered or that are tendered but not accepted by us will, following completion of the exchange offer, continue to be subject to the existing restrictions upon transfer thereof under the Securities Act, and, upon completion of the exchange offer, certain registration rights under the registration rights agreement will terminate.

In the event the exchange offer is completed, we generally will not be required to register the remaining original notes, subject to limited exceptions. Remaining original notes will continue to be subject to the following restrictions on transfer:

•

the remaining original notes may be resold only if registered pursuant to the Securities Act, if any exemption from registration is available, or if neither such registration nor such exemption is required by law; and

•	the remaining original notes will bear a legend restricting transfer in the absence of registration or an exemption.

We do not currently anticipate that we will register the remaining original notes under the Securities Act. To the extent that original notes are tendered and accepted in connection with the exchange offer, any trading market for remaining original notes could be adversely affected. See “Risk Factors—Risks Related to the Exchange Offer—If you fail to exchange your original notes, they will continue to be restricted securities and might become less liquid.”

DESCRIPTION OF THE EXCHANGE NOTES

You can find the definitions of certain terms used in this description under the subheading “—Certain Definitions.” In this description, the term “company,” “us,” “our” or “we” refers only to Northern Oil and Gas, Inc. The term “original notes” refers to the company’s notes issued pursuant to a private placement completed on October 5, 2018, the term “exchange notes” refers to the company’s notes being offered hereby in exchange for a like principal amount of original notes, and the term “notes” refers to the previously issued notes, the original notes and exchange notes, collectively.

We issued the previously issued notes and the original notes and will issue the exchange notes under an Indenture (the “base indenture”), dated as of May 18, 2018, between us and Wilmington Trust, National Association, as trustee and collateral agent, as supplemented by the First Supplemental Indenture, dated as of September 18, 2018 (the “first supplemental indenture”), and the Second Supplemental Indenture, dated as of October 5, 2018 (the “second supplemental indenture” and, together with the first supplemental indenture, the “supplemental indentures”). In this “Description of the Exchange Notes” section, when we refer to the “indenture,” we mean the base indenture as supplemented by the supplemental indentures. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following description is a summary of the material provisions of the indenture and does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as Holders of the notes. Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the indenture.

The registered Holder of a note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the indenture.

If the exchange offer is consummated, Holders of original notes who do not exchange their notes for exchange notes will vote together with the Holders of the exchange notes for all relevant purposes under the indenture. In that regard, the indenture requires that certain actions by the Holders under the indenture must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of all notes issued under the indenture. In determining whether Holders of the requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under the indenture, any original notes that remain outstanding after the exchange offer will be aggregated with the exchange notes and the previously issued notes, and the Holders of all notes will vote together as a single series for all such purposes. Accordingly, all references in this “Description of the Exchange Notes” to specified percentages in aggregate principal amount of the outstanding notes mean, at any time after the exchange offer for the original notes is consummated, such percentage in aggregate principal amount of all notes then outstanding.

Brief Description of the Exchange Notes and Future Subsidiary Guarantees

The Notes. Like the previously issued notes and the original notes, the exchange notes:

•	will be senior secured obligations of the company;

•	will rank equal in right of payment with all existing and future senior Debt of the company;

•	will rank effectively junior in right of payment to Debt under the First Lien Credit Agreement or any other Credit Facility, to the extent of the value of the collateral securing such Debt;

•	will rank senior in right of payment to any future subordinated Debt of the company; and

•	will be unconditionally guaranteed by the Guarantors, if any, on a senior secured basis.

Future Subsidiary Guarantees. We do not have any Subsidiaries, and initially the notes will not be guaranteed by any Person. Although there currently are no Guarantors, covenants described below may require any Subsidiary we form in the future to guarantee the payment obligations under the notes. See “—Certain Covenants—Additional Collateral; Additional Guarantors.”

Each guarantee of the notes, if any:

•	will be a senior secured obligation of the Guarantor;

•	will rank equal in right of payment with all existing and future senior Debt of that Guarantor;

•	will rank effectively junior in right of payment to Debt under the First Lien Credit Agreement or the Credit Facility, to the extent of the value of the collateral securing such Debt; and

•	will rank senior in right of payment to any future subordinated Debt of that Guarantor.

The Indenture will permit us and the Guarantors to incur certain additional Debt.

Future Subsidiaries of the company created or acquired by the company will be required to guarantee the notes only under the circumstances described below under the subheading “Certain Covenants—Additional Collateral; Additional Guarantors.”

Future Subsidiaries created or acquired by the company after the Issue Date will be required to guarantee the notes only under the circumstances described below under the subheading “Certain Covenants—Future Subsidiary Guarantees.” In the event of a bankruptcy, liquidation or reorganization of any non-guarantor Subsidiary, the non-guarantor Subsidiary will pay the holders of its debt and its trade creditors before it will be able to distribute any of its assets to us.

Principal, Maturity and Interest

The company has issued $695.1 million in aggregate principal amount of notes. The company may issue additional notes from time to time after this offering. Any offering of additional notes is subject to the covenant described below under the captions “Certain Covenants—Debt” and “Certain Covenants—Liens.” The original notes, exchange notes and any additional notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, waivers, consents, directions, declarations, amendments, redemptions and offers to purchase. The company will issue Notes in minimum denominations of $1.00 and integral multiples of $1.00 in excess thereof. The notes will mature on May 15, 2023.

Interest on the notes accrues at the rate of 8.50% per annum (the “Cash Interest Rate”), commencing on July 1, 2018. Beginning on July 1, 2018, the company will pay additional interest in kind at 1.00% per annum (the “PIK Interest Rate”) (in addition to the Cash Interest Rate) on the then outstanding principal amount of the notes (a “PIK Note Payment”) by increasing the principal amount of the notes or by issuing additional Notes (in each case, “PIK Notes”) in a principal amount equal to such interest (“PIK Interest”) on the applicable Interest Payment Date. Notwithstanding the foregoing, if the company delivers a PIK Interest Suspension Certificate to the Trustee on or before the Compliance Certificate Due Date for the most recently ended Measurement Fiscal Quarter, the PIK Interest shall not accrue from the Interest Payment Date following the delivery of such PIK Interest Suspension Certificate through the Interest Payment Date following the Compliance Certificate Due Date for the immediately succeeding Measurement Fiscal Quarter; provided, however, if a PIK Interest Suspension Certificate is not delivered by such Compliance Certificate Due Date, PIK Interest shall immediately and automatically begin accruing on the then outstanding principal amount of the notes on the next succeeding Interest Payment Date and shall continue to accrue until the next Interest Payment Date following the date on which a PIK Interest Suspension Certificate is delivered in compliance with the Indenture. Additionally, if the company incurs junior lien or unsecured debt with a cash interest rate in excess of 9.50%, the cash rate on the notes will be increased by such excess. See “—Certain Covenants—Covenant Regarding Financing Facility.”

The company pays interest quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, commencing July 1, 2018 (each an “Interest Payment Date”), and at Stated Maturity, the company will pay interest from the most recent date to which interest has been paid to the Stated Maturity date. The company will make each interest payment to the Holders of record on the immediately preceding December 15, March 15, June 15, and September 15. Interest on the exchange notes will accrue from October 1, 2018. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. For avoidance of doubt, the PIK Interest shall be in addition to, and not in replacement of, the Cash Interest and shall be reinstated immediately from time to time in accordance with the Indenture.

Notwithstanding anything contained in the Indenture to the contrary, upon the occurrence and during the continuance of an Event of Default or such other event as provided in the Indenture, the rate at which Cash Interest on the notes accrues shall increase by an additional 3.0% per annum in addition to any PIK Interest (the “Default Rate”).

If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such interest payment date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue solely as a result of such delayed payment.

Methods of Receiving Payments on the Notes

If a Holder has given wire transfer instructions to the company to be provided to the paying agent, the company, through its paying agent, will pay all principal, interest and premium, if any, on that Holder’s Notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar unless the company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Paying Agent and Registrar for the Notes

The Trustee will initially act as paying agent and registrar. The company may change the paying agent or registrar without prior notice to the Holders, and the company or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. No service charge will be imposed by the company, the Trustee or the registrar for any registration of transfer or exchange of Notes, but Holders will be required to pay all Taxes due on transfer. The company is not required to transfer or exchange any Note selected for redemption. Also, the company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Future Subsidiary Guarantees

We do not have any Subsidiaries, and initially the notes will not be guaranteed by any Person. In the future, any Subsidiary formed or acquired by the company, if such Subsidiary guarantees or is primarily liable for any other debt for borrowed money of the company or any other Guarantor, will be required to guarantee the notes under the circumstances described below under the caption “Certain Covenants—Additional Collateral; Additional Guarantors.” These Subsidiary Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under Applicable Law, although this limitation may not be effective to prevent the Subsidiary Guarantees from being voided in bankruptcy.

A Guarantor may not sell or otherwise dispose of, in one or more related transactions, all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the company or another Guarantor, except as described below under the caption “Certain Covenants—Mergers, etc.”

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under Applicable Law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a Person.

The Subsidiary Guarantee of a Guarantor will be released:

(1) in connection with any sale or other disposition of all or substantially all of the properties or assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the company or a Subsidiary of the company, if the sale or other disposition complies with the covenant described below under the caption “Certain Covenants—Sale of Properties”;

(2) in connection with any sale or other disposition of the Equity Interests of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the company or a Subsidiary of the company, if the sale or other disposition complies with the covenant described below under the caption “Certain Covenants—Sale of Properties” and that Guarantor no longer qualifies as a Subsidiary of the company as a result of such disposition;

(3) upon Legal Defeasance or Covenant Defeasance as described below under the caption “—Legal Defeasance and Covenant Defeasance” or upon satisfaction and discharge of the Indenture as described below under the caption “—Satisfaction and Discharge”;

(4) upon the liquidation or dissolution of such Guarantor provided no Default or Event of Default has occurred that is continuing;

(5) at such time as such Guarantor does not guarantee and is not primarily liable for any other Debt for borrowed money of the company or any other Guarantor; or

(6) upon such Guarantor consolidating with, merging into or transferring all of its properties or assets to the company or another Guarantor in a transaction complying with the provisions of the Indenture, and as a result of, or in connection with, such transaction such Guarantor dissolving or otherwise ceasing to exist.

See “—Certain Covenants—Sale of Properties.”

Security for the Notes

The obligations of the company with respect to the notes, the obligations of Guarantors under the Subsidiary Guarantees, if any, and the performance of all other obligations of the company and the Guarantors, if any, under the Note Documents will be secured by second-priority Liens on the Collateral granted to the Second Lien Agent (as defined in the Intercreditor Agreement) for the benefit of the holders of the notes. For all purposes of this Description of Notes and the Indenture, all references to “second-priority” Liens means Liens that are junior in priority to the Liens securing Priority Lien Obligations (as defined in the Intercreditor Agreement), to the extent permitted to be incurred or to exist under the Intercreditor Agreement or the Indenture.

Except as otherwise provided in the Intercreditor Agreement, the Indenture will provide that the Collateral will consist of the company’s and the Guarantors’ Oil and Gas Properties constituting proved developed producing reserves representing at least 95% of the total present value (using a 10% discount rate) and substantially all other personal property of the company and the Guarantors, if any.

The Security Documents and mortgages providing for the Second Liens (as defined in the Intercreditor Agreement) will be substantially in the form of the corresponding instruments providing for the Priority Liens (as defined in the Intercreditor Agreement), with such changes as are reasonably necessary to reflect the terms of the Intercreditor Agreement and with such deletions or modifications of representations, warranties and covenants as are customary with respect to security documents establishing Liens securing publicly traded debt securities.

The Intercreditor Agreement

On the date of the Indenture, the Second Lien Agent entered into an intercreditor agreement (the “Intercreditor Agreement”) with the Priority Lien Agent, to provide for, among other things, the junior nature of the Second Liens with respect to Priority Liens and the senior nature of the Second Liens with respect to Third Liens (as defined in the Intercreditor Agreement). On the Issue Date, the Second Lien Agent and the Priority Lien Agent entered into a First Amendment to and Reaffirmation of the Intercreditor Agreement to provide for, among other things, the replacement of the First Lien Credit Agreement with the Amended and Restated Credit Agreement among the company and Royal Bank of Canada, as administrative agent and collateral agent, and the lenders from time to time party thereto, and the replacement of the Priority Lien Agent with Royal Bank of Canada. Although the Holders of the notes will not be parties to the Intercreditor Agreement, by their acceptance of the notes they will agree to be bound thereby. The Intercreditor Agreement permits the Priority Lien Obligations and the Second Lien Obligations (as defined in the Intercreditor Agreement) to be refunded, refinanced or replaced by certain permitted refinancing indebtedness without affecting the lien priorities set forth in the Intercreditor Agreement, in each case without the consent of any holder of Priority Lien Obligations or Third Lien Obligations (as defined in the Intercreditor Agreement) (including Holders).

Lien Priorities

The Intercreditor Agreement provides that, notwithstanding:

(A) anything to the contrary contained in the Security Documents establishing the Second Liens, any documents establishing Priority Liens or any documents establishing Third Liens;

(B) how a Lien was acquired (whether by grant, possession, statute, operation of law, subrogation, or otherwise);

(C) the time, manner, order of the grant attachment or perfection of a Lien;

(D) any conflicting provision of the New York Uniform Commercial Code or other applicable law;

(E) any defect in, or non-perfection, setting aside, or avoidance of, a Lien or a Priority Lien Document, a Second Lien Document (as defined in the Intercreditor Agreement) or a Third Lien Document (as defined in the Intercreditor Agreement);

(F) the modification of a Priority Lien Obligation, a Second Lien Obligation or a Third Lien Obligation; and

(G) the subordination of a Lien on Collateral securing a Priority Lien Obligation to a Lien securing another obligation of the company or any other Person that is permitted under the Priority Lien Documents as in effect on the date hereof or securing a DIP Financing (as defined below);

all Second Liens at any time granted by the company or any Grantor (as defined in the Intercreditor Agreement) will be subject and subordinate to all Priority Liens securing Priority Lien Obligations, subject to the Priority Lien Cap (as defined below), and senior to all Third Liens securing Third Lien Obligations, and all Third Liens at any time granted by the company or any Grantor will be subject and subordinate to all Priority Liens securing Priority Lien Obligations, subject to the Priority Lien Cap, and all Second Liens securing Second Lien Obligations. The subordination of the Liens securing the Second Lien Obligations to the Liens securing the Priority Lien Obligations (subject to the Priority Lien Cap) and the subordination of the Liens securing the Third Lien Obligations to the Liens securing Priority Lien Obligations (without regard to the Priority Lien Cap) and to the Liens securing the Second Lien Obligations affects only the relative priority of those Liens, and does not subordinate the Second Lien Obligations or the Third Lien Obligations in right of payment to the Priority Lien Obligations, and does not subordinate the Excess Priority Lien Obligations (as defined in the Intercreditor Agreement) or the Third Lien Obligations in right of payment to the Second Lien Obligations.

The “Priority Lien Cap” means, with respect to any Priority Lien Debt as of any date, a) subject to the proviso at the end of this definition, a principal amount of Priority Lien Debt (with outstanding letters of credit being deemed to have a principal amount equal to the stated amount thereof) equal to $400,000,000 (excluding interest paid in kind or capitalized described in clause (f) of this definition), plus b) the amount of all Hedging Obligations, to the extent such Hedging Obligations are secured by the Priority Liens, plus c) the amount of all bank product obligations, to the extent such bank product obligations are secured by the Priority Liens, plus d) the amount of accrued and unpaid interest (excluding any interest paid-in-kind) with respect to such principal amount and outstanding fees, plus e) any amount of protective advances made by the Priority Lien Secured Parties in respect of any Collateral for insurance, taxes or maintenance of Collateral in an amount not to exceed 2.00% of the outstanding principal amount of the Priority Lien Debt (excluding Excess Priority Lien Obligations and any DIP Financing) at the time of determination, plus f)any amount of interest added to the principal amount of the Priority Lien Debt as a result of being paid in kind or capitalized, plus g)fees, premiums and call protection (if any), yield maintenance amounts (if any), make-whole amounts (if any), indemnifications, reimbursements and expenses due pursuant to the terms of any Priority Lien Debt; provided, that, (i) in the event that the Priority Lien Obligations are replaced in accordance with the Intercreditor Agreement, the amount in clause (a) of this definition shall be deemed to be increased (1) in the case of the replacement to occur on the First Amendment Date (as defined in the Intercreditor Agreement), to an amount not to exceed $425,000,000 and (2) in the case of any other replacement, to an amount not to exceed $460,000,000, in the case of clause (2), equal to the principal amount of Priority Lien Debt being replaced plus any amount necessary to pay any accrued interest, fees, make- whole amounts, yield maintenance amounts, premiums and call protection amounts and other expenses due in connection with such replacement, (ii) in the event that the Priority Lien Obligations are refunded, refinanced, replaced or otherwise repaid in part or in their entirety with unsecured Debt or secured Debt with Liens subordinate to the Second Liens, the amount in clause (a) of this definition shall be the difference between (x) $460,000,000 and (y) the aggregate principal amount of the unsecured Debt and/or secured Debt with Liens subordinate to the Second Liens that is incurred to refund, refinance, replace or otherwise repay such Priory Lien Debt, and (iii) for the avoidance of doubt in no event shall the Priority Lien Cap apply to any DIP Financing.

The provisions described hereunder are intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Priority Lien Obligations, each present and future Priority Lien Agent as holder of Priority Liens, each present and future holder of Second Lien Obligations and each present and future Second Lien Agent as holder of Second Liens. No other Person will be entitled to rely on, have the benefit of or enforce those provisions.

In addition, the provisions hereunder are intended solely to set forth the relative ranking, as Liens, of the Liens securing Second Lien Debt as against the Priority Liens and Third Liens, and the Liens securing Priority Lien Debt as against the Second Liens and Third Liens. Neither the notes nor any other Second Lien Obligations are intended to be, or will ever be by reason of the foregoing provision, in any respect subordinated, deferred, postponed, restricted or prejudiced in right of payment.

Limitation on Enforcement of Remedies

The Intercreditor Agreement provides that, except as provided below, prior to the Discharge of Priority Lien Obligations, none of the Second Lien Agent, any holder of Second Lien Obligations, the Third Lien Collateral Trustee (as defined in the Intercreditor Agreement), or any holder of Third Lien Obligations may commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interest in or realize upon, or take any other action available to it in respect of, the Collateral under any Second Lien Document or Third Lien Document, as applicable, applicable law or otherwise (including but not limited to right of set off). Only the Priority Lien Agent, acting in accordance with the applicable Priority Lien Documents, will be entitled to take any such actions or exercise any such remedies with respect to the Collateral prior to the Discharge of Priority Lien Obligations, in each case without any consultation with or the consent of the Second Lien Agent, any other Second Lien Secured Party, the Third Lien Collateral Trustee or any other Third Lien Secured Party.

The Intercreditor Agreement also provides that, notwithstanding the foregoing, the Second Lien Agent may, but will have no obligation to, on behalf of the holders of Second Lien Obligations, and the Third Lien Collateral Trustee may, but will have no obligation to, on behalf of the holders of Third Lien Obligations take all such actions (not adverse to the Priority Liens or the rights of the Priority Lien Agent and holders of the Priority Lien Obligations) it deems necessary to perfect or continue the perfection of their Second Liens in the Collateral or to create, preserve or protect (but not enforce) the Second Liens in the Collateral or to perfect or continue the perfection of the Third Liens in the Collateral or to create, preserve or protect (but not enforce) the Third Liens in the Collateral, as applicable.

Nothing in the Intercreditor Agreement limits the right or ability of the Second Lien Agent, the holders of Second Lien Obligations, the Third Lien Collateral Trustee or the holders of Third Lien Obligations to (i) purchase (by credit bid or otherwise) all or any portion of the Collateral in connection with any enforcement of remedies by the Priority Lien Agent so long as, the Priority Lien Agent and the holders of the Priority Lien Obligations receive payment in full in cash of all Priority Lien Obligations (other than the Excess Priority Lien Obligations) after giving effect thereto, (ii) file a proof of claim with respect to the Second Lien Obligations or the Third Lien Obligations, as applicable or (iii) file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading objecting to or otherwise seeking the disallowance of the claims or Liens of any holders of Second Lien Obligations or Third Lien Obligations, as applicable. Until the Discharge of Priority Lien Obligations, the Priority Lien Agent will have the exclusive right to deal with that portion of the Collateral consisting of deposit accounts, securities accounts and commodities accounts, including exercising rights under control agreements with respect to such accounts. In addition, whether before or after the Discharge of Priority Lien Obligations, the Second Lien Agent, the holders of Second Lien Obligations, the Third Lien Collateral Trustee and the holders of Third Lien obligations may take any actions and exercise any and all rights that would be available to a holder of unsecured claims; provided, however, that the Second Lien Agent, such holders of Second Lien Obligations, the Third Lien Collateral Trustee and such holders of Third Lien Obligations may not take any of the actions described below under clauses (A) through (I) of the first paragraph and clauses (A) through (I) of the second paragraph under the caption “—No Interference; Payment Over,” as applicable, or prohibited by the provisions described in the first four paragraphs below under the caption “—Agreements With Respect to Insolvency or Liquidation Proceedings,” as applicable; provided, further that in the event that the Second Lien Agent, any holder of Second Lien Obligations, the Third Lien Collateral Trustee or any holder of Third Lien Obligations becomes a judgment lien creditor in respect of any Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Second Lien Obligations, such judgment lien shall be subject to the terms of the Intercreditor Agreement for all purposes (including in relation to the Priority Lien Obligations and the Second Lien Obligations, as applicable), as the other liens securing the Second Lien Obligations and the Third Lien Obligations, are subject to the Intercreditor Agreement.

The Intercreditor Agreement provides that, except as provided below, following the Discharge of Priority Lien Obligations but prior to the Discharge of Second Lien Obligations, neither the Third Lien Collateral Trustee nor any holder of Third Lien Obligations may commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interest in or realize upon, or take any other action available to it in respect of, the Collateral under any Third Lien Document, applicable law or otherwise. Only the Second Lien Agent will be entitled to take any such actions or exercise any such remedies with respect to the Collateral following the Discharge of Priority Lien Obligations. The Intercreditor Agreement provides that, notwithstanding the foregoing, the Third Lien Collateral Trustee may, but will have no obligation to, on behalf of the holders of Third Lien Obligations, take all such actions (not adverse to the Second Liens or the rights of the Second Lien Agent and holders of the Second Lien Obligations) it deems necessary to perfect or continue the perfection of their Third Liens in the Collateral or to create, preserve or protect (but not enforce) the Third Liens in the Collateral. Following the Discharge of Priority Lien Obligations but prior to the Discharge of Second Lien Obligations, the Second Lien Agent will have the exclusive right to deal with that portion of the Collateral consisting of deposit accounts, securities accounts and commodities accounts, including exercising rights under control agreements with respect to such accounts.

Notwithstanding the foregoing, prior to the Discharge of Priority Lien Obligations, both before and during an Insolvency or Liquidation Proceeding, after a period of 180 days has elapsed (which period will be tolled during any period in which the Priority Lien Agent is not entitled, on behalf of holders of Priority Lien Obligations, to enforce or exercise any rights or remedies with respect to any Collateral as a result of (x) any injunction issued by a court of competent jurisdiction or (y) the automatic stay or any other stay or prohibition in any Insolvency or Liquidation Proceeding) since the later of (1) the date on which the Second Lien Debt is accelerated and (2) the date on which the Second Lien Agent has delivered to the Priority Lien Agent written notice of the acceleration of any Second Lien Debt (the “Second Lien Standstill Period”), the Second Lien Agent and the holders of Second Lien Obligations may but shall not be obligated to enforce or exercise any rights or remedies with respect to any Collateral; provided, however, that notwithstanding the expiration of the Second Lien Standstill Period or anything in the Second Lien Documents to the contrary, in no event may the Second Lien Agent or any other holder of Second Lien Obligations enforce or exercise any rights or remedies with respect to any Collateral, or commence, join with any Person at any time in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, if the Priority Lien Agent on behalf of the holders of Priority Lien Obligations or any other holder of Priority Lien Obligations shall have commenced, and shall be diligently pursuing (or shall have sought or requested relief from, or modification of, the automatic stay or any other stay or prohibition in any Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof), the enforcement or exercise of any rights or remedies with respect to any material portion of the Collateral or any such action or proceeding (prompt written notice thereof to be given to the Second Lien Agent by the Priority Lien Agent); provided, further, that, at any time after the expiration of the Second Lien Standstill Period, if neither the Priority Lien Agent nor any holder of Priority Lien Obligations shall have commenced and be diligently pursuing (or, if necessary to permit the commencement and pursuit thereof, shall have sought or requested relief from, or modification of, the automatic stay or any other stay or other prohibition in any Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof) the enforcement or exercise of any rights or remedies with respect to any material portion of the Collateral or any such action or proceeding, and the Second Lien Agent shall have commenced the enforcement or exercise of any rights or remedies with respect to any material portion of the Collateral or any such action or proceeding, then for so long as the Second Lien Agent is diligently pursuing such rights or remedies, none of any holder of Priority Lien Obligations, the Priority Lien Agent, any holder of Third Lien Obligations nor the Third Lien Collateral Trustee shall take any action of a similar nature with respect to such Collateral, or commence, join with any Person at any time in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding; provided, further, that, if the Second Lien Agent or any Second Lien Secured Party exercises such rights or remedies, then such Person shall promptly give written notice thereof to the Priority Lien Agent.

Notwithstanding the foregoing, prior to the Discharge of Priority Lien Obligations, both before and during an Insolvency or Liquidation Proceeding, after a period of 270 days has elapsed (which period will be tolled during any period in which the Priority Lien Agent is not entitled, on behalf of holders of Priority Lien Obligations, to enforce or exercise any rights or remedies with respect to any Collateral as a result of (x) any injunction issued by a court of competent jurisdiction or (y) the automatic stay or any other stay or prohibition in any Insolvency or Liquidation Proceeding) since the later of (1) the date on which the Second Lien Debt is accelerated and (2) the date on which the Third Lien Collateral Trustee has delivered to the Priority Lien Agent written notice of the acceleration of any Third Lien Debt (the “Third Lien First Standstill Period”), the Third Lien Collateral Trustee and the holders of Third Lien Obligations may but shall not be obligated to enforce or exercise any rights or remedies with respect to any Collateral; provided, however, that notwithstanding the expiration of the Third Lien First Standstill Period or anything in the Third Lien Collateral Trust Agreement or the Third Lien Documents to the contrary, in no event may the Third Lien Collateral Trustee or any other holder of Third Lien Obligations enforce or exercise any rights or remedies with respect to any Collateral, or commence, join with any Person at any time in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, if the Priority Lien Agent on behalf of the holders of Priority Lien Obligations, any other holder of Priority Lien Obligations, the Second Lien Agent on behalf of the holders of Second Lien Obligations or any other holder of Second Lien Obligations shall have commenced, and shall be diligently pursuing (or, if necessary to permit the commencement and pursuit thereof, shall have sought or requested relief from, or modification of, the automatic stay or any other stay or prohibition in any Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof), the enforcement or exercise of any rights or remedies with respect to the any material portion of the Collateral or any such action or proceeding (prompt written notice thereof to be given to the Third Lien Representatives by the Priority Lien Agent or the Second Lien Agent, as applicable); provided, further, that, at any time after the expiration of the Third Lien First Standstill Period, if none of the Priority Lien Agent, any holder of Priority Lien Obligations, the Second Lien Agent or any holder of Second Lien Obligations shall have commenced and be diligently pursuing the enforcement or exercise of any rights or remedies with respect to any material portion of the Collateral or any such action or proceeding, and the Third Lien Collateral Trustee shall have commenced the enforcement or exercise of any rights or remedies with respect to any material portion of the Collateral or any such action or proceeding, then for so long as the Third Lien Collateral Trustee is diligently pursuing such rights or remedies, none of any holder of Priority Lien Obligations, the Priority Lien Agent, any holder of Second Lien Obligations or the Second Lien Agent shall take any action of a similar nature with respect to such Collateral, or commence, join with any Person at any time in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding; provided, further, that, if the Third Lien Collateral Trustee or any Third Lien Secured Party exercises such rights or remedies, then such Person shall promptly give written notice thereof to the Priority Lien Agent and the Second Lien Agent.

Notwithstanding the foregoing, following the Discharge of Priority Lien Obligations but prior to the Discharge of Second Lien Obligations, both before and during an Insolvency or Liquidation Proceeding, after a period of 180 days has elapsed (which period will be tolled during any period in which the Second Lien Agent is not entitled, on behalf of holders of Second Lien Obligations, to enforce or exercise any rights or remedies with respect to any Collateral as a result of (x) any injunction issued by a court of competent jurisdiction, (y) the automatic stay or any other stay or prohibition in any Insolvency or Liquidation Proceeding or (z) the Intercreditor Agreement) since (1) the later of the date on which the Third Lien Debt is accelerated and (2) the date on which the Third Lien Collateral Trustee has delivered to the Second Lien Agent written notice of the acceleration of any Third Lien Debt (the “Third Lien Second Standstill Period”), the Third Lien Collateral Trustee and the holders of Third Lien Obligations may but shall not be obligated to enforce or exercise any rights or remedies with respect to any Collateral; provided, however, that notwithstanding the expiration of the Third Lien Second Standstill Period or anything in the Third Lien Collateral Trust Agreement or the Third Lien Documents to the contrary, in no event may the Third Lien Collateral Trustee or any other holder of Third Lien Obligations enforce or exercise any rights or remedies with respect to any Collateral, or commence, join with any Person at any time in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, if the Second Lien Agent on behalf of the holders of Second Lien Obligations or any other holder of Second Lien Obligations shall have commenced, and shall be diligently pursuing (or, if necessary to permit the commencement and pursuit thereof, shall have sought or requested relief from, or modification of, the automatic stay or any other stay or prohibition in any Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof), the enforcement or exercise of any rights or remedies with respect to any material portion of the Collateral or any such action or proceeding (prompt written notice thereof to be given to the Third Lien Representatives by the Second Lien Agent); provided, further, that, at any time after the expiration of the Third Lien Second Standstill Period, if neither the Second Lien Agent nor any holder of Second Lien Obligations shall have commenced and be diligently pursuing the enforcement or exercise of any rights or remedies with respect to any material portion of the Collateral or any such action or proceeding, and the Third Lien Collateral Trustee shall have commenced the enforcement or exercise of any rights or remedies with respect to any material portion of the Collateral or any such action or proceeding, then for so long as the Third Lien Collateral Trustee is diligently pursuing such rights or remedies, neither any holder of Second Lien Obligations nor the Second Lien Agent shall take any action of a similar nature with respect to such Collateral, or commence, join with any Person at any time in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding; provided, further, that, if the Third Lien Collateral Trustee or any Third Lien Secured Party exercises such rights or remedies, then such Person shall promptly give written notice thereof to the Second Lien Agent.

Priority Lien Agent

The Intercreditor Agreement provides that neither the Priority Lien Agent nor any holder of any Priority Lien Obligations will have any duties or other obligations to any holder of Second Lien Obligations or holder of Third Lien Obligations with respect to the Collateral, other than to transfer to the Second Lien Agent any remaining Collateral and the proceeds of the sale or other disposition of any Collateral remaining in its possession following the Discharge of Priority Lien Obligations, in each case, without representation or warranty on the part of the Priority Lien Agent or any holder of Priority Lien Obligations.

In addition, the Intercreditor Agreement will further provide that, until the Discharge of Priority Lien Obligations (but subject to the rights of the Second Lien Agent, the holders of Second Lien Obligations, the Third Lien Collateral Trustee and the holders of Third Lien Obligations and the following expiration of any of the Second Lien Standstill Period, the Third Lien First Standstill Period or Third Lien Second Standstill Period, as applicable, as provided in the paragraphs defining “Second Lien Standstill Period”, “Third Lien First Standstill Period” and “Third Lien Second Standstill Period”), the Priority Lien Agent will be entitled, for the benefit of the holders of the Priority Lien Obligations, to sell, transfer or otherwise dispose of or deal with the Collateral without regard to (i) any Second Lien therein granted to the holders of Second Lien Obligations or any rights to which the Second Lien Agent or any holder of Second Lien Obligations would otherwise be entitled as a result of such Second Lien or (ii) any Third Lien granted therein to the holders of Third Lien Obligations or any rights to which the Third Lien Collateral Trustee or any holder of Third Lien Obligations would otherwise be entitled as a result of such Third Lien. Without limiting the foregoing, the Intercreditor Agreement provides that neither the Priority Lien Agent nor any holder of any Priority Lien Obligations will have any duty or obligation first to marshal or realize upon the Collateral, or to sell, dispose of or otherwise liquidate all or any portion of the Collateral, in any manner that would maximize the return to the holders of Second Lien Obligations or the holders of the Third Lien Obligations, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the holders of Second Lien Obligations or the holders of the Third Lien Obligations, as applicable, from such realization, sale, disposition or liquidation.

The Intercreditor Agreement will additionally provide that the Second Lien Agent, each holder of Second Lien Obligations, the Third Lien Collateral Trustee and each holder of Third Lien Obligations will waive any claim that may be had against the Priority Lien Agent or any holder of any Priority Lien Obligations arising out of any actions which the Priority Lien Agent or such holder of Priority Lien Obligations takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any Collateral, and actions with respect to the collection of any claim for all or any part of the Priority Lien Obligations from any account debtor, guarantor or any other party) in accordance with the Intercreditor Agreement and the Priority Lien Documents or the valuation, use, protection or release of any security for such Priority Lien Obligations.

Second Lien Agent

The Intercreditor Agreement provides that neither the Second Lien Agent nor any holder of any Second Lien Obligations will have any duties or other obligations to (i) any holder of Third Lien Obligations with respect to the Collateral, other than to transfer to the Third Lien Collateral Trustee any remaining Collateral and the proceeds of the sale or other disposition of any Collateral remaining in its possession following the Discharge of Second Lien Obligations (provided that such Discharge of Second Lien Obligations occurs after the Discharge of

Priority Lien Obligations), in each case, without representation or warranty on the part of the Second Lien Agent or any holder of Second Lien Obligations or (ii) any holder of Priority Lien Obligations or the Priority Lien Agent with respect to any Collateral.

In addition, the Intercreditor Agreement will further provide that, after the Discharge of Priority Lien Obligations and until the Discharge of Second Lien Obligations (but subject to the rights of the Third Lien Collateral Trustee and the holders of Third Lien Obligations following the expiration of the Third Lien Second Standstill Period, as provided in the paragraphs defining “Third Lien Second Standstill Period”), the Second Lien Agent will be entitled, for the benefit of the holders of the Second Lien Obligations, to sell, transfer or otherwise dispose of or deal with the Collateral without regard to any Third Lien granted therein to the holders of Third Lien Obligations or any rights to which the Third Lien Collateral Trustee or any holder of Third Lien Obligations would otherwise be entitled as a result of such Third Lien. Without limiting the foregoing, the Intercreditor Agreement provides that neither the Second Lien Agent nor any holder of any Second Lien Obligations will have any duty or obligation first to marshal or realize upon the Collateral, or to sell, dispose of or otherwise liquidate all or any portion of the Collateral, in any manner that would maximize the return to the holders of Third Lien Obligations, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the holders of the Third Lien Obligations, as applicable, from such realization, sale, disposition or liquidation. Following the Discharge of Second Lien Obligations, the Third Lien Collateral Trustee and the holders of Third Lien Obligations may, subject to any other agreements binding on the Third Lien Collateral Trustee and the holders of Third Lien Obligations, assert their rights, under the New York Uniform Commercial Code or otherwise, to any proceeds remaining following a sale, disposition or other liquidation of Collateral by, or on behalf of, the holders of Third Lien Obligations.

The Intercreditor Agreement will additionally provide that the Third Lien Collateral Trustee and each holder of Third Lien Obligations will waive any claim that may be had against the Second Lien Agent or any holder of any Second Lien Obligations arising out of any actions which the Second Lien Agent or such holder of Second Lien Obligations takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any Collateral, and actions with respect to the collection of any claim for all or any part of the Second Lien Obligations from any account debtor, guarantor or any other party) in accordance with the Intercreditor Agreement and the Second Lien Documents or the valuation, use, protection or release of any security for such Second Lien Obligations.

No Interference; Payment Over

The Intercreditor Agreement provides that the Second Lien Agent and each holder of Second Lien Obligations:

(A) prior to the Discharge of Priority Lien Obligations, will not take or cause to be taken any action the purpose or effect of which is, or could be, to make any Lien that the Second Lien Agent or the holders of Second Lien Obligations have on the Collateral pari passu with, or to give the Second Lien Agent or any holder of Second Lien Obligations any preference or priority relative to, any Lien that the Priority Lien Agent holds on behalf of the holders of any Priority Lien Obligations secured by any Collateral or any part thereof;

(B) will not challenge or question in any proceeding the validity or enforceability of any Priority Lien Obligations or Priority Lien Documents or the validity, attachment, perfection or, subject to the Priority Lien Cap, priority of any Lien held by the Priority Lien Agent on behalf of the holders of any Priority Lien Obligations, or the validity or enforceability of the priorities, rights or duties established by the provisions of the Intercreditor Agreement;

(C) will not take or cause to be taken any action the purpose or effect of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Collateral by the Priority Lien Agent or the holders of any Priority Lien Obligations in any enforcement action;

(D) will have no right to (A) direct the Priority Lien Agent or any holder of any Priority Lien Obligations to exercise any right, remedy or power with respect to any Collateral or (B) consent to the exercise by the Priority Lien Agent or any holder of any Priority Lien Obligations of any right, remedy or power with respect to any Collateral;

(E) will not institute any suit or assert in any suit or in any Insolvency or Liquidation Proceeding, any claim against the Priority Lien Agent or any holder of any Priority Lien Obligations seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and neither the Priority Lien Agent nor any holders of any Priority Lien Obligations will be liable for, any action taken or omitted to be taken by the Priority Lien Agent or such holders of Priority Lien Obligations with respect to any Collateral securing such Priority Lien Obligations;

(F) prior to the Discharge of Priority Lien Obligations, will not seek, and will waive any right, to have any Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral;

(G) will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of the Intercreditor Agreement;

(H) will not object to forbearance by the Priority Lien Agent or any holder of Priority Lien Obligations;

and

(I) prior to the Discharge of Priority Lien Obligations, will not assert, and thereby waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Collateral or any similar rights a junior secured creditor may have under applicable law with respect to the Collateral.

The Intercreditor Agreement provides that the Third Lien Collateral Trustee and each holder of Third Lien Obligations:

(A) will not take or cause to be taken any action the purpose or effect of which is, or could be, to make any Lien that the Third Lien Collateral Trustee or the holders of Third Lien Obligations have on the Collateral pari passu with, or to give the Third Lien Collateral Trustee or any holder of Third Lien Obligations any preference or priority relative to, any Lien that the Priority Lien Agent holds on behalf of the holders of any Priority Lien Obligations or the Second Lien Agent holds on behalf of the holders of any Second Lien Obligations secured by any Collateral or any part thereof;

(B) will not challenge or question in any proceeding the validity or enforceability of any Priority Lien Obligations, Priority Lien Documents, Second Lien Obligations or Second Lien Documents or the validity, attachment, perfection or priority of any Lien held by the Priority Lien Agent on behalf of the holders of any Priority Lien Obligations or the Second Lien Agent holds on behalf of the holders of any Second Lien Obligations, or the validity or enforceability of the priorities, rights or duties established by the provisions of the Intercreditor Agreement;

(C) will not take or cause to be taken any action the purpose or effect of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Collateral by the Priority Lien Agent, the holders of any Priority Lien Obligations, the Second Lien Agent or the holders of any Second Lien Obligations in any enforcement action;

(D) will have no right to (A) direct the Priority Lien Agent, any holder of any Priority Lien Obligations, the Second Lien Agent or any holder of any Second Lien Obligations to exercise any right, remedy or power with respect to any Collateral or (B) consent to the exercise by the Priority Lien Agent, any holder of any Priority Lien Obligations, the Second Lien Agent or any holder of any Second Lien Obligations of any right, remedy or power with respect to any Collateral;

(E) will not institute any suit or assert in any suit or in any Insolvency or Liquidation Proceeding, any claim against the Priority Lien Agent, any holder of any Priority Lien Obligations, the Second Lien Agent or any holder of any Second Lien Obligations seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and none of the Priority Lien Agent, any holder of any Priority Lien Obligations, the Second Lien Agent and any holder of any Second Lien Obligations will be liable for, any action taken or omitted to be taken by the Priority Lien Agent, any other holder of any Priority Lien Obligations, the Second Lien Agent or any other holder of any Second Lien Obligations with respect to any Collateral securing such Priority Lien Obligations or Second Lien Obligations, as applicable;

(F) prior to the Discharge of Priority Lien Obligations and Discharge of Second Lien Obligations, will not seek, and will waive any right, to have any Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral;

(G) will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of the Intercreditor Agreement;

(H) will not object to forbearance by the Priority Lien Agent, any holder of any Priority Lien Obligations, the Second Lien Agent or any holder of any Second Lien Obligations; and

(I) prior to the Discharge of Priority Lien Obligations and Discharge of Second Lien Obligations, will not assert, and thereby waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Collateral or any similar rights a junior secured creditor may have under applicable law with respect to the Collateral.

The Intercreditor Agreement provides that if the Second Lien Agent, any holder of Second Lien Obligations, the Third Lien Collateral Trustee or any holder of Third Lien Obligations obtains possession of any Collateral or realizes any proceeds or payment in respect of any Collateral, pursuant to the exercise of remedies with respect to any of the Collateral under any Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding, at any time prior to the Discharge of Priority Lien Obligations, to the extent such Priority Lien Obligations are secured, or intended to be secured, by Collateral, then it will hold such Collateral, proceeds or payment in trust for the Priority Lien Agent and the holders of Priority Lien Obligations and transfer such Collateral, proceeds or payment, as the case may be, to the Priority Lien Agent as promptly as practicable. Each of the Second Lien Agent, the holders of Second Lien Obligations, the Third Lien Collateral Trustee and the holders of Third Lien Obligations will further agree that if, at any time, any of them obtains written notice that all or part of any payment with respect to any Priority Lien Obligations previously made shall be rescinded for any reason whatsoever, they will promptly pay over to the Priority Lien Agent any payment received by them and then in their possession or under their direct control in respect of any such collateral securing Priority Liens and shall promptly turn any such collateral then held by them over to the Priority Lien Agent, and the provisions set forth in the Intercreditor Agreement will be reinstated as if such payment had not been made, until the Discharge of Priority Lien Obligations. All Second Liens and Third Liens will remain attached to and enforceable against all proceeds so held or remitted, subject to the priorities set forth in the Intercreditor Agreement. The Intercreditor Agreement provides that the provisions described in this paragraph will not apply to any proceeds of Collateral realized in a transaction not prohibited by the Priority Lien Documents and as to which the possession or receipt thereof by the Second Lien Agent, any holder of Second Lien Obligations, the Third Lien Collateral Trustee or any holder of Third Lien Obligations, as applicable, is otherwise permitted by the Priority Lien Documents.

The Intercreditor Agreement provides that if the Third Lien Collateral Trustee or any holder of Third Lien Obligations obtains possession of any Collateral or realizes any proceeds or payment in respect of any Collateral, pursuant to the exercise of remedies with respect to any of the Collateral under any Security Document or by the exercise of any rights available to them under applicable law or in any Insolvency or Liquidation Proceeding, at any time after the Discharge of Priority Lien Obligations but prior to the Discharge of Second Lien Obligations, to the extent Second Lien Obligations are secured, or intended to be secured, by Collateral, then it will hold such

Collateral, proceeds or payment in trust for the Second Lien Agent and the holders of Second Lien Obligations and transfer such Collateral, proceeds or payment, as the case may be, to the Second Lien Agent as promptly as possible. Each of the Third Lien Collateral Trustee and the holders of Third Lien Obligations will further agree that if, at any time, either of them obtains written notice that all or part of any payment with respect to any Second Lien Obligations previously made shall be rescinded for any reason whatsoever, they will promptly pay over to the Second Lien Agent any payment received by either of them and then in their possession or under their direct control in respect of any such Collateral and shall promptly turn any such Collateral then held by either of them over to the Second Lien Agent, and the provisions set forth in the Intercreditor Agreement will be reinstated as if such payment had not been made, until the Discharge of Second Lien Obligations. All Third Liens will remain attached to and enforceable against all proceeds so held or remitted, subject to the priorities set forth in the Intercreditor Agreement. The Intercreditor Agreement provides that the provisions described in this paragraph will not apply to any proceeds of Collateral realized in a transaction not prohibited by the Second Lien Documents and as to which the possession or receipt thereof by the Third Lien Collateral Trustee or other holders of Third Lien Obligations is otherwise permitted by the Second Lien Documents.

Automatic Release of Second and Third Liens

The Intercreditor Agreement provides that, prior to the Discharge of Priority Lien Obligations, the Second Lien Agent, each holder of Second Lien Obligations, Third Lien Collateral Trustee and each holder of Third Lien Obligations will agree that, if the Priority Lien Agent or the holders of Priority Lien Obligations release their Liens on any Collateral, each of the Second Liens and Third Liens on such Collateral will terminate and be released automatically and without further action if (i) (A) in the case of the Second Liens, such release is effected in connection with a sale, transfer or other Disposition of Collateral (other than to the company or a Subsidiary) in a transaction or under a circumstance that is not prohibited by the Second Lien Documents and (B) in the case of the Third Liens, such release is effected in connection with a sale, transfer or other Disposition of Collateral (other than to the company or a Subsidiary) in a transaction or under a circumstance that is not prohibited by the Third Lien Documents, (ii) such release is effected in connection with the Priority Lien Agent’s foreclosure upon, or other exercise of rights or remedies with respect to, such Collateral, or (iii) such release is effected in connection with a sale or other disposition of any Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the holders of Priority Lien Obligations shall have consented to such sale or disposition of such Collateral; provided, that, in the case of each of clauses (i), (ii), and (iii), (I) the Second Liens on such Collateral securing the Second Lien Obligations or Third Lien Obligations, as applicable, shall remain in place (and shall remain subject and subordinate to all Priority Liens securing Priority Lien Obligations, subject to the Priority Lien Cap, with respect to any proceeds of a sale, transfer or other Disposition of Collateral not paid to the holders of Priority Lien Obligations (other than Excess Priority Lien Obligations) or that remain after the Discharge of Priority Lien Obligations and (II) the Third Liens on such Collateral remain in place and all Second Liens securing Second Lien Obligations) with respect to any proceeds of a sale, transfer or other disposition of Collateral not paid to the holders of Priority Lien Obligations or Second Lien Obligations or that remain after the Discharge of Priority Lien Obligations or Discharge of Second Lien Obligations.

The Intercreditor Agreement provides that, following the Discharge of Priority Lien Obligations but prior to the Discharge of Second Lien Obligations, the Third Lien Collateral Trustee and each holder of Third Lien Obligations will agree that, if the Second Lien Agent or the holders of Second Lien Obligations release their Lien on any Collateral, the Third Lien on such Collateral securing the Third Lien Obligations will terminate and be released automatically and without further action if (i) such release is in connection with a sale, transfer or other Disposition of Collateral (other than to the company or a Subsidiary) in a transaction or under a circumstance that does not violate the applicable provisions of the Third Lien Documents, (ii) such release is effected in connection with the Second Lien Agent’s foreclosure upon, or other exercise of rights or remedies with respect to, such Collateral, or (iii) such release is effected in connection with a sale or other disposition of any Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the Second Lien Secured Parties shall have consented to such sale or disposition of such Collateral; provided, in the case of each of clauses (i), (ii), and (iii), the Third Liens on such Collateral securing the Third Lien Obligations shall remain in place (and shall remain subject and subordinate to all Second Liens securing Second Lien Obligations) with respect to any proceeds of a sale, transfer or other disposition of Collateral not paid to the holders of Second Lien Obligations or that remain after the Discharge of Priority Lien Obligations.

Agreements with Respect to Insolvency or Liquidation Proceedings

The Intercreditor Agreement is a “subordination agreement” under Section 510(a) of the Bankruptcy Code. If the company or any other Grantor or any of their respective subsidiaries shall become subject to any Insolvency or Liquidation Proceeding and, as debtor(s)-in-possession, or if any receiver or trustee for such Person or Persons, moves for approval of financing (“D/P Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral that constitutes Collateral under Section 363 of the Bankruptcy Code, the Intercreditor Agreement provides that none of the Second Lien Agent, any holder of Second Lien Obligations, the Third Lien Collateral Trustee and any holder of Third Lien Obligations will raise any objection, contest or oppose, and will waive any claim such Person may now or hereafter have, to any such financing or to the Liens on the collateral securing the same (“D/P Financing Liens”), or to any use, sale or lease of cash collateral that constitutes Collateral or to any grant of administrative expense priority under Section 364 of the Bankruptcy Code, unless (1) the Priority Lien Agent or the holders of any Priority Lien Obligations oppose or object to such DIP Financing, such DIP Financing Liens or such use of cash collateral, (2) the maximum principal amount of Debt permitted under such DIP Financing (not including any Priority Lien Obligations(other than Excess Priority Lien Obligations) refinanced with the proceeds of, or “rolled up” into, such DIP Financing) exceeds $75 million (or any Excess Priority Lien Obligations are, or are to be refinanced with, the proceeds of, or “rolled up” into, such DIP Financing) or (3) the terms of such DIP Financing require the confirmation of a plan of reorganization containing specific terms or provisions (other than repayment in cash of such DIP Financing on the effective date thereof). To the extent such DIP Financing Liens are senior to, or rank pari passu with, the Liens on Collateral securing Priority Lien Obligations, (i) the Second Lien Agent will, for itself and on behalf of holders of the Second Lien Obligations, subordinate the Liens on the Collateral that secure the Second Lien Obligations to the Liens on the Collateral that secure Priority Lien Obligations, subject to the Priority Lien Cap, and to such DIP Financing Liens, so long as the Second Lien Agent, on behalf of holders of the Second Lien Obligations, retains Liens on all the Collateral, including proceeds thereof arising after the commencement of any Insolvency or Liquidation Proceeding, with the same priority relative to the Liens on the Collateral that secure the Priority Lien Obligation and the Third Lien Obligations as existed prior to the commencement of the case under the Bankruptcy Code and (ii) the Third Lien Collateral Trustee will, for itself and on behalf of holders of the Third Lien Obligations, subordinate the Liens on the Collateral that secure the Third Lien Obligations to the Liens on the Collateral that secure Priority Lien Obligations and the Second Lien Obligations and to such DIP Financing Liens, so long as the Third Lien Collateral Trustee, on behalf of holders of the Third Lien Obligations, retains Liens on all the Collateral, including proceeds thereof arising after the commencement of any Insolvency or Liquidation Proceeding, with the same priority relative to the Liens on the Collateral that secure the Priority Lien Obligations and the Second Lien Obligations as existed prior to the commencement of the case under the Bankruptcy Code. Furthermore, the Intercreditor Agreement provides that prior to the Discharge of Priority Lien Obligations, without the consent of the Priority Lien Agent in its sole discretion, none of the Second Lien Agent, any holder of Second Lien Obligations, the Third Lien Collateral Trustee and any holder of Third Lien Obligations will propose or enter into any DIP Financing or support any DIP Financing except as permitted above; provided that the Second Lien Agent, for itself and on behalf of each Second Lien Secured Party, may propose or provide DIP Financing so long as (i) (A) such DIP Financing results in the Discharge of the Priority Lien Obligations concurrently with the incurrence of such DIP Financing or (B) either (1) the Priority Lien Agent shall have stated in writing that it will not make a proposal for DIP Financing, (2) the Priority Lien Agent has stated in writing that it is ceasing its efforts to provide a DIP Financing for which it has previously made a proposal (on its own behalf or on behalf of another Priority Lien Secured Party) or (3) the company or any other Grantor has delivered a request for DIP Financing to the Priority Lien Agent (which request the Grantor agrees to share concurrently with the Second Lien Agent) and thirty (30) calendar days shall have expired without delivery of a bona fide proposal in good faith for DIP Financing to the company from the Priority Lien Agent (on its own behalf or on behalf of another Priority Lien Secured Party)

(provided further, that, if prior to consummation of a DIP Financing provided by any Second Lien Secured Party, the Priority Lien Agent subsequently delivers a bona fide good faith proposal for a DIP Financing, then the Second Lien Secured Parties shall no longer be permitted to propose or provide a DIP Financing unless the conditions contained in the foregoing clauses (1) or (2) are subsequently satisfied), (ii) (A) such DIP Financing is secured by DIP Financing Liens that are subordinated (as set forth in the Intercreditor Agreement) to the Priority Liens that existed prior to the commencement of the Insolvency or Liquidation Proceeding and all Liens granted in the Insolvency or Liquidation Proceeding to, or for the benefit of, the Priority Lien Secured Parties (unless such DIP Financing also causes the Discharge of Priority Lien Obligations to occur), (B) any replacement liens or superpriority claims granted to the Second Lien Secured Parties in connection with such DIP Financing as adequate protection are subordinated (as set forth in the Intercreditor Agreement) to the Priority Liens that existed prior to the commencement of the Insolvency or Liquidation Proceeding and all Liens or superpriority claims granted in the Insolvency or Liquidation Proceeding to, or for the benefit of, the Priority Lien Secured Parties (unless such DIP Financing also causes the Discharge of Priority Lien Obligations to occur), and (C) such DIP Financing does not include a “roll-up” of any Second Lien Obligations (unless such DIP Financing also causes the Discharge of Priority Lien Obligations to occur), (iii) the maximum principal amount of Debt permitted under such DIP Financing does not exceed $75 million plus amounts permitted to be rolled up under clause (ii)(C) above, (iv) the terms of such DIP Financing do not require the confirmation of a plan of reorganization containing specific terms or provisions (other than repayment in cash of such DIP Financing on the effective date thereof), and (v) any such DIP Financing that does not result in the Discharge of Priority Lien Obligations shall be subject to the purchase option set forth in the Intercreditor Agreement.

If the company or any other Grantor becomes subject to any Insolvency or Liquidation Proceeding and, as debtor(s)-in-possession, or any receiver or trustee for such Person or Persons shall, move for approval of DIP Financing to be provided by one or more DIP Lenders under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, the Intercreditor Agreement provides that neither the Third Lien Collateral Trustee nor any holder of Third Lien Obligations will raise any objection, contest or oppose, and will waive any claim such Person may now or hereafter have, to any such financing or to DIP Financing Liens, or to any use, sale or lease of cash collateral that constitutes Collateral or to any grant of administrative expense priority under Section 364 of the Bankruptcy Code, unless (1) the Second Lien Agent or the holders of any Second Lien Obligations oppose or object to such DIP Financing, such DIP Financing Liens or such use of cash collateral or (2) the maximum principal amount of Debt permitted under such DIP Financing (not including any Priority Lien Obligations or Second Lien Obligations refinanced with the proceeds of, or “rolled up” into, such DIP Financing) exceeds $75 million. To the extent such DIP Financing Liens are senior to, or rank pari passu with, the Liens on Collateral securing Second Lien Obligations, the Third Lien Collateral Trustee will, for itself and on behalf of holders of the Third Lien Obligations, subordinate the Liens on the Collateral that secure the Third Lien Obligations to the Liens on the Collateral that secure Second Lien Obligations and to such DIP Financing Liens, so long as the Third Lien Collateral Trustee, on behalf of holders of the Third Lien Obligations, retains Liens on all the Collateral, including proceeds thereof arising after the commencement of any Insolvency or Liquidation Proceeding, with the same priority relative to the Liens securing Second Lien Obligations as existed prior to the commencement of the case under the Bankruptcy Code. Furthermore, the Intercreditor Agreement provides that without the prior written consent of the Second Lien Agent in its sole discretion, neither the Third Lien Collateral Trustee nor any holder of Third Lien Obligations will propose, support or enter into any DIP Financing except as otherwise permitted pursuant to this paragraph.

The Intercreditor Agreement provides that the Second Lien Agent, each holder of Second Lien Obligations, the Third Lien Collateral Trustee and each holder of Third Lien Obligations will not object to, oppose or contest (or join with or support any third party objecting to, opposing or contesting) a sale or other disposition, a motion to sell or dispose or the bidding procedure for such sale or disposition of any Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if (1) the requisite holders of Priority Lien Obligations shall have consented to such sale or disposition of such Collateral and (2) all Second Liens and Third Liens on the Collateral securing the Second Lien Obligations and Third Lien

Obligations, as applicable, shall attach to the proceeds of such sale in the same respective priorities as set forth in the Intercreditor Agreement with respect to the Collateral. The Intercreditor Agreement will further provide that the Second Lien Agent, the holders of Second Lien Obligations, the Third Lien Collateral Trustee and the holders of Third Lien Obligations will waive any claim that may be had against the Priority Lien Agent or any holder of Priority Lien Obligations arising out of any DIP Financing Liens (that is granted in a manner that is consistent with the Intercreditor Agreement), request for adequate protection or administrative expense priority under Section 364 of the Bankruptcy Code. The Intercreditor Agreement will further provide that the Second Lien Agent, the holders of Second Lien Obligations, the Third Lien Collateral Trustee and the holders of Third Lien Obligations will not file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral, and will not object to, oppose or contest (or join with or support any third party objecting to, opposing or contesting) (a) any request by the Priority Lien Agent or any holder of Priority Lien Obligations for adequate protection or (b) any objection by the Priority Lien Agent or any holder of Priority Lien Obligations to any motion, relief, action or proceeding based on the Priority Lien Agent or any holder of Priority Lien Obligations claiming a lack of adequate protection, except that the Second Lien Agent and the holders of Second Lien Obligations:

(A) may freely seek and obtain relief granting adequate protection in the form of a replacement lien co-extensive in all respects with, but subordinated to, and with the same relative priority to the Priority Liens and the Third Liens as existed prior to the commencement of the Insolvency or Liquidation Proceeding, all Liens granted in the Insolvency or Liquidation Proceeding to, or for the benefit of, the holders of the Priority Lien Obligations;

(B) freely seek and obtain relief granting a superpriority administrative claim with priority over any and all claims in an Insolvency or Liquidation Proceeding (except for any such superpriority administrative claims granted to or for the benefit of the Priority Lien Secured Parties, it being understood that any superpriority administrative claims granted to or for the benefit of the Priority Lien Secured Parties shall have priority over any such claims granted to or for the benefit of the Second Lien Secured Parties and the Third Lien Secured Parties) co-extensive in all respects with any such claims granted in the Insolvency or Liquidation Proceeding to or for the benefit of the Priority Lien Secured Parties and relating to the Collateral, provided, that any payments or proceeds in respect of such superpriority administrative claim shall be considered proceeds of Collateral; and

(C) may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of Priority Lien Obligations; and

the Third Lien Collateral Trustee and the holders of Third Lien Obligations:

(A) may freely seek and obtain relief granting adequate protection in the form of a replacement lien co-extensive in all respects with, but subordinated to, and with the same relative priority to the Priority Liens and the Second Liens as existed prior to the commencement of the Insolvency or Liquidation Proceeding, all Liens granted in the Insolvency or Liquidation Proceeding to, or for the benefit of, the holders of the Priority Lien Obligations and the holders of the Second Lien Obligations; and

(B) may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of Priority Lien Obligations and the Discharge of Second Lien Obligations.

The Intercreditor Agreement provides that the Third Lien Collateral Trustee and each holder of Third Lien Obligations will not object to, oppose or contest (or join with or support any third party objecting to, opposing or contesting) a sale or other disposition, a motion to sell or dispose or the bidding procedure for such sale or disposition of any Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if (1) the Second Lien Agent or the requisite holders of Second Lien Obligations shall have consented to such sale or disposition, a motion to sell or dispose or the bidding procedure for such sale or disposition of such Collateral and (2) all Third Liens on the Collateral securing the Third Lien Obligations shall attach to the proceeds of such sale in the same respective priorities as set forth in the Intercreditor Agreement with respect to the Collateral. The Intercreditor Agreement will further provide that the Third Lien Collateral Trustee and the holders of Third Lien Obligations will waive any claim that may be had against the Second Lien Agent or any holder of Second Lien Obligations arising out of any DIP Financing Liens (that is granted in a manner that is consistent with the Intercreditor Agreement), request for adequate protection or administrative expense priority under Section 364 of the Bankruptcy Code. The Intercreditor Agreement will further provide that the Third Lien Collateral Trustee and the holders of Third Lien Obligations will not file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral, and will not object to, oppose or contest (or join with or support any third party objecting to, opposing or contesting) (a) any request by the Second Lien Agent or any holder of Second Lien Obligations for adequate protection or (b) any objection by the Second Lien Agent or any holder of Second Lien Obligations to any motion, relief, action or proceeding based on the Second Lien Agent or any holder of Second Lien Obligations claiming a lack of adequate protection, except that the Third Lien Collateral Trustee and the holders of Third Lien Obligations:

(A) may freely seek and obtain relief granting adequate protection in the form of a replacement lien co-extensive in all respects with, but subordinated to, and with the same relative priority to the Second Liens as existed prior to the commencement of the Insolvency or Liquidation Proceeding, all Liens granted in the Insolvency or Liquidation Proceeding to, or for the benefit of, the holders of the Second Lien Obligations; and

(B) may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of Second Lien Obligations.

In any Insolvency or Liquidation Proceeding, none of the Second Lien Agent, any holder of Second Lien Obligations, the Third Lien Collateral Trustee and any holder of Third Lien Obligations shall, prior to the Discharge of Priority Lien Obligations, support or vote for any plan of reorganization or disclosure statement of the company or any other Grantor unless such plan is accepted by the class of holders of the Priority Lien Obligations in accordance with Section 1126(c) of the Bankruptcy Code or otherwise provides for the payment in full in cash of all Priority Lien Obligations (including all post-petition interest approved by the bankruptcy court, fees and expenses) on the effective date of such plan of reorganization. Except as previously provided in the Intercreditor Agreement, the holders of the Second Lien Obligations and the holders of the Third Lien Obligations shall remain entitled to vote their claims in any such Insolvency or Liquidation Proceeding.

In any Insolvency or Liquidation Proceeding, neither the Third Lien Collateral Trustee nor any holder of Third Lien Obligations, without the prior written consent of the Second Lien Agent, shall, prior to the Discharge of Second Lien Obligations, support or vote for any plan of reorganization or disclosure statement of either the company or any Grantor unless such plan is accepted by the class of holders of the Second Lien Obligations in accordance with Section 1126(c) of the Bankruptcy Code or otherwise provides for the payment in full in cash of all Second Lien Obligations (including all post-petition interest, fees and expenses) on the effective date of such plan of reorganization. Except as previously provided in the Intercreditor Agreement, the holders of the Third Lien Obligations shall remain entitled to vote their claims in any such Insolvency or Liquidation Proceeding.

The Intercreditor Agreement will additionally provide that the Second Lien Agent, each holder of Second Lien Obligations, the Third Lien Collateral Trustee and each holder of Third Lien Obligations will waive any claim that may be had against the Priority Lien Agent or any holder of any Priority Lien Obligations arising out of any election by the Priority Lien Agent or any holder of Priority Lien Obligations in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code.

The Intercreditor Agreement will additionally provide that the Third Lien Collateral Trustee and each holder of Third Lien Obligations will waive any claim that may be had against the Second Lien Agent or any holder of any Second Lien Obligations arising out of any election by the Second Lien Agent or any holder of Second Lien Obligations in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code.

Until the Discharge of Priority Lien Obligations has occurred, none of the Second Lien Agent, any holder of Second Lien Obligations, the Third Lien Collateral Trustee or any holder of Third Lien Obligations shall seek relief, pursuant to Section 362(d) of the Bankruptcy Code or otherwise, from the automatic stay of Section 362(a) of the Bankruptcy Code or from any other stay or other prohibition in any Insolvency or Liquidation Proceeding in respect of the Collateral if the Priority Lien Agent has not received relief from the automatic stay (or it has not been lifted for the Priority Lien Agent’s benefit), without the prior written consent of the Priority Lien Agent.

Following the Discharge of Priority Lien Obligations but prior to the Discharge of Second Lien Obligations, neither the Third Lien Collateral Trustee nor any holder of Third Lien Obligations shall seek relief, pursuant to Section 362(d) of the Bankruptcy Code or otherwise, from the automatic stay of Section 362(a) of the Bankruptcy Code or from any other stay or other prohibition in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the Second Lien Agent.

None of the Second Lien Agent, any holder of Second Lien Obligations, the Third Lien Collateral Trustee or any holder of Third Lien Obligations shall oppose or seek to challenge any claim by the Priority Lien Agent or any other holder of Priority Lien Obligations for allowance or payment in any Insolvency or Liquidation Proceeding of Priority Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Priority Liens (it being understood that such value will be determined without regard to the existence of the Second Liens or the Third Liens on the Collateral). Neither the Priority Lien Agent nor any holder of Priority Lien Obligations shall oppose or seek to challenge any claim by the Second Lien Agent, any holder of Second Lien Obligations, the Third Lien Collateral Trustee or any holder of Third Lien Obligations for allowance or payment in any Insolvency or Liquidation Proceeding of Second Lien Obligations or Third Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Second Liens or Third Liens, as applicable, on the Collateral; provided that if the Priority Lien Agent or any holder of Priority Lien Obligations shall have made any such claim for post-petition interest, fees or expenses in respect of Priority Lien Obligations, such claim (i) shall have been approved or (ii) will be approved contemporaneously with the approval of any such claim by the Second Lien Agent, any holder of Second Lien Obligations, the Third Lien Collateral Trustee or any holder of Third Lien Obligations, as applicable.

Neither the Third Lien Collateral Trustee nor any holder of Third Lien Obligations shall oppose or seek to challenge any claim by the Second Lien Agent or any other holder of Second Lien Obligations for allowance or payment in any Insolvency or Liquidation Proceeding of Second Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Second Liens (it being understood that such value will be determined without regard to the existence of the Third Liens on the Collateral). Neither the Second Lien Agent nor any holder of Second Lien Obligations shall oppose or seek to challenge any claim by the Third Lien Collateral Trustee or any holder of Third Lien Obligations for allowance or payment in any Insolvency or Liquidation Proceeding of Third Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Third Liens on the Collateral; provided that if the Second Lien Agent or any holder of Second Lien Obligations shall have made any such claim for post-petition interest, fees or expenses in respect of Second Lien Obligations, such claim (i) shall have been approved or (ii) will be approved contemporaneously with the approval of any such claim by the Third Lien Collateral Trustee or any holder of Third Lien Obligations.

So long as the Discharge of Priority Lien Obligations has not occurred, without the express written consent of the Priority Lien Agent, none of the Second Lien Agent, any holder of Second Lien Obligations, the Third Lien Collateral Trustee or any holder of Third Lien Obligations shall (or shall join with or support any third party in opposing, objecting to or contesting, as the case may be), in any Insolvency or Liquidation Proceeding involving the company or any Grantor, (i) oppose, object to or contest the determination of the extent of any Liens held by any of holder of Priority Lien Obligations or the value of any claims of any such holder under

Section 506(a) of the Bankruptcy Code or (ii) oppose, object to or contest the payment to the holder of Priority Lien Obligations of interest, fees or expenses under Section 506(b) of the Bankruptcy Code, other than, in the case of the Second Lien Agent or any other Second Lien Secured Party, in respect of any Excess Priority Lien Obligations and subject to the Priority Lien Cap.

Without the express written consent of the Second Lien Agent, neither the Third Lien Collateral Trustee or any holder of Third Lien Obligations shall (or shall join with or support any third party in opposing, objecting to or contesting, as the case may be), in any Insolvency or Liquidation Proceeding involving the company or any Grantor, (i) oppose, object to or contest the determination of the extent of any Liens held by any of holder of Second Lien Obligations or the value of any claims of any such holder under Section 506(a) of the Bankruptcy Code or (ii) oppose, object to or contest the payment to the holder of Second Lien Obligations of interest, fees or expenses under Section 506(b) of the Bankruptcy Code.

Notwithstanding anything to the contrary contained in the Intercreditor Agreement, if in any Insolvency or Liquidation Proceeding a determination is made by a court of competent jurisdiction that any Lien encumbering any Collateral is not enforceable for any reason, the Second Lien Agent, the holders of Second Lien Obligations, the Third Lien Collateral Trustee and the holders of Third Lien Obligations agree that any distribution or recovery they may receive with respect to, or allocable to, the value of the assets constituting Collateral subject to an enforceable Lien in favor the Second Lien Secured Parties or Third Lien Secured Parties or any proceeds thereof, shall (for so long as the Discharge of the Priority Lien Obligations has not occurred) be segregated and held in trust and forthwith paid over to the Priority Lien Agent for the benefit of the holders of Priority Lien Obligations, to be applied in accordance with the Intercreditor Agreement, in the same form as received without recourse, representation or warranty (other than a representation of the Second Lien Agent or the Third Lien Collateral Trustee, as applicable, that such Person (and, for the avoidance of doubt, only with respect to itself and none of the Persons for which it acts as Secured Debt Representative) has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such distribution or recovery) but with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Until Discharge of Priority Lien Obligations has occurred, each of the Second Lien Agent, the holders of Second Lien Obligations, the Third Lien Collateral Trustee and the holders of Third Lien Obligations appoint the Priority Lien Agent, and any officer or agent of the Priority Lien Agent, with full power of substitution, the attorney-in-fact of each the Second Lien Agent, the holders of Second Lien Obligations, the Third Lien Collateral Trustee and the holders of Third Lien Obligations for the limited purpose of carrying out the provisions related to this paragraph and taking any action and executing any instrument that the Priority Lien Agent may deem necessary or advisable to accomplish the purposes of this paragraph, which appointment is irrevocable and coupled with an interest.

Following the Discharge of Priority Lien Obligations but prior to the Discharge of Second Lien Obligations, notwithstanding anything to the contrary contained in the Intercreditor Agreement, if in any Insolvency or Liquidation Proceeding a determination is made by a court of competent jurisdiction that any Second Lien encumbering any Collateral is not enforceable for any reason, then the Third Lien Collateral Trustee and the holders of Third Lien Obligations agree that any distribution or recovery they may receive in respect of such Collateral shall be segregated and held in trust and forthwith paid over to the Second Lien Agent for the benefit of the holders of Second Lien Obligations, to be applied in accordance with the Intercreditor Agreement, in the same form as received without recourse, representation or warranty (other than a representation of the Third Lien Collateral Trustee that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such distribution or recovery) but with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Third Lien Collateral Trustee and the holders of Third Lien Obligations appoint the Second Lien Agent, and any officer or agent of the Second Lien Agent, with full power of substitution, the attorney-in-fact of each of Third Lien Collateral Trustee and the holders of Third Lien Obligations for the limited purpose of carrying out the provisions of this paragraph and taking any action and executing any instrument that the Second Lien Agent may deem necessary or advisable to accomplish the purposes of this paragraph, in each case following the Discharge of Priority Lien Obligations but prior to the occurrence of the Discharge of Second Lien Obligations, which appointment is irrevocable and coupled with an interest.

The Second Lien Agent, the holders of Second Lien Obligations, the Third Lien Collateral Trustee and the holders of Third Lien Obligations will agree that the Priority Lien Agent shall have the exclusive right to credit bid the Priority Lien Obligations and further that none of the Second Lien Agent, any holder of Second Lien Obligations, the Third Lien Collateral Trustee or any holder of Third Lien Obligations shall (or shall join with or support any third party in opposing, objecting to or contesting, as the case may be) oppose, object to or contest such credit bid by the Priority Lien Agent (except, solely with respect to the Second Lien Agent or any other Second Lien Secured Party, to the extent such credit bid includes amounts constituting Excess Priority Lien Obligations).

The Third Lien Collateral Trustee and the holders of Third Lien Obligations will agree that the Second Lien Agent shall have the exclusive right (but not the obligation) after the Discharge of Priority Lien Obligations to credit bid the Second Lien Obligations and further that neither the Third Lien Collateral Trustee nor any other holder of Third Lien Obligations shall (or shall join with or support any third party in opposing, objecting to or contesting, as the case may be) oppose, object to or contest such credit bid by the Second Lien Agent.

Without the prior written consent of the Priority Lien Agent to be granted or withheld in its sole discretion, each of the Second Lien Agent, the holders of Second Lien Obligations, the Third Lien Collateral Trustee and the holders of Third Lien Obligations agree they will not file or join an involuntary bankruptcy petition or claim against the company or any other Grantor or seek the appointment of an examiner or a trustee for the company or any other Grantor.

Without the prior written consent of the Second Lien Agent to be granted or withheld in its sole discretion, the Third Lien Collateral Trustee and the holders of Third Lien Obligations agree they will not file or join an involuntary bankruptcy petition or claim against the company or any other Grantor or seek the appointment of an examiner or a trustee for the company or any other Grantor.

Each of the Second Lien Agent, the holders of Second Lien Obligations, the Third Lien Collateral Trustee and the holders of Third Lien Obligations waives any right to assert or enforce any claim under Section 506(c) or 552 of the Bankruptcy Code as against the Priority Lien Agent, the holders of Priority Lien Obligations or any of the Collateral, except as expressly permitted by the Intercreditor Agreement.

Each of the Third Lien Collateral Trustee the holders of Third Lien Obligations waives any right to assert or enforce any claim under Section 506(c) or 552 of the Bankruptcy Code as against the Second Lien Agent, any holder of Second Lien Obligations or any of the Collateral, except as expressly permitted by the Intercreditor Agreement.

Notice Requirements and Procedural Provisions

The Intercreditor Agreement provides for various advance notice requirements and other procedural provisions typical for agreements of this type, including procedural provisions to allow any successor Priority Lien Agent to become a party to the Intercreditor Agreement (without the consent of any holder of Priority Lien Obligations or Second Lien Obligations (including Holders of the notes)) upon the refinancing or replacement of the Priority Lien Obligations or Priority Lien Debt Obligations as permitted by the applicable Priority Lien Documents.

No New Liens; Similar Documents

So long as the Discharge of Priority Lien Obligations has not occurred, none of the Grantors shall, nor shall any Grantor permit any of its subsidiaries to, grant or permit any additional Liens, or take any action to perfect any additional Liens, on any property to secure:

(A) any Third Lien Obligation unless it has also granted or substantially contemporaneously grants (or offers to grant) a Lien on such property to secure (x) the Priority Lien Obligations and has taken all actions required to perfect such Liens and (y) the Second Lien Obligations and has taken all actions required to perfect such Liens; provided, however, that the refusal or inability of the Priority Lien Agent or the Second Lien Agent to accept such Lien will not prevent the Third Lien Collateral Trustee from taking the Lien;

(B) any Second Lien Obligation unless it has also granted or substantially contemporaneously grants (or offers to grant) a Lien on such property to secure (x) the Priority Lien Obligations and has taken all actions required to perfect such Liens and (y) the Third Lien Obligations and has taken all actions required to perfect such Liens provided, however, the refusal or inability of the Priority Lien Agent or the Third Lien Collateral Trustee to accept such Lien will not prevent the Second Lien Agent from taking the Lien; or

(C) any Priority Lien Obligation unless it has also granted or substantially contemporaneously grants (or offers to grant) a Lien on such property to secure (x) the Second Lien Obligations and has taken all actions required to perfect such Liens and (y) the Third Lien Obligations and has taken all actions required to perfect such Liens provided, however, the refusal or inability of the Second Lien Agent or the Third Lien Collateral Trustee to accept such Lien will not prevent the Priority Lien Agent from taking the Lien, with each such Lien to be subject to the provisions of the Intercreditor Agreement.

After the Discharge of Priority Lien Obligations but prior to the Discharge of Second Lien Obligations, none of the Grantors shall, nor shall any Grantor permit any of its subsidiaries to, grant or permit any additional Liens, or take any action to perfect any additional Liens, on any property to secure:

(A) any Second Lien Obligation unless it has also granted or substantially contemporaneously grants (or offers to grant) a Lien on such property to secure the Third Lien Obligations and has taken all actions required to perfect such Liens; provided, however, the refusal or inability of the Third Lien Collateral Trustee to accept such Lien will not prevent the Second Lien Agent from taking the Lien; or

(B) any Third Lien Obligation unless it has also granted or substantially contemporaneously grants (or offers to grant) a Lien on such property to secure the Second Lien Obligations and has taken all actions required to perfect such Liens provided, however, the refusal or inability of the Second Lien Agent to accept such Lien will not prevent the Third Lien Collateral Trustee from taking the Lien, with each such Lien to be subject to the provisions of the Intercreditor Agreement.

To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the Priority Lien Agent and/or the other holders of Priority Lien Obligations, the Second Lien Agent or the holders of Second Lien Obligations, each of the Second Lien Agent, the holders of the Second Lien Obligations, the Third Lien Collateral Trustee and the holders of Third Lien Obligations will agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this paragraph shall be subject to the Intercreditor Agreement. The Intercreditor Agreement shall also provide for further undertakings by the Second Lien Agent, the Priority Lien Agent and the Third Lien Collateral Trustee and agreements that:

(a) all Security Documents providing for the Second Liens shall be in all material respects the same forms of documents providing for the Priority Liens other than as to the priority nature, other modifications that make the Security Documents with respect to the Second Liens less restrictive than the corresponding documents with respect to the Priority Liens, provisions in the Security Documents for the Second Liens which relate solely to rights and duties of the Second Lien Agent and the holders of the Second Lien Obligations and deletions or modifications of representations, warranties and covenants as are customary with respect to security documents establishing Liens securing publicly traded debt securities;

(b) all security documents providing for the Third Liens and shall be in all material respects the same forms of documents providing for Priority Liens and Second Liens other than as to the priority nature, other modifications that make the security documents with respect to the Third Liens less restrictive than the corresponding documents with respect to the Priority Liens and Second Liens and provisions in the security documents for the Third Liens which relate solely to rights and duties of the Third Lien Collateral Trustee and the holders of the Third Lien Obligations and deletions or modifications of representations, warranties and covenants as are customary with respect to security documents establishing Liens securing debt securities;

(c) at no time shall there be any Grantor that is an obligor in respect of the Second Lien Obligations that is not also an obligor in respect of the Priority Lien Obligations;

(d) at no time shall there be any Grantor that is an obligor in respect of the Third Lien Obligations that is not also an obligor in respect of the Priority Lien Obligations and the Second Lien Obligations (except to the extent otherwise permitted by the Second Lien Documents); and

(e) at no time shall there be a Grantor that is an obligor in respect of the Priority Lien Obligations that is not also an obligor in respect of the Second Lien Obligations and, if required by the Third Lien Documents, the Third Lien Obligations (except to the extent otherwise permitted by the Second Lien Documents);

provided that in the cases of the foregoing clauses (d)-(e), the refusal or inability of the Priority Lien Agent, Second Lien Agent or the Third Lien Collateral Trustee to accept a guarantee or Lien from such Grantor will not prevent the Priority Lien Agent, Second Lien Agent or the Third Lien Collateral Trustee, as applicable from accepting such guarantee or taking the Lien.

Insurance

Unless and until the Discharge of Priority Lien Obligations has occurred (but subject to the rights of the Second Lien Agent, the holders of Second Lien Obligations, the Third Lien Collateral Trustee and the holders of Third Lien Obligations following expiration of any of the Second Lien Standstill Period, the Third Lien First Standstill Period or Third Lien Second Standstill Period, as applicable, as provided in the paragraphs defining “Second Lien Standstill Period”, “Third Lien First Standstill Period” and “Third Lien Second Standstill Period”), the Priority Lien Agent shall have the sole and exclusive right, subject to the rights of the obligors under the Priority Lien Documents, to adjust and settle claims in respect of Collateral under any insurance policy in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. If the Second Lien Agent, any holder of Second Lien Obligations, the Third Lien Collateral Trustee or any holder of Third Lien Obligations shall, at any time prior to the Discharge of Priority Lien Obligations, receive any proceeds of any such insurance policy or any such award or payment in contravention of the foregoing, it shall forthwith pay such proceeds over to the Priority Lien Agent in accordance with the Intercreditor Agreement. In addition, if by virtue of being named as an additional insured or loss payee of any insurance policy of any obligor covering any of the Collateral, the Second Lien Agent, any holder of Second Lien Obligations, the Third Lien Collateral Trustee or any holder of Third Lien Obligations shall have the right to adjust or settle any claim under any such insurance policy, then unless and until the Discharge of Priority Lien Obligations has occurred, the Second Lien Agent, any holder of Second Lien Obligations, the Third Lien Collateral Trustee or any holder of Third Lien Obligations shall promptly, without delay or hindrance, follow the instructions of the Priority Lien Agent.

Following the Discharge of Priority Lien Obligations but prior to the Discharge of Second Lien Obligations has occurred (but subject to the rights of the Third Lien Collateral Trustee and the holders of Third Lien Obligations following expiration of the Third Lien Second Standstill Period, as provided in the paragraphs defining “Third Lien Second Standstill Period”), the Second Lien Agent shall have the sole and exclusive right (but not the obligation), subject to the rights of the obligors under the Second Lien Documents, to adjust and settle claims in respect of Collateral under any insurance policy in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. If the Third Lien Collateral Trustee or any holder of Third Lien Obligations shall, at any time following the Discharge of Priority Lien Obligations but prior to the Discharge of Second Lien Obligations, receive any proceeds of any such insurance policy or any such award or payment in contravention of the foregoing, it shall forthwith pay such proceeds over to the Second Lien Agent in accordance with the

Intercreditor Agreement. In addition, if by virtue of being named as an additional insured or loss payee of any insurance policy of any obligor covering any of the Collateral, the Third Lien Collateral Trustee or any other holder of Third Lien Obligations shall have the right to adjust or settle any claim under any such insurance policy, then unless and until the Discharge of Second Lien Obligations has occurred, the Third Lien Collateral Trustee and any such holder of Third Lien Obligations shall promptly, without delay or hindrance, follow the instructions of the Second Lien Agent.

Amendment to Second Lien Documents

Prior to the Discharge of Priority Lien Obligations, without the prior written consent of the Priority Lien Agent (unless such consent is not required by the terms of any Priority Lien Substitute Facility then in effect), no Second Lien Document or Third Lien Document may be amended, supplemented, restated or otherwise modified and/or refinanced or entered into to the extent such amendment, supplement, restatement or modification and/or refinancing, or the terms of any new Second Lien Document or Third Lien Document, as applicable, would (i) modify or add any covenant or event of default that would prohibit one or more Grantors from making any payment in respect of the Priority Lien Obligations or, in the case of any Third Lien Document, in respect of the Second Lien Obligations, (ii) shorten the final maturity or weighted average life to maturity of the Second Lien Obligations or Third Lien Obligations, (iii) add any additional Property as collateral for the Second Lien Obligations or Third Lien Obligations unless such Property is added as collateral for the Priority Lien Obligations and the Second Lien Obligations or the Priority Lien Secured Parties or Second Lien Secured Parties, as applicable, decline to take such collateral, (iv) provide for any Person to issue a guarantee or be required to issue a guarantee unless such Person guarantees the Priority Lien Obligations and the Second Lien Obligations or the Priority Lien Secured Parties or Second Lien Secured Parties, as applicable, decline to take such guarantee, (v) add or provide for any increase in, or shorten the period for payment of, any mandatory prepayment or redemption provisions or shorten the period for reinvestment of any net cash proceeds (other than change of control or asset sale tender offer provisions substantially similar to those applicable under the Second Lien Documents, as in effect on the date hereof, or otherwise customary in the market at the time of such amendment, exchange or refinancing), (vi) result in the Weighted Yield applicable to the Second Lien Obligations or Third Lien Obligations as in effect on the issue date thereof increasing by more than 250 basis points above the Weighted Yield applicable to the Second Lien Obligations on the date hereof or Third Lien Obligations as in effect on the issue date thereof, (vii) amend or otherwise modify any “Default” or “Event of Default” or covenants thereunder in a manner that is more onerous or restrictive to any Grantor as compared to the Priority Lien Documents (and, if applicable, the Second Lien Documents) unless the Priority Lien Documents and Second Lien Documents, as applicable, are amended at such time to provide equivalent or better terms (from the perspective of the Priority Lien Secured Parties and, solely in the case of modifications to the Third Lien Obligations, the Second Lien Secured Parties), (viii) amend or otherwise modify Section 6.01(g)(ii) of the Second Lien Indenture (or any corresponding provision of any Second Lien Substitute Facility) in a manner that would shorten or eliminate the time period during which a financial covenant default under the Priority Lien Credit Agreement does not result in an event of default under the Second Lien Indenture, (ix) adversely affect the lien priority rights of the Priority Lien Secured Parties or Second Lien Secured Parties or (x) contravene the provisions of the Intercreditor Agreement.

Purchase Option

Notwithstanding anything in the Intercreditor Agreement to the contrary, on or at any time after (i) the commencement of an Insolvency or Liquidation Proceeding, (ii) the acceleration of the Priority Lien Obligations or (iii) the exercise by the Priority Lien Agent of remedies with respect to any material portion of the Collateral (each of the foregoing, a “Trigger Event”), each of the holders of the Second Lien Debt and each of their respective designated affiliates (the “Second Lien Purchasers”) will have the right, at their sole option and election (but will not be obligated), at any time upon prior written notice to the applicable Priority Lien Representative, but only so long as no Second Lien Secured Party has objected to or is challenging the amount or validity of the Priority Lien Obligations or the Priority Liens securing the Priority Lien Obligations or the enforceability of the Priority Lien Documents, to purchase from the holders of the Priority Lien Obligations both of the following in whole but not in part: (x) all (but not less than all) Priority Lien Obligations (including (A) unfunded commitments to the extent not then terminated in accordance with their terms, (B) fees and (C) the amount of any premium, yield maintenance amount, call protection amount and make-whole amount, in each case with respect to this clause (C) calculated as though the company had voluntarily prepaid the Priority Lien Obligations in full on the date of purchase of the Priority Lien Obligations), other than any Priority Lien Obligations constituting Excess Priority Lien Obligations and, to the extent that the conditions in clause (f) below are satisfied, other than any Third Party Hedging Obligations, and (y) all (but not less than all) of any loans provided by the Priority Lien Agent or any holder of Priority Lien Obligations in connection with a DIP Financing that are outstanding on the date of such purchase (the foregoing clauses (x) and (y), the “Purchasable Obligations”). The Second Lien Purchasers may deliver the Initial Purchase Option Notice at any time within the fifteen day period following the occurrence of any Trigger Event (provided that such period shall commence from the date notice of the applicable Trigger Event is given by the Priority Lien Agent in the case of a Trigger Event described in clauses (ii) or (iii) of the definition thereof) (such period, the “Initial Option Period”). Promptly following the receipt of such Initial Purchase Option Notice, the applicable Priority Lien Representative will deliver to the Second Lien Purchaser Representative named in such Initial Purchase Option Notice a statement (the “Initial Purchase Option Statement”) of the respective amounts of Priority Lien Debt and other Priority Lien Obligations (other than any Priority Lien Obligations constituting Excess Priority Lien Obligations) and DIP Financing provided by any of the Priority Lien Agent or holder of the Priority Lien Obligations, if any, then outstanding and the amount of the cash collateral requested by the applicable Priority Lien Representative to be delivered pursuant to clause (b) of the immediately following paragraph. The right to purchase provided for in this paragraph will expire unless, within 10 Business Days after the receipt by the Second Lien Purchaser Representative named in the Initial Purchase Option Notice of such Initial Purchase Option Statement of such notice from the applicable Priority Lien Representative, the Second Lien Purchaser Representative delivers to the applicable Priority Lien Representative an irrevocable commitment of the Second Lien Purchasers to purchase the Purchasable Obligations in their entirety and to otherwise complete the purchase on the terms set forth under this paragraph. To the extent that the Second Lien Secured Parties either (i) fail to deliver an Initial Purchase Option Notice of the Second Lien Purchasers during the Initial Option Period for any Trigger Event or (ii) fail to deliver an irrevocable commitment of the Second Lien Purchasers to purchase the Purchasable Obligations in their entirety in accordance with the immediately preceding sentence, the purchase option provided for in this paragraph shall permanently expire and be of no further force and effect with respect to such Second Lien Secured Party with respect to such Trigger Event.

On the date specified by the Second Lien Purchaser Representative (on behalf of the Second Lien Purchasers) in such irrevocable commitment (which shall not be less than five Business Days, nor more than 20 Business Days, after the receipt by the applicable Priority Lien Representative of such irrevocable commitment), the holders of the Priority Lien Obligations shall sell to the Second Lien Purchasers the entirety of the Purchasable Obligations on the date of such sale (calculated as set forth in the above paragraph (subject to any required approval of any court or other regulatory or governmental authority then in effect, if any, and only if on the date of such sale, the applicable Priority Lien Representative receives the following:

(a) payment in cash, as the purchase price for all Purchasable Obligations sold in such sale, of an amount equal to the full value amount of the Purchasable Obligations (other than outstanding letters of credit as referred to in clause (b) of this paragraph) (including principal, interest, fees, premiums, call protection amounts, yield maintenance amounts and make-whole amounts (calculated as though the company had voluntarily prepaid the Priority Lien Obligations in full on the date of purchase of the Priority Lien Obligations), reasonable attorneys’ fees and legal expenses, but excluding contingent indemnification obligations for which no claim or demand for payment has been made at or prior to such time); provided that, in the case of obligations in respect of Hedging Obligations (other than Third Party Hedging Obligations explicitly excepted pursuant to the Intercreditor Agreement) that are secured by the Priority Liens, the Second Lien Purchasers shall cause the applicable agreements governing such Hedging Obligations to be assigned and novated or, if such agreements have been terminated, such purchase price shall include an amount equal to the sum of any unpaid amounts then due in respect of such Hedging Obligations, calculated in accordance with the terms of the applicable Hedging Agreement and after giving effect to any netting arrangements;

(b) a cash collateral deposit in such amount as the applicable Priority Lien Representative determines is reasonably necessary to secure the payment of any outstanding letters of credit constituting Priority Lien Debt that may become due and payable after such sale (but not in any event in an amount greater than one hundred five percent (105%) of the amount then reasonably estimated by the applicable Priority Lien Representative to be the aggregate outstanding amount of such letters of credit at such time), which cash collateral shall be (A) held by the issuer of such letters of credit as security solely to reimburse the issuers of such letters of credit that become due and payable after such sale and any fees and expenses incurred in connection with such letters of credit and (B) returned to the Second Lien Purchaser Representative (except as may otherwise be required by applicable law or any order of any court or other governmental authority) promptly after the expiration or termination from time to time of all payment contingencies affecting such letters of credit;

(c) any agreements, documents or instruments which the applicable Priority Lien Representative may reasonably request pursuant to which the Second Lien Purchaser Representative and the Second Lien Purchasers in such sale expressly release and waive any and all claims against the Priority Lien Agent and the other Priority Lien Secured Parties (other than for (x) breach of the representation referred to in the second paragraph below or (y) fraud or other willful misconduct on the part of the Priority Lien Secured Parties in connection with the Intercreditor Agreement) arising out of the Intercreditor Agreement and the transactions contemplated thereby with respect to the Purchasable Obligations as a result of exercising the purchase option provided for by this paragraph c, and the Second Lien Purchasers assume and adopt all of the obligations of the applicable Priority Lien Representative and the holders of the Priority Lien Obligations under the documents providing for the Priority Lien and all obligations in connection with loans provided by the Priority Lien Agent or any holder of Priority Lien Obligations in connection with a DIP Financing on and after the date of the purchase and sale, and the Second Lien Purchaser Representative (or any other representative appointed by the holders of a majority in aggregate principal amount of the Second Lien Obligations owned by the purchasers) becomes a successor agent thereunder; and

(d) any agreements, documents or instruments which the Priority Lien Agent may reasonably request pursuant to which the Grantors expressly release and waive any and all claims against the Priority Lien Agent and the other Priority Lien Secured Parties (other than for fraud) arising out of the Intercreditor Agreement and the other Priority Lien Documents and the transactions contemplated by the Intercreditor Agreement and thereby.

Such purchase of the Purchasable Obligations shall be made on a pro rata basis among the Second Lien Purchasers (or on such other basis as such Second Lien Purchasers may determine) giving notice to the applicable Priority Lien Representative of their interest to exercise the purchase option under the Intercreditor Agreement according to each such holder’s portion of the Second Lien Debt owned by the purchasers or as such Second Lien Purchasers may otherwise agree. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of the applicable Priority Lien Representative as the applicable Priority Lien Representative may designate in writing to the Second Lien Purchaser Representative for such purpose. Interest shall be calculated to but excluding the Business Day on which such sale occurs if the amounts so paid by the Second Lien Purchaser Representative and holders of the Second Lien Debt to the bank account designated by the applicable Priority Lien Representative are received in such bank account prior to 12:00 noon, New York City time, and interest shall be calculated to and including such Business Day if the amounts so paid by the Second Lien Purchaser Representative and holders of the Second Lien Debt to the bank account designated by the applicable Priority Lien Representative are received in such bank account later than 12:00 noon, New York City time.

Such sale shall be expressly made without representation or warranty of any kind by the applicable Priority Lien Representative and the holders of Priority Lien Obligations as to the Purchasable Obligations, the Collateral

or otherwise and without recourse to the applicable Priority Lien Representative and the holders of Priority Lien Obligations, except that the applicable Priority Lien Representative and the holders of Priority Lien Obligations shall represent and warrant severally as to the Purchasable Obligations: (i) that the applicable Priority Lien Representative and such holders of the Priority Lien Obligations own such Purchasable Obligations; and (ii) the applicable Priority Lien Representative and such holders of the Priority Lien Obligations have the necessary corporate or other governing authority to assign such interests.

After such sale becomes effective, the outstanding letters of credit will remain enforceable against the issuers thereof and will remain secured by the Priority Liens upon the Collateral in accordance with the applicable provisions of the Priority Lien Documents as in effect at the time of such sale, and the issuers of letters of credit and the counterparties to Third Party Hedging Obligations subject to the paragraph below will remain entitled to the benefit of the Priority Liens upon the Collateral and sharing rights in the proceeds thereof in accordance with the provisions of the Priority Lien Documents (including the Priority Lien Swap Intercreditor Agreement) as in effect at the time of such sale, as fully as if the sale of the Priority Lien Debt had not been made, except with respect to cash Collateral held by the issuer(s) of such letters of credit, but only the person or successor agent to whom the Priority Liens are transferred in such sale will have the right to foreclose upon or otherwise enforce the Priority Liens and only the Second Lien Purchasers in the sale will have the right to direct such Person or successor as to matters relating to the foreclosure or other enforcement of the Priority Liens.

Notwithstanding the foregoing, the Purchasable Obligations shall not include Third Party Hedging Obligations to the extent that (i) the Priority Lien Agent is replaced as the administrative agent and the Second Lien Agent under the Priority Lien Credit Agreement pursuant to the terms thereof by a designee of the Second Lien Purchasers, (ii) the Priority Lien Agent is replaced as the Second Lien Agent under the Priority Lien Swap Intercreditor Agreement pursuant to the terms thereof by a designee of the Second Lien Purchasers and (iii) the Second Lien Purchasers have executed an agreement or other documentation necessary in order to authorize their designee to become party to the Priority Lien Swap Intercreditor Agreement on their behalf and binding them to the terms of such Priority Lien Swap Intercreditor Agreement.

Application of Proceeds

Prior to the Discharge of Priority Lien Obligations, and regardless of whether an Insolvency or Liquidation Proceeding has been commenced, Collateral or proceeds received in connection with the enforcement or exercise of any rights or remedies with respect to any portion of the Collateral will be applied:

•	first, to the payment in full in cash of all Priority Lien Obligations that are not Excess Priority Lien Obligations,

•	second, to the payment in full in cash of all Second Lien Obligations,

•	third, to the payment in full in cash of all Excess Priority Lien Obligations,

•	fourth, to the payment in full in cash of all Third Lien Obligations, and

•	fifth, to the company or as otherwise required by applicable law.

Following the Discharge of Priority Lien Obligations but prior to the Discharge of Second Lien Obligations, and regardless of whether an Insolvency or Liquidation Proceeding has been commenced, Collateral or proceeds received in connection with the enforcement or exercise of any rights or remedies with respect to any portion of the Collateral will be applied:

•	first, to the payment in full in cash of all Second Lien Obligations,

•	second, to the payment in full in cash of all Excess Priority Lien Obligations,

•	third, to the payment in full in cash of all Third Lien Obligations, and

•	fourth, to the company or as otherwise required by applicable law.

Postponement of Subrogation

The Intercreditor Agreement provides that no payment or distribution to any holder of Priority Lien Obligations pursuant to the provisions of the Intercreditor Agreement shall entitle the Second Lien Agent, any holder of Second Lien Obligations, the Third Lien Collateral Trustee or any holder of Third Lien Obligations to exercise any rights of subrogation in respect thereof until, in the case of the Second Lien Agent or the holders of Second Lien Obligations, the Discharge of Priority Lien Obligations shall each have occurred and, in the case of the Third Lien Collateral Trustee and the holders of Third Lien Obligations, the Discharge of Second Lien Obligations shall each have occurred. Following the Discharge of Priority Lien Obligations, each holder of Priority Lien Obligations will execute such documents, agreements, and instruments as any holder of Second Lien Obligations may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Priority Lien Obligations resulting from payments or distributions to such holder by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by such holder of Priority Lien Obligations are paid by such Person upon request for payment thereof.

Following the Discharge of Priority Lien Obligations but prior to the Discharge of Second Lien Obligations, the Intercreditor Agreement provides that no payment or distribution to any holder of Second Lien Obligations pursuant to the provisions of the Intercreditor Agreement shall entitle the Third Lien Collateral Trustee or any holders of Third Lien Obligations to exercise any rights of subrogation in respect thereof. Following the Discharge of Second Lien Obligations, each holder of Priority Lien Obligations will execute such documents, agreements, and instruments as any holder of Third Lien Obligations may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Second Lien Obligations resulting from payments or distributions to such holder by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by such holder of Second Lien Obligations are paid by such Person upon request for payment thereof.

Optional Redemption

The company has the option to redeem the notes, in whole or in part at any time, at the following redemption prices (and, following any acceleration of the notes pursuant to the Indenture (including, without limitation, any such automatic acceleration in connection with a voluntary or involuntary insolvency proceeding under any bankruptcy law), the notes shall be accelerated at a price and any Asset Sale Offer pursuant to the Indenture shall be at the following redemption prices) (in each case, expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the notes redeemed to, but excluding the applicable redemption date or acceleration date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date or acceleration date):

(i) from and after May 15, 2018 until May 15, 2021, 104.000%;

(ii) on and after May 15, 2021 until May 15, 2022, 102.000%; and

(iii) on and after May 15, 2022, 100.000%

(the amount equal to the percentage in excess of 100% of the principal amount in the foregoing clauses (i) and (ii), the “Applicable Premium”), provided that, any redemption of the notes (or acceleration of the notes) prior to May 15, 2020 shall also be accompanied by the Make Whole Premium (in addition to the Applicable Premium).

Selection and Notice

If less than all of the notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

(1) if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

(2) if the notes are not listed on any national securities exchange, on a pro rata basis by lot, or such other method as acceptable to the Trustee, subject to the authorized denomination for the notes (or, in the case of Notes in global form, the Trustee will select Notes for redemption based on DTC’s method of selection).

The Trustee will promptly notify the company in writing of the notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1.00 or whole multiples of $1.00 in excess thereof; except that if all of the notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not in amounts of $1.00 or a whole multiple of $1.00, shall be redeemed.

The company will mail a notice of optional redemption at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address, except that optional redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the Indenture. Notice of any redemption may, at the company’s discretion, be subject to one or more conditions precedent.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of such Note will be issued in the name of the applicable Holder upon cancellation of such Note. Notes called for redemption become due on the date fixed for redemption, unless the redemption is subject to a condition precedent that is not satisfied or waived. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption, unless the company defaults in the payment of the redemption price.

Mandatory Redemption

Except as set forth below under “Repurchase at the Option of Holders,” the company is not required to make mandatory redemption or sinking fund payments with respect to the notes or to repurchase the notes at the option of the Holders.

Repurchase at the Option of Holders

Change of Control

See “—Certain Covenants—Offer to Repurchase Upon Change of Control.”

The company’s ability to repurchase Notes pursuant to a Change of Control Offer may be restricted by the terms of any Credit Facility, including the First Lien Credit Agreement, and may be prohibited or otherwise limited by the terms of any then existing borrowing arrangements and the company’s financial resources. The exercise by the Holders of Notes of their right to require the company to repurchase the notes upon a Change of Control Offer could cause a default under these other agreements, even if the Change of Control itself does not, due to the financial effect of such repurchases on the company or otherwise. The First Lien Credit Agreement provides that certain change of control events with respect to the company would constitute an event of default thereunder, entitling the lenders, among other things, to accelerate the maturity of all Debt outstanding thereunder. Any future credit agreements or other agreements relating to Debt to which the company or any Guarantor becomes a party may contain similar restrictions and provisions.

Offer to Purchase by Application of Net Cash Proceeds

See “—Certain Covenants—Sale of Properties.”

In the event that, as described below under the caption “Certain Covenants—Sale of Properties,” the company shall be required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer”), it shall follow the procedures specified below.

The Asset Sale Offer shall remain open for a period of twenty (20) Business Days following its commencement and no longer, except to the extent that a longer period is required by Applicable Law (the “Offer Period”). No later than five (5) Business Days after the termination of the Offer Period (the “Settlement Date”), the company shall purchase and pay for the principal amount of Notes required to be purchased pursuant to clause (b) of the covenant described below under the caption “Certain Covenants—Sale of Properties” (the “Offer Amount”) or, if less than the Offer Amount has been validly tendered (and not validly withdrawn), all Notes validly tendered (and not validly withdrawn) in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the manner prescribed in the notes. Upon the commencement of an Asset Sale Offer, the company shall send, by first class mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(a) that the Asset Sale Offer is being made pursuant to this covenant and clause (b) of the covenant described below under the caption “Certain Covenants—Sale of Properties” and the length of time the Asset Sale Offer shall remain open, including the time and date the Asset Sale Offer will terminate (the “Termination Date”);

(b) the Offer Amount and the purchase price, which shall include the Make Whole Premium and/or Applicable Premium, as applicable, in accordance with the provisions described above under the caption “Optional Redemption”;

(c) that any Note not tendered or accepted for payment shall continue to accrue interest;

(d) that, unless the company defaults in paying the offer amount, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Settlement Date;

(e) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, together with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed and such customary documents as the company may reasonably request, to the company or a Paying Agent at the address specified in the notice, before the Termination Date;

(f) that Holders shall be entitled to withdraw their election if the company or the paying agent, as the case may be, receives, prior to the Termination Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase, and a statement that such Holder is withdrawing his election to have such Note purchased;

(g) that, if the aggregate principal amount of Notes surrendered by Holders surrendered by holders exceeds the amount the company is required to repurchase, the Trustee shall select the notes to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Notes (with such adjustments as may be deemed appropriate by the company so that only Notes in minimum denominations of $1.00, or integral multiples of $1.00 in excess thereof); and

(h) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the notes surrendered, which unpurchased portion must be equal to $1.00 in principal amount or an integral multiple of $1.00 in excess thereof.

Promptly after the Termination Date, the company shall, to the extent lawful, accept for payment Notes or portions thereof validly tendered (and not validly withdrawn) pursuant to the Asset Sale Offer in the aggregate principal amount required by clause (b) of the covenant described above under the caption “Certain Covenants—Sale of Properties,” and prior to the Settlement Date it shall deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the company in accordance with the terms of the Indenture and clause (b) of the covenant described below under the caption “Certain Covenants—Sale of Properties.”

The company’s ability to repurchase Notes in an Asset Sale Offer may be restricted by the terms of the First Lien Credit Agreement and any Credit Facility, and may be prohibited or otherwise limited by the terms of any then existing borrowing arrangements and the company’s financial resources. The exercise by the Holders of Notes of their right to require the company to repurchase the notes upon an Asset Sale Offer could cause a default under First Lien Credit Agreement, any Credit Facility or any other existing borrowing arrangements, even if the Transfer or Liquidation itself does not, due to the financial effect of such repurchases on the company or otherwise.

Certain Covenants

Payment of Notes

The company shall pay or cause to be paid the principal of, interest (including Additional Interest, if any), premium, if any, on, the notes, or issue PIK Notes, on the dates and in the manner provided in the notes. Principal, interest (including Additional Interest, if any), premium, if any, or any PIK Note, if any, shall be considered paid on the date due if the paying agent, if other than the company or a Guarantor, holds as of 11:00 a.m., New York City time, on the due date money deposited by the company or a Guarantor in immediately available funds and designated for and sufficient to pay all principal, interest (including Additional Interest, if any), premium, if any, then due. PIK Interest shall be considered paid on the date due if prior to 11:00 a.m. New York City time on such date the Trustee has received (i) in the case of certificated Notes, PIK Notes duly executed by the company together with a written order from the company signed by an officer of the company requesting authentication of such PIK Notes by the Trustee or (ii) in the case of global Notes, a written order from the company signed by an officer of the company requesting an increase in the principal amount of such Global Notes by the Trustee.

Notwithstanding anything to the contrary, if at the end of any “accrual period” (as defined in Section 1272(a)(5) of the Code) ending after the fifth anniversary of the Original Issue Date, the aggregate amount of accrued and unpaid interest (including any accrued interest added to principal) and “original issue discount” (as defined in Section 1273(a)(1) of the Code) on the notes would, but for this paragraph, exceed an amount equal to the product of the notes’ “issue price” (as defined in Sections 1273(b) and 1274(a) of the Code) multiplied by the “yield to maturity” (as defined in Treasury Regulation Section 1.1272-l(b)(l)(i)) (the “Maximum Accrual”), the company shall be required to make a cash payment on the notes to the Holders equal to all accrued and unpaid interest and original issue discount on the notes as of the end of such accrual period in excess of an amount equal to the Maximum Accrual (the “AHYDO Catch Up Payment”), and such AHYDO Catch Up Payment shall be treated for purposes of Section 163(i) of the Code as interest paid under the notes.

No partial repayment of the notes prior to such payment date pursuant to any other provision of the Indenture will alter the company’s obligations to make the AHYDO Catch Up Payment pursuant to the preceding sentence. If the company becomes obligated to make an AHYDO Catch Up Payment, it shall provide written notice to the Trustee, any paying agent and the Holders five (5) Business Days prior to the applicable date, of the amount of such AHYDO Catch Up Payment, the date on which such payment will be made and, in the case of Global Notes, such other information as may be required by the depositary.

Maintenance of Office or Agency

The company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee) where Notes may be presented or surrendered for payment, and they shall maintain an office or agency in the United States (which may be an office of the Trustee or an affiliate of the Trustee) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the company in respect of the notes and the Indenture may be served. The company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the corporate trust office of the Trustee; provided that the corporate trust office of the Trustee shall not be an office or agency of the company for purposes of service of legal process against the company or any Guarantor.

The company may also from time to time designate one or more other offices or agencies where the notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. Further, if at any time there shall be no such office or agency where the notes may be presented or surrendered for payment, the company shall forthwith designate and maintain such an office or agency, in order that the notes shall at all times be payable. The company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Reports

The company will furnish to the Trustee and will furnish or cause to be furnished (i) in the case of clauses (a), (b) and (g) below, to the Holders, and (ii) in all other cases, to the websites or data systems described at the end of this section for the benefit of any Holders and Beneficial Owners of the notes that request or elect to receive such information (for the avoidance of doubt, references in this section to the Holders having the right to request or receive information and other deliverables shall be deemed to be a reference to the Holders and the Beneficial Owners of the notes):

(a) Annual Financial Statements. As soon as available, but in any event in accordance with then Applicable Laws and not later than ninety (90) days after the end of each fiscal year of the company commencing with the fiscal year ending December 31, 2018, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Grant Thornton LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the company and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.

(b) Quarterly Financial Statements. As soon as available, but in any event in accordance with then Applicable Laws and not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the company, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the company and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes (other than those reasonably required to explain financial data).

(c) Certificate of Financial Officer Compliance. Concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of the chief executive officer or a Financial Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with clause (a) of the covenant described below under the caption “—Additional Collateral; Additional Guarantors,” and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in clause (a) that would affect the preparation of the financial statements most-recently required to be delivered in accordance with clause (a) and (b) above and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.

(d) Certificate of Financial Officer Consolidating Information. If, at any time, all of the Subsidiaries of the company are not Consolidated Subsidiaries, then concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer setting forth consolidating spreadsheets that show all Subsidiaries and the eliminating entries, in such form as would be presentable to the independent accountants of the company. A Financial Officer shall deliver separate financial statements setting forth the balance sheet and related statement of operations, stockholder’s equity and cash flow of each Subsidiary that is not a Guarantor, including the impact on the company’s consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows.

(e) Certificate of Insurer Insurance Coverage. Concurrently with any delivery of financial statements under clause (a) above, a certificate of insurance coverage from each insurer or one or more insurance agencies with respect to the insurance required by the covenant described below under the caption “—Insurance,” and, if requested by the Majority Holders, copies of the applicable policies and an Officers’ Certificate certifying the company’s compliance with the covenant described below under the caption “—Insurance.”

(f) Other Accounting Reports. If requested by the Trustee or any Holder, a copy of each other report or letter submitted to any Note Party by independent accountants in connection with any annual, interim or special audit made by them of the books of the company or any such Subsidiary, and a copy of any response by any Note Party, or the board of directors of any Note Party, to such letter or report.

(g) SEC and Other Filings; Reports to Shareholders. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the company or any Subsidiary with the SEC, or with any national securities exchange, or distributed by the company to its shareholders generally, as the case may be.

(h) Notices Under Material Instruments. Promptly after the furnishing thereof, copies of any financial statement, report or notice furnished by the company to any holder of debt securities of the company or any Subsidiary pursuant to the terms of any preferred stock designation, indenture, loan or credit or other similar agreement, other than the Indenture and not otherwise required to be furnished to the Trustee or any Holder pursuant to any other provision of this covenant.

(i) Lists of Purchasers. Concurrently with the delivery of any Reserve Report to the Trustee pursuant to the covenant described below under the caption “—Reserve Reports,” a list of all Persons purchasing Hydrocarbons from the company to the extent that any Note Party controls the marketing and the sale of such Hydrocarbons (which listings shall include, with respect to each such purchaser, the legal name and address thereof, the appropriate contact person thereat, the Oil and Gas Properties from which Hydrocarbons were purchased and the volume of Hydrocarbons purchased).

(j) Notice of Sales of Oil and Gas Properties and Liquidation of Swap Agreements. In the event the company or any Subsidiary intends to sell, transfer, assign or otherwise dispose of any Oil or Gas Properties or any Equity Interests in any Subsidiary in accordance with the covenant described below under the caption “—Sale of Properties” (other than pursuant to clauses (a)(i) or (a)(ix) thereof), prior written notice of such disposition, the price thereof and the anticipated date of closing and any other details thereof reasonably requested by any Holder. If the company or any Subsidiary receives any notice of early termination of any Swap Agreement to which it is a party from any of its counterparties, or any Swap Agreement to which the company or any Subsidiary is a party is Liquidated, prompt written notice of the receipt of such early termination notice or such Liquidation, as the case may be, together with a reasonably detailed description or explanation thereof and any other details thereof requested by any Holder.

(k) Notice of Casualty Events. Prompt written notice, and in any event within ten (10) Business Days (or if under the circumstances the Majority Holders determine a longer period is reasonable, such longer period) following the knowledge thereof by, or the services of process on, (as the case may be) an Officer of the company, of the occurrence of any Casualty Event reasonably expected to result in damages or loss of greater than $10,000,000 or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event reasonably expected to result in damages or loss of greater than $10,000,000.

(l) Information Regarding Company and Guarantors. Prompt written notice (and in any event within fifteen (15) Business Days thereafter) of any change (i) in the company’s or any Guarantor’s Company or corporate name or in any trade name used to identify such Person in the conduct of its business or in the ownership of its Properties, (ii) in the location of the company’s or any Guarantor’s chief executive office or principal place of business, (iii) in the company’s or any Guarantor’s identity or Company or corporate structure or in the jurisdiction in which such Person is incorporated, organized or formed, (iv) in the company’s or any Guarantor’s organizational identification number in its jurisdiction of organization, and (v) in the company’s or any Guarantor’s federal taxpayer identification number.

(m) Notices of Certain Changes. Promptly deliver to the Trustee, and if requested by any Holder, such Holder, but in any event within five (5) Business Days after the execution thereof, copies of any amendment, modification or supplement to any of the documents governing the Existing Notes (or any Permitted Refinancing Debt incurred in replacement thereof), any documents governing any Permitted Junior Lien Debt or to the Organizational Documents, any preferred stock designation or any other organic document of the company or any Subsidiary.

(n) Other Requested Information. Promptly following any request therefor, such other information regarding the operations, business affairs, financial condition, Swap Agreements, production and sales information, and lease operating statements of the company or any Subsidiary (including any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA), or compliance with the terms of the Indenture or any other Note Document, as any Holder may reasonably request.

(o) Material Acquisitions. The company shall provide to the Trustee, and if requested by any Holder, any such Holder, not less than five (5) days’ prior written notice of the consummation of any Material Acquisition along with the material terms thereof.

(p) Non-Consent Election. The company shall provide to the Trustee, and if requested by any Holder, any such Holder, promptly but in any event within thirty (30) days after the end of each calendar month, notice to withhold consent to participate in any wells located on Oil and Gas Properties delivered by any Note Party to any other Person during such calendar month.

(q) Surface Acreage Reports. As soon as available and in any event within thirty (30) days after the last day of each calendar quarter, a report certified as true and complete in all material respects by an Officer of the company setting forth as of the last Business Day of such calendar quarter an accounting of all surface acreage sold by the company or any Guarantor and the gross and net proceeds received therefore.

(r) Tax Returns. As soon as available and in any event within fifteen (15) days after the filing of any tax return of the company, any Guarantor or any Subsidiary of either thereof with the IRS, the company shall provide to the Trustee, a copy of such filed tax return, together with all exhibits and attachments thereto.

(s) Pro Forma Compliance Calculations. Concurrently with any transaction conditioned upon pro forma compliance with any financial ratio, including but not limited to the transactions described in clauses (a)(iv) and (b)(i)(2) of the covenant described below under the caption “—Dividends, Distributions and Redemptions; Amendments to Certain Debt Documents,” clause (e) of the covenant described below under the caption “—Investments, Notes, Advances and Acquisitions,” clause (a)(iv) of the covenant described below under the caption “—Sale of Properties” and the covenant described below under the caption “—Swap Agreements,” the company shall deliver to the Trustee, and if requested by any Holder, such Holder, an Officers’ Certificate that shall certify that Note Parties are in pro forma compliance with the applicable financial ratio and shall attach thereto calculations demonstrating such compliance.

(t) SEC Reports. Notwithstanding that the company may not be subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, so long as any Notes are outstanding, the company will file with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing, in which case the company will furnish to the Trustee, within the time periods specified in the SEC’s rules and regulations, and upon its prior written request to the company, to any Holder or Beneficial Owner of Notes) all quarterly and annual financial information with respect to the company and its Subsidiaries that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the company were required to file such Forms and all current reports that would be required to be filed with the SEC on Form 8-K if the company were required to file such reports. The company shall at all times comply with TIA § 314(a).

Documents required to be delivered pursuant to clauses (a), (b), (g) (to the extent any such documents are included in materials otherwise filed with the SEC) or (t) above may be delivered electronically and if so delivered, shall be deemed to have been delivered (i) to the Trustee and the Holders on the date on which the company posts such documents, or provides a link thereto on the company’s public website; or (ii) to the Holders on the date on which such documents are posted on the company’s behalf on an Internet or intranet website, if any, to which each Holder shall have access; provided that the company shall deliver paper copies of such documents to the Trustee upon its request to the company to deliver such paper copies until a written request to cease delivering paper copies is given by the Trustee. The Trustee shall have no obligation to request the delivery of any of the documents or reports referred to in this this covenant (including where such reports are to be delivered upon request of the Trustee) or to request or maintain paper copies of the documents referred to above and shall have no duty to deliver copies of any documents to any Holder or Beneficial Owner of the notes.

The company will make available the information and such reports required to be provided under this covenant (other than clauses (a), (b), (g) and (t) hereof) and any other provision of this covenant to any Holder who so elects and, upon request, to any Beneficial Owner of the notes, in each case by posting such information on its website, on Intralinks, SyndTrak, ClearPar or any comparable password-protected online data system that will require a confidentiality acknowledgment, and will make such information readily available to any electing Holder, any electing Beneficial Owner of Notes, any bona fide prospective investor in the notes, any bona fide securities analyst (to the extent providing analysis of investment in the notes to investors and prospective investors therein) or any bona fide market maker in the notes who agrees to treat such information as confidential or accesses such information on Intralinks, SyndTrak, ClearPar or any comparable password- protected online data system that will require a confidentiality acknowledgment; provided that such Holders, Beneficial Owners, prospective investors, security analysts or market makers will agree to (1) treat all such reports (and the information contained therein) and information as confidential, (2) not use such reports and the information contained therein for any purpose other than their investment or potential investment in the notes and (3) not publicly disclose or distribute any such reports (and the information contained therein); provided, further, that during the occurrence of any Event of Default, any information that the company or any of its Subsidiaries is required to furnish pursuant to Sections 8.01(e), (n), (p) and (q) of the First Lien Credit Agreement or, once the First Lien Credit Agreement ceases to exist, any substantively equivalent section under the Credit Facility, shall be made available to the Trustee and the Holders pursuant to the procedures contained above. Any information required to be provided pursuant to this paragraph which the company is not otherwise obligated to make public under applicable securities laws will be labeled as private side information on any such website pursuant to a typical “click through” acknowledgment procedure.

For as long as the notes remain outstanding, if at any time the company is not filing the reports required by clauses (a) or (b) with the SEC, the company shall furnish to the Holders of the notes, and to securities analysts and prospective investors in the notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding anything under this covenant section to the contrary, at any time that the company is subject to the reporting requirements of the Exchange Act or is required to file (or furnish, as applicable) reports on EDGAR, the filing by the company of all quarterly and annual reports on Forms 10-Q and 10-K and all current reports on Form 8-K, in each case in the manner and within the time periods specified in the SEC’s rules and regulations, shall be deemed to satisfy all requirements under this covenant.

Notice of Material Events

The company will furnish to the Trustee and any requesting Holder prompt written notice of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against or affecting the company or any Subsidiary not previously disclosed in writing to the Trustee or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Trustee) that, in either case, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the company and its Subsidiaries in an aggregate amount exceeding $5,000,000; and

(d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this section shall be accompanied by a statement of an Officer of the company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Existence; Conduct of Business

The company will, and will cause each Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Oil and Gas Properties is located or the ownership of its Properties requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, conversion, consolidation, liquidation or dissolution permitted under the covenant described below under the caption “—Mergers, Etc.”

Payment of Obligations

The company will, and will cause each Subsidiary to, pay its obligations, including Tax liabilities of the company and all of its Subsidiaries before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate actions and the company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect or result in the seizure or levy of any material Property of the company or any Subsidiary.

Operation and Maintenance of Properties

The company will, and will cause each Subsidiary to:

(a) conduct its operations on all Oil and Gas Properties and other material Properties or cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all applicable Governmental Requirements, including applicable pro ration requirements and Environmental Laws, and all Applicable Laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom, except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Effect;

(b) keep, preserve and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material Oil and Gas Properties and other material Properties, including all equipment, machinery and facilities;

(c) promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties and will do all other things necessary, in accordance with customary industry standards, to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder;

(d) promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties;

(e) operate its Oil and Gas Properties and other material Properties or cause or make reasonable and customary efforts to cause such Oil and Gas Properties and other material Properties to be operated in accordance with the practices of the industry and in material compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements; and

(f) to the extent a Note Party is not the operator of any Property, use reasonable efforts to cause the operator to comply with this section.

Insurance

The company will, and will cause each Subsidiary to, maintain, with financially sound and reputable insurance companies, (a) insurance in such amounts and against such risks as are customarily maintained by

Companies engaged in the same or similar businesses operating in the same or similar locations and (b) flood insurance if and to the extent required under clause (e) of the covenant described below under the caption “—Additional Collateral; Additional Guarantors.” The loss payable clauses or provisions in said insurance policy or policies insuring any of the collateral for the notes shall be endorsed in favor of and made payable to the Collateral Agent as its interests may appear and such policies shall name the Collateral Agent and the Trustee as “additional insureds” and “lender loss payees,” as applicable, and provide that the insurer will endeavor to give at least ten (10) days prior notice of any cancellation to the Trustee and Collateral Agent.

Books and Records; Inspection Rights

The company will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The company will, and will cause each Subsidiary to, permit any representatives designated by the Trustee or any Holder, upon reasonable prior notice and during normal business hours, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested, in each case, subject to applicable safety standards, applicable privilege and confidentiality restrictions, and restrictions of owners of such records or properties who are neither the company nor any Subsidiary.

Compliance with Laws

The company will, and will cause each Subsidiary to, comply with all laws, rales, regulations and orders of any Governmental Authority applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The company will maintain in effect and enforce policies and procedures reasonably designed to promote compliance by it and its Subsidiaries and their respective directors, officers, employees and agents with applicable anti-corruption laws and applicable Sanctions.

Environmental Matters

(a) The company shall at its sole expense: (i) comply, and shall cause its Properties and operations and each Subsidiary and each Subsidiary’s Properties and operations to comply, with all Environmental Laws, the breach of which could be reasonably expected to have a Material Adverse Effect; (ii) not Release or threaten to Release, and shall cause each Subsidiary not to Release or threaten to Release, any Hazardous Material on, under, about or from any of such Note Parties’ Properties or any other property offsite the Property to the extent caused by a Note Party’s operations except in compliance with Environmental Laws, the Release or threatened Release of which could reasonably be expected to have a Material Adverse Effect; (iii) timely obtain or file, and shall cause each Subsidiary to timely obtain or file, all Environmental Permits, if any, required under Environmental Laws to be obtained or filed in connection with the operation or use of a Note Parties’ Properties, which failure to obtain or file could reasonably be expected to have a Material Adverse Effect; (iv) promptly commence and diligently prosecute to completion, and shall cause each Subsidiary to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required or reasonably necessary under Environmental Laws because of or in connection with the actual or suspected past, present or future Release or threatened Release of any Hazardous Material on, under, about or from any of the Note Parties’ Properties, which failure to commence and diligently prosecute to completion could reasonably be expected to have a Material Adverse Effect; (v) conduct, and cause its Subsidiaries to conduct, their respective operations and businesses in a manner that will not expose any Property or Person to Hazardous Materials that could reasonably be expected to form the basis for a claim for damages or compensation that could reasonably be expected to have a Material Adverse Effect; and (vi) establish and implement, and shall cause each Subsidiary to establish and implement, such procedures as may be necessary to continuously determine and assure that the Note Parties’ obligations under clause (a) are timely and fully satisfied, which failure to establish and implement could reasonably be expected to have a Material Adverse Effect.

(b) The company will promptly, but in no event later than five (5) days of the occurrence of a triggering event, notify the Trustee in writing and any requesting Holder of any threatened action, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any Person against any Note Party or their Properties of which the company has knowledge in connection with any Environmental Laws if the company could reasonably anticipate that such action will result in liability (whether individually or in the aggregate) in excess of $100,000, not fully covered by insurance, subject to normal deductibles.

(c) The company will, and will cause each Subsidiary to, provide environmental assessments, audits and tests in accordance with the most current version of the American Society of Testing Materials standards upon request by the Trustee or any Holder if any Holder reasonably believes (i) that there has been a Release of Hazardous Materials or (ii) non-compliance with an Environmental Law has occurred, and that such an event could reasonably be expected to cause a Material Adverse Effect (or as otherwise required to be obtained by the Trustee or any Holders by any Governmental Authority), in connection with any Oil and Gas Properties or other Properties.

Further Assurances

(a) The company at its sole expense will, and will cause each Subsidiary to, promptly execute and deliver to the Trustee all such other documents, agreements and instruments required or reasonably requested by the Trustee or any Holder to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of the company or any Subsidiary, as the case may be, in the Note Documents, including the notes, or to further evidence and more fully describe the collateral intended as security for the Secured Obligations, or to correct any defect, error, inaccuracy or omission in the Indenture or the Security Documents, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to the Indenture or any of the Security Documents or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in connection therewith.

(b) The company hereby authorizes the Trustee to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Mortgaged Property without the signature of the company or any other Guarantor where permitted by law. A carbon, photographic or other reproduction of the Security Documents or any financing statement covering the Mortgaged Property or any part thereof shall be sufficient as a financing statement where permitted by law. Notwithstanding the grant of authority herein, the company agrees to file all financing or continuation statements, and amendments thereto, and any other document or agreement necessary to perfect and maintain the perfection of the Collateral Agent’s lien on the Mortgaged Property. Neither the Trustee nor the Collateral Agent shall have any duty to file or record any financing statement, continuation statement or any other document or agreement to perfect or maintain the perfection of the Collateral Agent’s Lien on the Collateral and Mortgaged Property.

Reserve Reports

(a) On or before March 1, May 15, September 1 and November 15 of each year, commencing September 1, 2018, the company shall furnish to the Trustee and any requesting Holders a Reserve Report evaluating the Oil and Gas Properties of the company and its Subsidiaries as of the immediately preceding December 31, March 31, June 30 and September 30, respectively. The Reserve Report as of December 31 of each year shall be prepared or audited by one or more Approved Petroleum Engineers, and the other Reserve Reports of each year shall be prepared by or under the supervision of the chief engineer of the company who shall certify such Reserve Report to be true and accurate in all material respects and to have been prepared in accordance with the procedures used in the immediately preceding December 31 Reserve Report.

(b) With the delivery of each Reserve Report, the company shall provide to the Trustee and any requesting Holder, a certificate of an Officer of the company certifying that in all material respects: (i) the factual information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, (ii) the company or its Subsidiaries owns good and defensible title to the Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by the covenant described under the caption “—Liens,” (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of one-half bcf of gas (on an mcf equivalent basis) in the aggregate with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require the company or any Subsidiary to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of their Oil and Gas Properties have been sold since the date of the last Reserve Report except as set forth on an exhibit to the certificate, which certificate shall list all of its Oil and Gas Properties sold, (v) attached to the certificate is a list of all marketing agreements entered into subsequent to the later of the date hereof or the most recently delivered Reserve Report which the company could reasonably be expected to have been obligated to list on Schedule 7.19 to the First Lien Credit Agreement as in effect on the date hereof had such agreement been in effect on the date hereof and (vi) attached thereto is a schedule of the Oil and Gas Properties evaluated by such Reserve Report that are Mortgaged Properties and demonstrating the percentage of the total value of the Oil and Gas Properties that the value of such Mortgaged Properties represent.

Title Information

(a) On or before the delivery to the Trustee of each Reserve Report required by clause (a) of the covenant described above under the caption “—Reserve Reports,” the company will deliver title information covering enough of the Oil and Gas Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Collateral Agent and Trustee shall have received together with title information previously delivered to the Collateral Agent and Trustee, title information reasonably supporting marketable title with respect to Oil and Gas Properties constituting at least 90% of the total present value (using a 10% discount rate and as such value is set forth in the most recently delivered Reserve Report) of all Proved Reserves and all Proved Developed Producing Reserves evaluated in such Reserve Report (in each case using a 10% discount rate and as such value is set forth in the most recently delivered Reserve Report); provided that, in the event that the First Lien Agent grants an extension of the company’s obligation to deliver title information required by any substantively equivalent section of the First Lien Credit Agreement as in effect on the First Supplemental Indenture Date to this clause (a) or, if the First Lien Credit Agreement ceases to exist, by any substantively equivalent section of the Credit Facility, then the company’s obligations under this clause (a) shall be automatically extended for the length of such extension to the same extent, without the need for further written modification to the Indenture (but in any case, to a date no longer than thirty (30) days after the original required date of delivery).

(b) If the company has provided title information for additional Properties under clause (a) above, the company shall, within forty-five (45) days of notice from any Holder that title defects or exceptions (other than, of a nature or type that constitutes a Permitted Lien) exist with respect to such additional Properties, either (i) cure any such title defects or exceptions (including defects or exceptions as to priority) which are not permitted by the covenant described below under the caption “—Liens,” raised by such information, (ii) substitute reasonably acceptable Mortgaged Properties with no title defects or exceptions except for Excepted Liens (other than Excepted Liens described in clauses (e), (g) and (h) of such definition and other than, of a nature or type that constitutes a Permitted Lien) having an equivalent reserve classification and an equivalent value (as reasonably determined by the Holders) or (iii) deliver title information so that the Collateral Agent and Trustee shall have received, together with title information previously delivered to the Collateral Agent and Trustee, title information meeting the requirements set forth in this covenant.

(c) Notwithstanding anything to the contrary herein, the company shall be deemed to have complied with this covenant if, after delivery of the title information and other documents required by any substantively equivalent section of the First Lien Credit Agreement as in effect on the First Supplemental Indenture Date to this covenant or, if the First Lien Credit Agreement ceases to exist, by any substantively equivalent section of the Credit Facility, the First Lien Agent is satisfied that such title information and other documents provided by the company comply with the obligations of the First Lien Credit Agreement as in effect on the First Supplemental Indenture Date to this covenant or such substantively equivalent section of the Credit Facility, as applicable; provided that in all instances such title information and other documents must support marketable title with respect to at least 80% of the present value of all Proved Reserves and all Proved Developed Producing Reserves evaluated in the most recent Reserve Report (in each case using a 10% discount rate and as such value is set forth in the most recently delivered Reserve Report). Neither the Trustee nor the Collateral Agent shall have any duty to review such reports, evaluate title defects or otherwise take any actions with respect thereto.

Additional Collateral; Additional Guarantors

(a) In connection with the delivery of each Reserve Report, the company shall review the Reserve Report and the list of current Mortgaged Properties (as described in clause (b) of the covenant described below under the caption “—Reserve Reports”) to ascertain whether the Mortgaged Properties include:

(i) (A) Oil and Gas Properties constituting Proved Developed Producing Reserves representing at least 95% of the total present value (using a 10% discount rate and as such value is set forth in such Reserve Report) of all Proved Developed Producing Reserves evaluated in such Reserve Report and (B) Oil and Gas Properties constituting Proved Reserves representing at least 95% of the total present value (using a 10% discount rate and as such value is set forth in such Reserve Report) of all Proved Reserves evaluated in such Reserve Report,

(ii) subject to clause (f)(i) of the covenant described under this covenant, substantially all of the Note Parties’ Oil and Gas Properties not constituting Proved Reserves and

(iii) substantially all midstream assets and any infrastructure or related Oil and Gas Property.

If the Mortgaged Properties do not include the requisite Properties as set forth in the foregoing clauses (i), (ii) and (iii), then the company shall, and shall cause its Subsidiaries to, grant (from its available unencumbered Property), within thirty (30) days of delivery of the certificate required under clause (b) of the covenant described above under the caption “—Reserve Reports,” to the Collateral Agent as security for the Secured Obligations, a second-priority Lien interest (provided that Excepted Liens of the type described in clauses (a) to (d) and (f) of the definition thereof may exist, but subject to the provisos at the end of such definition) on additional Oil and Gas Properties and midstream properties not already subject to a Lien of the Security Documents such that after giving effect thereto, the Mortgaged Properties will include such requisite Properties as set forth in such clauses (i), (ii) and (iii) of the immediately preceding sentence; provided that, in the event that the First Lien Agent grants an extension to the company’s obligation to grant Liens on Mortgaged Properties required by the First Lien Credit Agreement as in effect on the First Supplemental Indenture Date or, if the First Lien Credit Agreement ceases to exist, by any substantively equivalent section of the Credit Facility, then the company’s obligations under clause (a) of the covenant described above under the caption “—Reserve Reports” shall be automatically extended for the length of such extension (but, in any case, to a date no later than thirty (30) days after the original required date of delivery), without the need for further written modification to the Indenture. All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements or other Security Documents, all in form and substance necessary to properly grant and perfect the Collateral Agent’s liens and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. In order to comply with the foregoing, if any Subsidiary places a Lien on its Oil and Gas Properties and such Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with the following clause (b) of this covenant.

(b) In the event that a Note Party forms or acquires any Subsidiary, if such Subsidiary guarantees or is primarily liable for any other Debt for borrowed money of a Note Party, the company shall promptly (and, in any event, within thirty (30) days after such date) cause such Subsidiary to guarantee the Secured Obligations by executing a supplemental indenture and grant to the Collateral Agent a security interest in substantially all of its personal property. In connection with any such guaranty, the company shall, or shall cause such Subsidiary to, (i) pledge all of the Equity Interests of such new Subsidiary (including delivery (if applicable) of original stock certificates evidencing the Equity Interests of such Subsidiary, together with an appropriate undated stock powers for each certificate duly executed in blank by the registered owner thereof) and (ii) execute and deliver such other additional closing documents, certificates and legal opinions, in each case, equivalent to what the company provides to the First Lien Agent pursuant to the First Lien Credit Agreement as in effect on the First Supplemental Indenture Date, or, if the First Lien Credit Agreement ceases to exist, by any substantially equivalent section of the Credit Facility; provided that, in the event that the First Lien Agent grants an extension to the company’s obligations required by any substantively equivalent section of the First Lien Credit Agreement as in effect on the First Supplemental Indenture Date to this clause (b) or, if the First Lien Credit Agreement ceases to exist, by any substantively equivalent section of the Credit Facility, then the company’s obligations under this clause (b) shall be automatically extended for the length of such extension (but, in any case, to a date no later than thirty (30) days after the original required date of delivery), without the need for further written modification to the Indenture.

(c) If the company or any Subsidiary intends to grant any Lien on any Property to secure any Permitted Junior Lien Debt, then the company will provide at least fifteen (15) days’ prior written notice thereof to the Trustee and the Collateral Agent (or such shorter time as the Trustee and Collateral Agent may agree in their sole discretion), and the company will, and will cause its Subsidiaries to, first grant to the Collateral Agent to secure the Secured Obligations a prior Lien, on the same Property pursuant to Security Documents in form and substance necessary to properly grant and perfect the Collateral Agent’s lien to the extent a prior Lien has not already been granted to the Collateral Agent on such Property. Notwithstanding anything to the contrary herein or in any Note Document, if any Security Documents are required under the covenant described under the Indenture to be delivered to the Collateral Agent and the company is also required to provide analogous security documents, certificates or legal opinions to the First Lien Agent or grant or perfect a Lien on the same Property under any First Lien Credit Document that is the subject of such Security Document, then the company shall, or shall cause its Subsidiaries to, execute and deliver to the Collateral Agent analogous security documents, certificates or legal opinion relating to the matters described above, which opinions shall be substantially in the form of that which is provided to the First Lien Agent. The company will cause any Subsidiary and any other

Person guaranteeing any Existing Notes, any Permitted Junior Lien Debt or any Permitted Refinancing Debt to contemporaneously guarantee the Secured Obligations pursuant to the Subsidiary Guarantee.

(d) If the Note Parties consummate any Material Acquisition of Oil and Gas Properties or any other acquisition pursuant to clause (i) of the covenant described below under the caption “—Investments, Notes, Advances and Acquisitions,” the Note Parties shall grant liens on such Oil and Gas Properties in accordance with the covenant described below under the caption “—Acquisition of Oil and Gas Properties—Mortgage Coverage.”

(e) With respect to any real property that will be subject to such additional Security Documents pursuant to this covenant, the company shall, and shall cause each other Note Party to, in connection with but reasonably prior to its delivery of any such additional Security Documents that would encumber any Building or Manufactured (Mobile) Home, provide (i) a life of loan flood hazard determination with respect to any such Building or Manufactured (Mobile) Home and (ii) if such real property is located in a Special Flood Hazard Area, evidence of flood insurance in such amounts as are required under the First Lien Credit Agreement or the Credit Facility (or, if neither exist, as are reasonably acceptable to the Majority Holders).

(f) Notwithstanding the foregoing covenant described under the caption “—Additional Collateral; Additional Guarantors” and the covenant described below under the caption “—Acquisition of Oil and Gas Properties—Mortgage Coverage,” (i) during the period commencing on the Original Issue Date and ending on the date that is ninety (90) days following the Original Issue Date (or such later date as the Majority Holders may agree in their sole discretion) (such period, the “Post-Closing Mortgage Period”), the Mortgaged Properties shall only be required to include (A) (1) Oil and Gas Properties constituting Proved Developed Producing Reserves representing at least 90% of the total present value (using a 10% discount rate and as such value is set forth in the Initial Reserve Report) of all Proved Developed Producing Reserves evaluated in the Initial Reserve Report and (2) Oil and Gas Properties constituting Proved Reserves representing at least 90% of the total present value (using a 10% discount rate and as such value is set forth in the Initial Reserve Report) of all Proved Reserves evaluated in the Initial Reserve Report, (B) substantially all of the Note Parties’ Oil and Gas Properties not constituting Proved Reserves to the extent that such Oil and Gas Properties are located in counties in which filings have been made, or are required to be made, to satisfy clause (A) herein, and (C) substantially all midstream assets and any infrastructure or related Oil and Gas Property; provided that on or prior to the expiration of the Post-Closing Mortgage Period, the company shall, and shall cause its Subsidiaries to, deliver supplemental mortgages (including mortgages covering leasehold interests in wellbores owned by the Note Parties as of the Original Issue Date that were not previously mortgaged on the Original Issue Date) so that the Mortgaged Property includes (x) Oil and Gas Properties constituting Proved Developed Producing Reserves representing at least 95% of the total present value (using a 10% discount rate and as such value is set forth in the most recently delivered Reserve Report) of all Proved Developed Producing Reserves evaluated in such Reserve Report and (y) Oil and Gas Properties constituting Proved Reserves representing at least 95% of the total present value (using a 10% discount rate and as such value is set forth in the most recently delivered Reserve Report) of all Proved Reserves evaluated in such Reserve Report; and (ii) during such periods in which the company maintains a Total Debt to EBITDAX ratio of less than 3.00 to 1.00, measured as of the last day of the four fiscal quarter period most recently ended for which financial statements are available, the Mortgaged Properties shall only be required to include (1) Oil and Gas Properties constituting Proved Developed Producing Reserves representing at least 90% of the total present value (using a 10% discount rate and as such value is set forth in the applicable Reserve Report) of all Proved Developed Producing Reserves evaluated in the applicable Reserve Report, (2) Oil and Gas Properties constituting Proved Reserves representing at least 90% of the total present value (using a 10% discount rate and as such value is set forth in the applicable Reserve Report) of all Proved Reserves evaluated in the applicable Reserve Report, (3) substantially all of the Note Parties’ Oil and Gas Properties not constituting Proved Reserves and (4) substantially all midstream assets and any infrastructure or related Oil and Gas Property.

(g) Notwithstanding anything contained in the Indenture or any Security Document to the contrary, in the event that the First Lien Agent grants an extension to the company’s obligation to deliver any Collateral or perfect any Collateral under the First Lien Credit Agreement as in effect on the First Supplemental Indenture Date or, if the First Lien Credit Agreement ceases to exist, by any substantively equivalent section of the Credit Facility, then the company’s obligation to deliver such Collateral or take such perfection steps shall be automatically extended for the length of such extension (but, in any case, to a date no later than thirty (30) days after the original required date of delivery), without the need for further written modification to the Indenture or any Security Document.

ERISA Compliance

The company will promptly furnish and will cause the Subsidiaries and any ERISA Affiliate (to the extent that the company has Control of the ERISA Affiliate) to promptly furnish to any requesting Holder (a) promptly after receipt of a written request by the Trustee, copies of each annual and other report with respect to each Plan or any trust created thereunder, filed with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, (b) immediately upon becoming aware of the occurrence of any ERISA Event or of any “prohibited transaction,” as described in section 406 of ERISA or in section 4975 of the Code, that would reasonably be expected to have a Material Adverse Effect in connection with any Plan or any trust created thereunder, a written notice signed by the Chief Executive Officer or the principal Financial Officer, the Subsidiary or the ERISA Affiliate (to the extent that the company has Control of the ERISA Affiliate), as the case may be, specifying the nature thereof, what action the company, the Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (c) immediately upon receipt thereof, copies of any notice of the PBGC’s intention to terminate or to have a Trustee appointed to administer any Plan. With respect to each Plan (other than a Multiemployer Plan), the company will, and will cause each Subsidiary and ERISA Affiliate (to the extent that the company has Control of the ERISA Affiliate) to, (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

Marketing Activities

The company will not, and will not permit any of its Subsidiaries to, engage in marketing activities for any Hydrocarbons or enter into any contracts related thereto other than (a) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from their proved Oil and Gas Properties during the period of such contract, (b) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from proved Oil and Gas Properties of third parties during the period of such contract associated with the Oil and Gas Properties of the company and its Subsidiaries that the company or one of its Subsidiaries has the right to market pursuant to joint operating agreements, unitization agreements or other similar contracts that are usual and customary in the oil and gas business and (c) other contracts for the purchase and/or sale of Hydrocarbons of third parties (i) which have generally offsetting provisions (i.e. corresponding pricing mechanics, delivery dates and points and volumes) such that no “position” is taken and (ii) for which appropriate credit support has been taken to alleviate the material credit risks of the counterparty thereto.

Deposit Accounts, Securities Accounts and Commodities Accounts

The company shall cause all of its Deposit Accounts, Securities Accounts and Commodities Accounts of the Note Parties, other than Excluded Deposit Accounts, to be subject to Account Control Agreements at all times.

Upon the request of any Holder the company shall provide to the Trustee and such requesting Holder, within five (5) Business Days of any such request (or such longer period as the Majority Holders may agree), balance statements, in a form reasonably acceptable to the Majority Holders, for each Deposit Accounts, Securities Accounts and Commodities Accounts of the company and each Subsidiary.

Acquisition of Oil and Gas Properties—Mortgage Coverage

In connection with any acquisition of Oil and Gas Properties, the company shall, and shall cause its Subsidiaries to, grant to the Collateral Agent as security for the Secured Obligations, a perfected Lien, junior in priority only to the Liens permitted under clause (h) of the covenant described below under the caption “—Liens” (provided that Excepted Liens of the type described in clauses (a) to (d) and (f) of the definition thereof may exist, but subject to the provisos at the end of such definition) sufficient to maintain such a Lien on (a) at least 95% of the total present value (using a 10% discount rate) of all of the company’s and its Subsidiaries’ Proved Developed Producing Reserves (or such lower amount as required under the covenant described above under the caption “—Additional Collateral; Additional Guarantors” at such time), (b) at least 95% of the total present value (using a 10% discount rate) of all of the company’s and its Subsidiaries’ Proved Reserves (or such lower amount as required under the covenant described above under the caption “—Additional Collateral; Additional Guarantors” at such time), (c) substantially all of the company’s and its Subsidiaries’ Oil and Gas Properties not constituting Proved Reserves, and (d) substantially all of the company’s and its Subsidiaries’ midstream assets and any infrastructure or related Oil and Gas Property.

Each such Lien shall be granted and perfected not later than the later of (i) the date on which the company is required to grant and perfect any such Lien under clause (a) of the covenant described above under the caption “—Additional Collateral; Additional Guarantors” and (ii) thirty (30) days after such acquisition by the company or such Subsidiary; provided that in connection with all acquisitions of Proved Reserves with a present value (using a 10% discount rate), individually or in the aggregate with all other such acquisitions during a fiscal quarter, equal to or in excess of $50.0 million, such Lien shall be granted and perfected not later than thirty (30) days after the acquisition which exceeds such total present value. All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements or other Security Documents, all in form and substance as shall be reasonably necessary to grant and perfect the Collateral Agent’s lien and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. In order to comply with the foregoing, if any Subsidiary places a Lien on its Oil and Gas Properties and such Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with clause (b) of the covenant described above under the caption “—Additional Collateral; Additional Guarantors”; provided that, in the event that the First Lien Agent grants an extension to the company’s obligations required by any substantively equivalent section of the First Lien Credit Agreement as in effect on the First Supplemental Indenture Date to this covenant or, if the First Lien Credit Agreement ceases to exist under any substantively equivalent section of the Credit Facility, then the company’s obligations under this covenant shall be automatically extended for the length of such extension (but, in any case, to a date no later than thirty (30) days after the original required date of delivery), without the need for further written modification to the Indenture or any Security Document.

Quarterly Public Earnings Calls

No less frequently than once per fiscal quarter, the company shall hold a public earnings conference call to go over its result of operations and other customary matters, which shall be open to members of the public including the Holders.

Swap Agreements—Minimum Hedging

Subject to the covenant described below under the caption “—Swap Agreements,” the company shall, not later than five (5) Business Days following the Original Issue Date, enter into and maintain Swap Agreements with Approved Counterparties, the notional volumes for which (when aggregated and netted with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements), as of the date such Swap Agreement is executed, of not less than (a) 75% of the Reasonably Anticipated Projected Production of crude oil from the Note Parties’ Oil and Gas Properties constituting Proved Developed Producing Reserves, as listed on the most recently delivered Reserve Report, for each quarter during the period commencing on the date of determination through the 12th month thereafter, (b) 67% of the Reasonably Anticipated Projected Production of crude oil from the Note Parties’ Oil and Gas Properties constituting Proved Developed Producing Reserves, as listed on the most recently delivered Reserve Report, for each quarter during the period commencing with the 13th month after the date of determination through the 24th month thereafter, and (c) 50% of the Reasonably Anticipated Projected Production of erode oil from the Note Parties’ Oil and Gas Properties constituting Proved Developed Producing Reserves, as listed on the most recently delivered Reserve Report, for each quarter during the period commencing with the 25th month after the date of determination through the 36th month thereafter. Company’s compliance with the requirements of this section shall be measured as of (i) the fifth Business Day following the Original Issue Date and (ii) thereafter, the last day of each fiscal quarter, in each case using the most recently delivered Reserve Report (including the Initial Reserve Report); provided that, in the event that the First Lien Agent or the lenders under the Credit Facility grant an extension, waiver, amendment, or consent with respect to the company’s minimum hedging requirements (if any) under the First Lien Credit Agreement as in effect on the First Supplemental Indenture Date or otherwise remove such provisions or, if the First Lien Credit Agreement ceases to exist, any substantively equivalent section of the Credit Agreement (if any), such waiver, extension, amendment, consent or removal shall be also applicable to this section (without the need for further written modification to the Indenture); provided further that, notwithstanding anything to the contrary herein, the company shall be deemed to have complied with this covenant if the company complies with any minimum hedging requirements under the First Lien Credit Agreement as in effect on the First Supplemental Indenture Date or, if the First Lien Credit Agreement ceases to exist, by an substantively equivalent section of the Credit Facility.

Amendments to Debt Documents

The company will not, and will not permit any Subsidiary to, enter into, modify or amend, or waive any right or obligation of any such Person under the First Lien Credit Agreement as in effect on the First Lien Supplemental Indenture Date or, if the First Lien Credit Agreement ceases to exist, the Credit Facility if such amendment, modification or waiver would:

(i) in any way restrict the payment, repayment, redemption, repurchase or other refinancing of or in respect of the notes that would be permitted under the First Lien Credit Agreement as in effect on the First Supplemental Indenture Date;

(ii) result in an increase to the Weighted Yield on the loans and obligations under the First Lien Credit Agreement or, if the First Lien Credit Agreement ceases to exist, the Credit Facility as compared to the Weighted Yield on the loans and obligations under the First Lien Credit Agreement as in effect on the First Supplemental Indenture Date by more than 250 basis points;

(iii) result in any amendment to, modification of, re-set or other adjustment of the call protection under the First Lien Credit Agreement or, if the First Lien Credit Agreement ceases to exist, the Credit Facility in any manner that is prejudicial to the company as compared to the call protection under the First Lien Credit Agreement or, if the First Lien Credit Agreement ceases to exist, the Credit Facility immediately prior to such amendment, modification, reset or adjustment, unless, substantially contemporaneously therewith, the Indenture and the notes are amended pursuant to clause (j) of the covenant described below under the caption “Amendment, Supplement and Waiver—Without Consent of Holders of Notes” such that the notes also receive the benefit of such prejudicial amendment, modification, reset and/or adjustment (as examples, if the terms of the newly amended, modified, reset or adjusted Debt include a make-whole for a period of time that extends longer than the make-whole applicable to such Debt immediately prior to such amendment, modification, reset or adjustment (whether on account of such Debt never having contained a make-whole or on account of the make-whole expiring or terminating on an earlier date in accordance with its terms) (a “make-whole extension”), then the notes shall be amended to extend the then-existing make- whole period by (or reintroduce a make-whole period for) the length of the make-whole extension; additionally, in the event the amended, modified, reset or adjusted Debt includes a call premium schedule that increases the call premium percentage applicable at any period of time as compared to the call premium percentage applicable to such period of time under such Debt immediately prior to such amendment, modification, reset or adjustment (a “call protection increase”), then the notes shall be amended such that the then applicable call premium percentage under the notes (even if the notes would not otherwise be subject to a call premium at such point in time) is increased by such call protection increases during such periods of time);

(iv) add any additional Property as collateral for the First Lien Credit Agreement or Credit Facility unless such Property is added as collateral for the Secured Obligations or the Secured Parties decline to take such collateral;

(v) provide for any Person to issue a guarantee or be required to issue a guarantee unless such Person guarantees the Secured Obligations or the Secured Parties decline to take such guarantee;

(vi) cause the principal amount of the Priority Lien Obligations to exceed the All in Cap; or

(vii) contravene the provisions of the Intercreditor Agreement.

The company will not, and will not permit any Subsidiary to, enter into, modify, supplement or amend, or waive any right or obligation of any such Person under or in respect of the Intercreditor Agreement in a manner adverse to the Holders, as compared to the Intercreditor Agreement as in effect immediately prior to such amendment, supplement or modification.

The company will not, and will not permit any Subsidiary to, enter into, modify, supplement or amend, or waive any right or obligation of any such Person under or in respect of the Existing Notes or the Indenture with respect thereto that could reasonably be expected to adversely affect the Trustee or the Holders.

Offer to Repurchase Upon Change of Control

Within thirty (30) days following the occurrence of a Change of Control, the company shall make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $1.00 or an integral multiple of $1.00 in excess thereof of each Holder’s Notes at a purchase price (the “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of Notes repurchased (subject to the prepayment provisions in the First Lien Credit Agreement as in effect on the First Supplemental Indenture Date or, if the First Lien Credit Agreement ceases to exist, in any substantively equivalent section of the Credit Facility, to the extent applicable), plus accrued and unpaid interest, if any, thereon to the date of settlement (the “Change of Control Settlement Date”), subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Change of Control Settlement Date. Within thirty (30) days following a Change of Control, the company shall mail a notice of the Change of Control Offer to each Holder and the Trustee describing the transaction or transactions that constitute the Change of Control and stating:

(i) that the Change of Control Offer is being made pursuant to this covenant and that all Notes validly tendered and not validly withdrawn pursuant to the Change of Control Offer will be accepted for payment;

(ii) the purchase price and the Change of Control Settlement Date, which shall be no earlier than thirty (30) days but no later than sixty (60) days from the date such notice is mailed;

(iii) that the Change of Control Offer will expire as of the time and date specified in such notice and that the company shall pay the Change of Control Payment for all Notes accepted for purchase promptly thereafter on the Change of Control Settlement Date;

(iv) that any Note not tendered will continue to accrue interest;

(v) that, unless the company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Settlement Date;

(vi) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the notes, properly endorsed for transfer, together with the form entitled “Option of

Holder to Elect Purchase” on the reverse of the notes completed and such customary documents as the company may reasonably request, to the paying agent at the address specified in the notice prior to the termination of the Change of Control Offer;

(vii) that Holders will be entitled to withdraw their election if the paying agent receives, prior to the termination of the Change of Control Offer, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have the notes purchased; and

(viii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the notes surrendered, which unpurchased portion must be equal to $1.00 in principal amount or an integral multiple of $1.00 in excess thereof.

If any of the notes subject to a Change of Control Offer is in the form of a Global Note, then the company shall modify such notice to the extent necessary to accord with the procedures of the depository applicable to repurchases. Further, the company shall comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with this covenant, the company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions by virtue of such compliance.

The company will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

On or before the Change of Control Settlement Date, the company shall, to the extent lawful, accept for payment all Notes or portions thereof (in minimum denominations of $1.00 and in integral multiples of $1.00 in excess thereof properly tendered (and not validly withdrawn) pursuant to the Change of Control Offer. Promptly after such acceptance, on the Change of Control Settlement Date, the company shall:

(i) deposit with the paying agent by 11:00 a.m., New York City time, an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered (and not validly withdrawn); and

(ii) deliver or cause to be delivered to the Trustee the notes so accepted together with an Officers’

Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the

Company.

On the Change of Control Settlement Date, the paying agent shall mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes (or, if all the notes are then in global form, make such payment through the facilities of the Depository) and the Trustee shall authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided, however, that each such new Note will be in a minimum principal amount of $1.00 or an integral multiple of $1.00 in excess thereof. The company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Settlement Date.

The Change of Control provisions of this covenant shall be applicable whether or not any other provisions of the Indenture are applicable.

The company shall not be required to make a Change of Control Offer following a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in the covenant described under this covenant applicable to a Change of Control Offer made by the company and purchases all Notes properly tendered and not validly withdrawn under such Change of Control Offer or (2) a notice of redemption of all Notes has been given pursuant to the provisions described above under caption titled “Optional Redemption,” unless there is a default in payment of the applicable redemption price.

A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of such Change of Control, if a definitive agreement is in place for such Change of Control at the time of making the Change of Control Offer.

No Partial Inducements

The company shall not, and the company shall not permit any of its Subsidiaries, either directly or indirectly, to pay (or cause to be paid) any consideration, whether by way of interest, fee or otherwise, to any Beneficial Owner or Holder of the notes for or as an inducement to any consent to any waiver, supplement or amendment of any terms or provisions of the Indenture, the notes or the Note Documents, unless such consideration is offered to be paid (or agreed to be paid) to all Beneficial Owners and Holders of the notes in the time frame set forth in the solicitation documents relating to such consent.

Debt

The company will not, and will not permit any Subsidiary to, incur, create, assume or suffer to exist any Debt, except:

(a) the Secured Obligations or any guarantee of or suretyship arrangement for the Secured Obligations (including any guarantee of the notes by any Guarantor required by the covenant described above under the caption “—Certain Covenants—Additional Collateral; Additional Guarantors”);

(b) Debt (i) evidencing the deferred purchase price of newly acquired property or incurred to finance the acquisition of equipment of any Note Party (pursuant to purchase money mortgages or otherwise, whether owed to the seller or a third party) used in the ordinary course of business of such Note Party (provided that such Debt is incurred within sixty (60) days of the acquisition of such property) and (ii) in respect of Capital Leases; provided that the principal amount of all Debt outstanding pursuant to this clause shall not exceed $2,000,000 in the aggregate at any one time;

(c) Debt associated with bonds or surety obligations required by Governmental Requirements in connection with the operation of, or provision for the abandonment and remediation of, the Oil and Gas Properties;

(d) intercompany Debt between Note Parties to the extent permitted by clause (d) of the covenant described below under the caption “—Investments, Notes, Advances and Acquisitions”; provided that (i) such Debt is not held, assigned, transferred, negotiated or pledged to any Person other than one of the Note Parties, (ii) any such Debt owed by either the company or a Guarantor shall be subordinated to the Secured Obligations on terms set forth in the Subsidiary Guarantee and (iii) any such Debt shall not have any scheduled amortization prior to ninety (90) days after the Stated Maturity of the notes;

(e) endorsements of negotiable instruments for collection in the ordinary course of business;

(f) the Existing Notes and any Permitted Refinancing Debt (subject to clause (b) of the covenant described below under the caption “—Dividends, Distributions and Redemptions; Amendments to Certain Debt Documents”) in respect of such Existing Notes; provided that (i) the remaining outstanding principal balance of the Existing Notes shall be less than or equal to $30,000,000 at all times on or after March 1, 2020 and (ii) the company shall have furnished to the Trustee and to any requesting Holders prior written notice of its intent to incur any such Permitted Refinancing Debt in accordance with clause (b) of the covenant described below under the caption “—Dividends, Distributions and Redemptions; Amendments to

Certain Debt Documents,” the amount thereof, and the anticipated closing date, together with copies of drafts of the material definitive documents therefor promptly after such drafts are available and, when completed, copies of the final versions of such material definitive documents;

(g) Permitted Junior Lien Debt or unsecured Debt the principal amount of which does not exceed $150,000,000 and any Permitted Refinancing Debt in respect thereof; provided that the company shall have furnished to the Trustee and any requesting Holders prior written notice of its intent to incur such Permitted Junior Lien Debt or unsecured Debt, as applicable, the amount thereof, and the anticipated closing date, together with copies of drafts of the material definitive documents therefor promptly after such drafts are available and, when completed, copies of the final versions of such material definitive documents;

(h) Debt in respect of letters of credit posted on behalf of the Note Parties in an amount not to exceed

$2,000,000;

(i) Guarantees of the company and any Guarantor in respect of Debt otherwise permitted hereunder;

(j) other Debt not to exceed $10,000,000 in the aggregate principal amount at any one time outstanding;

(k) (i) all obligations to the extent constituting Debt under all Swap Agreements of the company and its Subsidiaries entered into with Approved Counterparties and which are otherwise permitted hereunder and (ii) all obligations in respect of Bank Product Obligations (as such term is defined in the Intercreditor

Agreement) of any of the lenders or lender affiliates under or in connection with the First Lien Credit Agreement or the Credit Facility;

(l) Debt issued under the First Lien Credit Agreement and any Permitted Refinancing Debt in respect of all of such Debt (or part of such Debt if the remainder of such Debt is refinanced or replaced as provided in the first proviso of this clause (1)), subject to clause (b)(iii) of the covenant described below under the caption “—Dividends, Distributions and Redemptions; Amendments to Certain Debt Documents” (such Permitted Refinancing Debt in respect of the First Lien Credit Agreement, which must be held by a majority of lenders that are commercial banks or other institutional lenders that regularly engage in making reserve- based borrowing base bank loans and/or term loans or similar extensions of credit in the ordinary course, the “Credit Facility”) not to exceed a principal amount equal to the All in Cap in the aggregate at any time outstanding (with outstanding letters of credit being deemed to have a principal amount equal to the stated amount thereof); provided that, if any such Debt in respect of the First Lien Credit Agreement or Credit Facility is refinanced or replaced pursuant to clause (b)(iii) of the covenant described below under the caption “—Dividends, Distributions and Redemptions; Amendments to Certain Debt Documents” with Permitted Junior Lien Debt or unsecured Debt, there shall be a permanent dollar-for-dollar reduction in the Base Cap and the Refinancing Cap; provided, further, that any such secured Debt incurred under this clause (1) must be (a) secured on a basis that is or would be pari passu with the First Lien Credit Agreement as in effect on the First Supplemental Indenture Date (which, includes, for the avoidance of doubt, that no Debt secured under this clause (1) may be secured by a so called “one and a half” or similar lien structure) and (b) subject to a rank in right of payment that is or would be pari passu with the loans and obligations under the First Lien Credit Agreement as of the First Supplemental Indenture Date (which, includes, for the avoidance of doubt, that no Debt incurred under this clause (1) may be contractually subordinated to any other Debt incurred under this clause (1) or otherwise, including pursuant to any so called “first-out” or “last-out” tranche or similar tranching structures); and

(m) Additional Notes in an aggregate principal amount not to exceed $350,000,000 in aggregate principal amount, the exchange notes to be issued pursuant to any registration rights agreement, any PIK Notes issued in respect of such Additional Notes or exchange notes and any Permitted Refinancing Debt in respect of such Additional Notes, exchange or PIK Notes.

Liens

The company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except (the “Permitted Liens”):

(a) Liens granted under the Note Documents securing the payment of any Secured Obligations under the notes and any PIK Notes and Note Documents;

(b) Excepted Liens;

(c) Liens securing Permitted Junior Lien Debt permitted by clause (g) of the covenant described above under the caption “—Certain Covenants—Debt”;

(d) Liens securing Debt permitted by clause (b) of the covenant described above under the caption “—Certain Covenants—Debt,” but only on the Property that are the subject of the Debt referred to in such clause;

(e) Liens on cash deposits (and Deposit Accounts) securing Debt in respect of letters of credit permitted by clause (h) of the covenant described above under the caption “—Certain Covenants—Debt”;

(f) Liens existing on the Original Issue Date and listed in Schedule 9.03 of the First Lien Credit Agreement as in effect on the Original Issue Date and any renewals or extensions thereof;

(g) Liens in favor of a Trustee pursuant to an indenture relating to any Debt permitted by the Indenture to the extent such Liens (i) only secure customary compensation, reimbursement and indemnification obligations owing to such Trustee and (ii) are limited to the money or property held by such Trustee (except such money or property held in trust for the payment of such Debt);

(h) Liens granted to secure obligations under the First Lien Credit Agreement (including Secured Swap Obligations (as defined in the First Lien Credit Agreement as in effect on the Issue Date or any substantially similar definition in the First Lien Credit Agreement as in effect on the First Supplemental Indenture Date or in the Credit Facility) and obligations permitted under clause (k)(ii) of the covenant described above under the caption “—Certain Covenants—Debt”) and, once the First Lien Credit Agreement ceases to exist, the Credit Facility, in each case, to the extent not prohibited under the Indenture, including clause (1) of the covenant described above under the caption “—Certain Covenants—Debt,” and subject to an Intercreditor Agreement; provided that Liens under this clause (h) shall be subject to the All in Cap in all respects;

(i) Liens in favor of the provider of insurance premium financings which encumber cash or letters of credit held by the party, the proceeds of insurance the premiums of which are financed thereby, or prepaid premiums, which are entered into in the ordinary course of business and which secure the Debt incurred from such provider to pay insurance premiums in an aggregate amount not to exceed $250,000 at any time; and

(j) Liens securing Debt permitted by clause (m) of the covenant described above under the caption “—Certain Covenants—Debt”; and

(k) Liens on Property not otherwise permitted by the foregoing clauses of this covenant; provided that (i) such Liens do not secure Debt for borrowed money and (ii) the aggregate amount of all Debt secured by Liens permitted by this clause (k) shall not exceed $2,000,000 at any time.

Dividends, Distributions and Redemptions; Amendments to Certain Debt Documents

(a) Restricted Payments. The company will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its stockholders or make any distribution of its Property to its Equity Interest holders, except:

(i) the company may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock);

(ii) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests;

(iii) the company may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the company and its Subsidiaries;

(iv) the company may make Restricted Payments in the form of repurchases of Equity Interests issued by the company in an aggregate amount not to exceed $25,000,000 during the term of the Indenture; provided that (A) the PDP Coverage Ratio shall be equal to or greater than 1.00 to 1.00 after giving pro forma effect to such Restricted Payment (and the company has delivered the certificate required by clause (s) of the covenant described above under the caption “—Certain Covenants—Reports” certifying to such pro forma compliance and attaching calculations demonstrating such pro forma compliance), (B) such Restricted Payment is pursuant to an open market repurchase of such Equity Interests and the seller of such Equity Interest is not an Affiliate or “insider” of the company, (C) no Default or Event of Default shall exist at the time of such Restricted Payment or result therefrom and (D) concurrently with any such Restricted Payment, the company shall deliver a certificate executed by its Chief Financial Officer certifying that, after giving effect to such Restricted Payment, the company is Solvent as of such date; and

(v) the company may make Restricted Payments in an aggregate amount not to exceed $35,000,000 for purposes of making cash payments for repurchases or exchanges of Equity Interests issued as consideration for any acquisition; provided that such payments must be made within one year after the closing date of any such acquisition.

(b) Redemption or Amendment of Terms of Certain Debt. The company will not, and will not permit any Subsidiary to:

(i) call, make or offer to make any Redemption of or otherwise Redeem (whether in whole or in part) the Existing Notes (or any Permitted Refinancing Debt in respect thereof) or any Permitted Junior Lien Debt (or any Permitted Refinancing Debt in respect thereof); provided that the company may prepay, repay or Redeem the Existing Notes or any Permitted Refinancing Debt in respect thereof so long as such prepayment, repayment or Redemption (l)(x) is made in exchange for or with the net cash proceeds of the substantially concurrent issuance of Equity Interests of the company (other than Disqualified Capital Stock and Equity Interests issued on or before the Original Issue Date) or (y) is made in exchange for or with the net cash proceeds of a substantially concurrent incurrence of Permitted Junior Lien Debt or unsecured Debt, in each case, constituting Permitted Refinancing Debt of the company maturing at least ninety-one (91) days outside the Stated Maturity of the notes or (2) is made with aggregate Operating Cash Flow, measured since the Original Issue Date; provided, however, prepayments, repayments and Redemptions shall only be permitted under this clause (2) if (x) the Total Debt to EBITDAX ratio measured as of the most recently ended fiscal quarter for which financial statements are available shall be less than 3.00 to 1.00 as measured immediately prior to and after giving pro forma effect to such repayment, prepayment or Redemption and to the other transactions to occur on such date; (y) no Defaults or Event of Default exist or shall occur after giving effect thereto; and (z) concurrently with any such prepayment, repayment or Redemption, the company shall deliver an Officers’ Certificate to the Trustee certifying that, after giving effect to such prepayment, repayment or Redemption, the company has complied with this clause (b)(i)(2) and is Solvent as of such date; or (3) in the case of the Existing Notes, is made in an amount less than or equal to the proceeds of the issuance of additional notes permitted by clause (m) of the covenant described under the caption “—Certain Covenants—Debt.” For the avoidance of doubt, the Existing Notes and any Permitted Refinancing Debt in respect thereof cannot be refinanced, repaid, prepaid or redeemed with any Debt secured by a Lien that is pari passu or senior to the Liens securing the Secured Obligations (including, without limitation, any so called “first,” “one and a half” or similar Lien structures); or

(ii) amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of or documents governing the Existing Notes, any Permitted Junior Lien Debt or any Permitted Refinancing Debt in respect of either of the foregoing if:

(A) the effect thereof would be to (t) shorten its maturity or average life, (u) increase the amount of any payment of principal thereof or premium or fee (other than a consent, amendment or similar fee in an aggregate amount for all such fees during the term of the Indenture not to exceed 1.00% of the outstanding principal amount of the Existing Notes, any Permitted Junior Lien Debt or any Permitted Refinancing Debt being amended, modified or otherwise changed or any fee owed to the Existing Notes Trustee) with respect thereto, (v) increase the rate or shorten any period or payment of interest thereon or (w) cause such Permitted Junior Lien Debt or Permitted Refinancing Debt in respect thereof to no longer satisfy the requirements of the definitions of Permitted Junior Lien Debt or Permitted Refinancing Debt, as applicable;

(B) such amendment, modification, waiver, change or consent would adversely affect the Holders in any material respect; or

(C) in the case of Permitted Junior Lien Debt or any Permitted Refinancing Debt in respect thereof, such amendment, modification, waiver, change or consent is prohibited under the terms of the applicable intercreditor agreement;

(iii) refinance or replace (whether in whole or in part) the loans and obligations outstanding under the First Lien Credit Agreement or any Credit Facility so long as (1) such new Debt is in an aggregate principal amount not in excess of the principal amount being refinanced and an amount necessary to pay any accrued and unpaid interest on the Debt being refinanced and any fees and expenses, including call protection amounts, yield maintenance amounts and any other premiums, on the Debt being refinanced that is related to or that becomes due as a result of such refinancing; provided, that the principal amount of the new Debt shall at all times be subject to the All in Cap (subject to reduction to the Base Cap and Refinancing Cap as provided in clause (1) of the covenant described above under the caption “—Certain Covenants—Debt”), (2) the terms of the new Debt do not shorten the final maturity or increase the Weighted Yield on the loans and obligations under the Credit Facility as compared to the Weighted Yield on the loans and obligations under the First Lien Credit Agreement as in effect on the First Supplemental Indenture Date by more than 250 basis points; (3) the call protection under the new Debt does not change (and is not modified) in any manner that is prejudicial to the company as compared to the call protection under the refinanced Debt immediately prior to such refinancing, unless, substantially contemporaneously therewith, the Indenture is amended pursuant to clause (j) of the provisions described below under the caption “—Amendment, Supplement and Waiver—Without Consent of Holders of Notes” such that the notes also receive the benefit of such prejudicial change or modification to the call protection (as examples, if the terms of the new Debt include a make-whole for a period of time that extends longer than the make-whole then-applicable to the refinanced debt (whether on account of the refinanced Debt never having contained a make-whole or on account of the make-whole expiring or terminating on an earlier date in accordance with its terms) (a “make-whole extension”), then the notes shall be amended to extend the then-existing make-whole period by (or reintroduce a make-whole period for) the length of the make-whole extension; additionally, in the event the new Debt includes a call premium schedule that increases the call premium percentage applicable at any period of time as compared to the call premium percentage applicable to such period of time under the then-applicable refinanced debt (a “call protection increase”), then the notes shall be amended such that the then applicable call premium percentage under the notes (even if the notes would not otherwise be subject to a call premium at such point in time) are increased by such call protection increases during such periods of time); (4) such new Debt does not in any way restrict the payment, repayment, redemption, repurchase or other refinancing of or in respect of the notes that would be permitted under the First Lien Credit Agreement as in effect on the Original Issue Date, (5) such New Debt does not add any Property as collateral for the Credit Facility unless such Property is added as collateral for the Secured Obligations or the Secured Parties decline to take such collateral, (6) such New Debt does not provide for any Person to issue a guarantee or be required to issue a guarantee unless such Person guarantees the Secured Obligations or the Secured Parties decline to take such guarantee and (7) such new Debt does not contravene the provisions of the Intercreditor Agreement;

provided that the foregoing shall not prohibit the execution of supplemental indentures to add guarantors, so long as such Person complies with clauses (b) and (c) of the covenant described above under the caption “—Certain Covenants—Additional Collateral; Additional Guarantors.”

Investments, Notes, Advances and Acquisitions

The company will not, and will not permit any Subsidiary to, make or permit to remain outstanding any Investments in or to any Person or make any Material Acquisitions, except that the foregoing restriction shall not apply to:

(a) Investments disclosed on Schedule 9.05 of the First Lien Credit Agreement as in effect on the Original Issue Date;

(b) Accounts receivable arising in the ordinary course of business;

(c) Cash Equivalents so long as such Cash Equivalents are held in a Deposit Account, Securities Account or Commodities Account subject to an Account Control Agreement;

(d) Investments (i) made by the company in or to any Subsidiary which is a Guarantor and with respect to which 100% of the issued and outstanding Equity Interests have been pledged to Trustee, and (ii) made by any Guarantor in or to any other Note Party;

(e) Permitted Acquisitions;

(f) Investments in stock, obligations or securities received in settlement of debts arising from Investments permitted under this covenant owing to the company or any Subsidiary as a result of a bankruptcy or other insolvency proceeding under any Bankruptcy Law of the obligor in respect of such debts or upon the enforcement of any Lien in favor of the company or any of its Subsidiaries; provided that the company shall give the Trustee prompt written notice if the aggregate amount of all Investments held at any one time under this clause (f) exceeds $100,000;

(g) guarantees permitted by the covenant described above under the caption “—Certain Covenants—Debt,” and (ii) guarantees by the company or any Subsidiary for the performance or payment obligations of the company or any Guarantor, which obligations were incurred in the ordinary course of business and do not constitute Secured Obligations;

(h) Investments not to exceed $5,000,000 in the aggregate at any time; and

(i) other acquisitions after the Original Issue Date by the company or any Guarantor of Oil and Gas Properties (or all of the Equity Interests in Persons that primarily own Oil and Gas Properties) that have been approved by the requisite lenders under the First Lien Credit Agreement (or if the First Lien Credit Agreement ceases to exist, the agent or requisite lenders under the Credit Facility); provided that any Property acquired in connection with such acquisition becomes Collateral substantially concurrently with the closing of such acquisition to the extent required under the covenant described above under the caption “—Certain Covenants—Acquisition of Oil and Gas Properties—Mortgage Coverage” and any Person acquired as part of such acquisition becomes a Guarantor substantially concurrently with the closing of such acquisition in accordance with clause (b) of the covenant described above under the caption “—Certain Covenants—Additional Collateral; Additional Guarantors.”

Nature of Business

The company will not, and will not permit any Subsidiary to, allow any material change to be made in the character of its business as an independent oil and gas exploration and production Company. From and after the date hereof, the Note Parties and their Subsidiaries will not acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties not located within the geographical boundaries of the United States.

Limitation on Leases

The company will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal but excluding

Capital Leases and leases of Oil and Gas Properties), under leases or lease agreements which would cause the aggregate amount of all net payments made by the company and the Subsidiaries pursuant to all such leases or lease agreements, including any residual payments at the end of any lease, to exceed $2,000,000 in any period of twelve (12) consecutive calendar months during the life of such leases.

ERISA Compliance

The company will not, and will not permit any Subsidiary to, at any time:

(a) except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, engage in, or permit any ERISA Affiliate (to the extent that the company has Control of the ERISA Affiliate) to engage in, any transaction in connection with which the company, a Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to subsections (c), (i) or (1) of section 502 of ERISA or a Tax imposed by Chapter 43 of Subtitle D of the Code if such penalty or liability could reasonably be expected to result in a Material Adverse Effect;

(b) except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, terminate, or permit any ERISA Affiliate (to the extent that the company has Control of the ERISA Affiliate) to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability of the company, a Subsidiary or any ERISA Affiliate to the PBGC;

(c) except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, fail to make, or permit any ERISA Affiliate (to the extent that the company has Control of the ERISA Affiliate) to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or Applicable Law, the company, a Subsidiary or any ERISA Affiliate is required to pay as contributions thereto, if such failure could reasonably be expected to result in a Material Adverse Effect;

(d) except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, permit to exist, or allow any ERISA Affiliate (to the extent that the company has Control of the ERISA Affiliate) to permit to exist, any accumulated funding deficiency within the meaning of section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan;

(e) except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, permit, or allow any ERISA Affiliate (to the extent that the company has Control of the ERISA Affiliate) to permit, the actuarial present value of the benefit liabilities under any Plan maintained by the company, a Subsidiary or any ERISA Affiliate (to the extent that the company has Control of the ERISA Affiliate) which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term “actuarial present value of the benefit liabilities” shall have the meaning specified in section 4041 of ERISA;

(f) except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate (to the extent that the company has Control of the ERISA Affiliate) to contribute to or assume an obligation to contribute to, any Multiemployer Plan;

(g) except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, acquire, or permit any ERISA Affiliate (to the extent that the company has Control of the ERISA Affiliate) to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the company or a Subsidiary or with respect to any ERISA Affiliate of the company or a Subsidiary if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (i) any Multiemployer Plan, or (ii) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities;

(h) except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, incur, or permit any ERISA Affiliate (to the extent that the company has Control of the ERISA Affiliate) to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA; and

(i) except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, amend, or permit any ERISA Affiliate (to the extent that the company has Control of the ERISA Affiliate) to amend, a Plan resulting in an increase in current liability such that the company, a Subsidiary or any ERISA Affiliate is required to provide security to such Plan under section 401(a)(29) of the Code.

Sale or Discount of Receivables

Except for receivables obtained by the company or any Subsidiary out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, the company will not, and will not permit any Subsidiary to, discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

Mergers, Etc.

The company will not, and will not permit any Subsidiary to, merge into or with or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person (whether now owned or hereafter acquired) (any such transaction, a “consolidation”), or liquidate or dissolve; except that (a) any Guarantor may merge with or dissolve into any other Guarantor, (b) the company may merge with any Subsidiary (or such Subsidiary may be dissolved into the company) so long as the company is the survivor, (c) any Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the company or to another Subsidiary, and may thereafter liquidate or dissolve if applicable; provided that if the transferor in such a transaction is a Guarantor, then the transferee must either be the company or a Guarantor and (d) the company or any Subsidiary may dispose of all of the Equity Interests of any Subsidiary in accordance with the covenant described below under the caption “—Certain Covenants—Sale of Properties.”

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under Applicable Law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a Person.

Sale of Properties

(a) The company will not, and will not permit any Subsidiary to, sell, assign, farm-out, convey or otherwise transfer any Property (each, a “Transfer”) except for:

(i) the sale of Hydrocarbons in the ordinary course of business;

(ii) farmouts, sales or other dispositions of undeveloped acreage and assignments in connection with such farmouts, in each case, with the approval of the First Lien Agent, or, if the First Lien Credit Agreement ceases to exist, the agent or requisite lenders under the Credit Facility, or if the Credit Facility ceases to exist, the Majority Holders, in each case, in its or their sole discretion, as applicable;

(iii) the sale or transfer of equipment that is no longer useful or necessary for the business of the company or such Subsidiary or is replaced by equipment of at least comparable value or use;

(iv) the sale or other disposition (including Casualty Events) of any Oil and Gas Property or any interest therein or any Subsidiary owning Oil and Gas Properties; provided that (i) 100% of the consideration received in respect of such sale or other disposition shall be cash, (ii) the consideration received in respect of such sale or other disposition shall be equal to or greater than the fair market value of the Oil and Gas Property, interest therein or Subsidiary subject of such sale or other disposition, as reasonably determined by the management or, with respect to a Material Divestiture, the Board of Directors or other governing body of the company and the company shall deliver an Officers’ Certificate certifying to that effect), (iii) if any such sale or other disposition is of a Subsidiary owning Oil and Gas Properties, such sale or other disposition shall include all the Equity Interests of such Subsidiary, and (iv) with respect to any Material Divestiture, the company shall be in pro forma compliance after giving effect to such Material Divestiture with each of the First Lien Financial Covenants to the extent then in effect under the First Lien Credit Agreement or the Credit Facility and shall have delivered to the Trustee an Officers’ Certificate as required by clause (s) of the covenant described above under the caption “—Certain Covenants—Reports” attaching calculations demonstrating such pro forma compliance;

(v) Transfers of Property to the company or any Guarantor;

(vi) Transfers permitted by the covenant described above under the captions titled “—Liens,” clause (a) of the covenant described above under the caption “—Dividends, Distributions and Redemptions; Amendments to Certain Debt Documents,” the covenant described above under “—Sale or Discount of Receivables” and the covenant described above under “—Mergers, Etc”;

(vii) the trade or exchange of Oil and Gas Properties constituting Proved Undeveloped Reserves or Oil and Gas Properties not constituting Proved Reserves for Oil and Gas Properties of like kind and equivalent value (including any cash or Cash Equivalents necessary to achieve an exchange of equivalent value); provided that (i) the aggregate value of all Oil and Gas Properties traded or exchanged pursuant to this clause (vii) shall not exceed $10,000,000 and (i) (A) the value for any Oil and Gas Properties constituting Proved Undeveloped Reserves shall be the net present value of such Oil and Gas Property (using a 10% discount rate) as such value is set forth in the most recently delivered Reserve Report and (B) the value for any Oil and Gas Properties not constituting Proved Reserves shall be the fair market value of such Oil and Gas Property;

(viii) any Transfer of assets pursuant to (i) a condemnation, appropriation, seizure or similar taking or proceeding by a Governmental Authority, (ii) the requirement of, or at the direction of, a Governmental Authority or (iii) a Casualty Event;

(ix) the termination, surrender or release of leases and subleases, in each case in the ordinary course of business to the extent the company determines in good faith that such leases or subleases are not economic or the company has no right to extend or renew such lease or sublease;

(x) sales and other Transfers of Properties (other than any Oil and Gas Property constituting Proved Developed Producing Reserves) having a fair market value not to exceed $10,000,000 during any 12-month period; and

(xi) the sale or other disposition of any Oil and Gas Property or any interest therein or any Subsidiary owning Oil and Gas Properties not otherwise permitted under clause (a) of the covenant; provided that (i) such sale or disposition has been approved by the requisite lenders under the First Lien Credit Agreement, or, if the First Lien Credit Agreement ceases to exist, the agent or requisite lenders under the Credit Facility, (ii) at least 75% of the consideration received in respect of such sale or other disposition shall be in cash, (iii) such sale or disposition is not for all or substantially all of the Oil and Gas Properties of the company and its Subsidiaries, (iv) the consideration received in respect of such sale or other disposition shall be equal to or greater than the fair market value of the Oil and Gas Property (and if the consideration received in connection with such sale or disposition is greater than $50,000,000, fair market value must be supported by a fairness opinion in form and substance acceptable to the Majority Holders from a financial advisor of national standing, (v) the Net Cash Proceeds from such sale or disposition are applied pursuant to the mandatory prepayment requirements of the First Lien Credit Agreement or the Credit Facility and clause (b) of this covenant and (vi) any assets received shall become Collateral substantially concurrently with such sale or disposition in accordance with the covenant described above under the caption “—Certain Covenants—Acquisition of Oil and Gas Properties—Mortgage Coverage” and any Person acquired as part of such acquisition shall become a Guarantor substantially concurrently with the closing of such acquisition in accordance with clause (b) of the covenant described above under the caption “—Certain Covenants—Additional Collateral; Additional Guarantors.”

Notwithstanding anything to the contrary in this clause (a) in no event shall the company or any Subsidiary enter into any “DrillCo” transaction or similar transaction where the company or any Subsidiary conveys any Oil and Gas Property to any Person in exchange for the funding of any drilling or development costs.

(b) If the company or any Guarantor Transfers Oil and Gas Properties (or any Equity Interests in any Guarantor owning such Oil and Gas Properties) or Liquidates any Swap Agreement (in each case, other than Transfers permitted under clauses (a)(i), (a)(iii), (a)(v) or (a)(vi) above, then the company shall, subject to the prepayment provisions in the First Lien Credit Agreement or the Credit Facility and the reinvestment rights set forth in this clause (b), within ten (10) Business Days after such Transfer or Liquidation, make an Asset Sale Offer to all Holders of Notes to purchase the maximum principal amount of Notes that may be purchased from the Net Cash Proceeds received in excess of $20,000,000 in respect of such Transfer or Liquidation. The offer price in any Asset Sale Offer will be equal to 100% of such Net Cash Proceeds in excess of $20,000,000 and be comprised of principal amount plus accrued and unpaid interest thereon to the Settlement Date plus the Make Whole Premium and/or Applicable Premium, as applicable, subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Settlement Date, and will be payable in cash. Notwithstanding the foregoing, the company may, as long as no Default or Event of Default exists, within ten (10) Business Days after such Transfer or Liquidation, notify the Trustee that it intends to reinvest such Net Cash Proceeds; provided that, if no Default or Event of Default exists and the company notifies the Trustee and the Holders that it plans to reinvest such Net Cash Proceeds in the acquisition or development of Oil and Gas Properties constituting Proved Reserves, then it shall do so within ninety (90) days after the date of such Transfer or Liquidation (provided that the execution of a binding AFE during such period shall be deemed to be a reinvestment so long as the amounts owed under such AFE are funded within 180 days after the date such AFE is executed); provided, further, that (A) if the company fails to make such reinvestment in such period, it shall make an Asset Sale Offer as provided in this clause (b) in an amount equal to the Net Cash Proceeds that were not so reinvested within ten (10) Business Days after the expiration of such ninety (90) day period (or, as applicable, after the expiration of the 180-day period following the execution of a binding AFE) and (B) in no event shall the aggregate amount of Net Cash Proceeds permitted to be reinvested exceed $50,000,000 during the term of the Indenture. For the avoidance of doubt, the amount of any Net Cash Proceeds required to be applied as set forth in this section shall be reduced on a dollar-for-dollar basis to the extent that such Net Cash Proceeds are applied to satisfy any mandatory prepayment under the First Lien Credit Agreement or the Credit Facility.

The company will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, the company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions by virtue of such compliance.

Environmental Matters

The company will not, and will not permit any Subsidiary to, cause or permit any of its Property to be in violation of, or perform any action or permit any action which will subject any such Property to any Remedial

Work under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations could reasonably be expected to have a Material Adverse Effect.

Transactions with Affiliates

The company will not, and will not permit any Subsidiary to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than the Note Parties) unless such transactions are otherwise permitted under the Indenture and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate; provided that (a) any transaction with any Affiliate (other than a transaction solely among Note Parties) with consideration, when aggregated with the consideration involved in all other such affiliated transactions during the term of the Indenture, in excess of $5,000,000 shall require the approval of the Board of Directors of the company (including a majority of the disinterested directors) and (b) the company shall deliver a fairness opinion in form and substance acceptable to the Majority Holders from a financial advisor of national standing approving any transaction with any Affiliate (other than a transaction solely among Note Parties) with consideration, when aggregated with the consideration involved in all other such affiliated transactions during the term of the Indenture, in excess of $10,000,000.

Subsidiaries

The company will not, and will not permit any Subsidiary to, create or acquire any additional Subsidiary unless the company gives written notice to the Trustee and Collateral Agent of such creation or acquisition and complies with clause (b) of the covenant described above under the caption “—Certain Covenants—Additional Collateral; Additional Guarantors.” The company shall not, and shall not permit any Subsidiary to, sell, assign or otherwise dispose of any Equity Interests in any Subsidiary except in compliance with the covenant described above under the caption “—Certain Covenants—Mergers, Etc.” Neither the company nor any Subsidiary shall have any Subsidiaries that are not organized under the laws of the United States of America or any state thereof or the District of Columbia. The company will not permit any Person other than a Note Party to own any Equity Interests in any Guarantor.

Negative Pledge Agreements; Dividend Restrictions

The company will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any contract, agreement or understanding (other than the Indenture, the Security Documents, the First Lien Credit Documents, Swap Agreements, documents governing Permitted Junior Lien Debt or Capital Leases or purchase money loans creating Liens permitted by the covenant described above under the caption “—Certain Covenants—Liens” or documents evidencing the Credit Facility) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Trustee, Collateral Agent and the Holders or restricts any Subsidiary from paying dividends or making distributions to any Note Party, or which requires the consent of or notice to other Persons in connection therewith.

Gas Imbalances, Take-or-Pay or Other Prepayments or Minimum Volume Contracts

The company will not, and will not permit any Subsidiary to, (a) allow gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of the company or any Subsidiary that would require the company or such Subsidiary to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor to exceed one bcf of gas (on an mcf equivalent basis) in the aggregate or (b) enter into minimum volume contracts for gathering, processing or transportation of production that require the payment of a fee in the event such minimum volumes are not met.

Swap Agreements—Maximum Hedging

The company will not, and will not permit any Subsidiary to, enter into any Swap Agreements other than

(a) non-speculative Swap Agreements in respect of commodities

(i) with an Approved Counterparty,

(ii) that are either swaps or costless collars (and if costless collars, have terms acceptable to the First Lien Agent or, if the First Lien Credit Agreement ceases to exist, any agent or requisite lenders under the Credit Facility, or, if both cease to exist, the Majority Holders, in each case, in their sole discretion),

(iii) the maximum tenor of which is no longer than thirty-six (36) months,

(iv) the notional volumes for which (when aggregated with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is executed and as of the last day of each fiscal quarter, 90% of Reasonably Anticipated Projected Production for each month during the 36-calendar month period following such date of determination, for each of crude oil, liquids and natural gas, calculated separately and

(v) in the case of Swap Agreements that are swaps, such Swap Agreements shall have prices for each month during the tenor thereof set at the Strip Price for such month determined at the time such Swap Agreement is entered into; and

(b) Swap Agreements in respect of interest rates with an Approved Counterparty, as follows:

(i) Swap Agreements effectively converting interest rates from fixed to floating, the notional amounts of which (when aggregated with all other Swap Agreements of the company and its Subsidiaries then in effect effectively converting interest rates from fixed to floating) do not exceed 50% of the then outstanding principal amount of the company’s Debt for borrowed money which bears interest at a fixed rate and

(ii) Swap Agreements effectively converting interest rates from floating to fixed, the notional amounts of which (when aggregated with all other Swap Agreements of the company and its Subsidiaries then in effect effectively converting interest rates from floating to fixed) do not exceed the greater of $20,000,000 and 75% of the then outstanding principal amount of the company’s Debt for borrowed money which bears interest at a floating rate.

In no event shall any Swap Agreement contain any requirement, agreement or covenant for the company or any Subsidiary to post collateral or margin to secure their obligations under such Swap Agreement or to cover market exposures other than collateral provided for in, and upon the terms and conditions set forth in, the Indenture and the relevant Security Documents. No Note Party shall Liquidate any Swap Agreement in respect of commodities if (x) after giving pro forma effect thereto, the company would not be in compliance with the covenant described above under the caption “—Certain Covenants—Swap Agreements” or the First Lien Financial Covenants to the extent then in effect under the First Lien Credit Agreement or the Credit Facility (and in connection with any such Liquidation, the company shall deliver an Officers’ Certificate demonstrating such pro forma compliance), or (y) the aggregate proceeds received by the Note Parties in respect of such Liquidations in any 12-month period exceeds $2,000,000. Notwithstanding anything to the contrary contained herein, in the event that the First Lien Agent or lenders under the Credit Facility grant an extension, waiver, amendment, or consent with respect to the company’s obligations under any substantively equivalent section of the First Lien Credit Agreement as in effect on the First Supplemental Indenture Date to this covenant or otherwise remove such provisions or, if the First Lien Credit Agreement ceases to exist, under any substantively equivalent section of the Credit Facility (if any), such waiver, amendment, consent, extension or removal shall be automatically applicable to this covenant (without the need for further written modification to the Indenture); provided that, notwithstanding anything to the contrary herein, the company shall be deemed to have complied with this covenant if the company complies with any substantively equivalent section of the First Lien Credit Agreement as in effect on the First Supplemental Indenture Date to this covenant or, if the First Lien Credit Agreement ceases to exist, with any substantively equivalent section of the Credit Facility.

Deposit Accounts

The company will not, and will not permit any Guarantor to, open or otherwise establish, or deposit or otherwise transfer Dedicated Cash Receipts into, any Deposit Account other than Deposit Accounts (a) in which the Collateral Agent has been granted a Lien and (b) that are subject to an Account Control Agreement in favor of the Collateral Agent.

Sale and Leaseback

The company will not, and will not permit any Subsidiary or Guarantor to, enter into any arrangement, directly or indirectly, with any Person whereby the company or any Subsidiary or Guarantor shall sell or transfer any of its Property, whether now owned or hereafter acquired, and whereby Company or any Subsidiary or Guarantor shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which Company or any Subsidiary or Guarantor intends to use for substantially the same purpose or purposes as the Property sold or transferred.

Amendments to Organizational Documents and Fiscal Year

Without the prior written consent of the Majority Holders, neither Company nor any Guarantor will amend, or permit to be amended, its Organizational Documents or waive any right or obligation of any Person thereunder except to the extent such amendment or waiver could not reasonably be expected to adversely affect the rights and benefits of the Trustee or the Holders in any material respect.

Covenant Regarding Financing Facility

If the company or any Note Party incurs any Permitted Junior Lien Debt, unsecured Debt, Permitted Refinancing Debt of any of the foregoing or Permitted Refinancing Debt of all or part of the First Lien Credit Agreement or the Credit Facility or the notes to the extent such Permitted Refinancing Debt is in the form of Permitted Junior Lien Debt or unsecured Debt or enters into any amendment, modification or supplement to any document evidencing Permitted Junior Lien Debt, the Existing Notes, unsecured Debt or any Permitted Refinancing Debt in respect of any of the foregoing and, in either case, such Debt then incurred or amended, modified or supplemented would have an aggregate cash interest rate in excess of 9.50% per annum (the amount above 9.50% per annum, the “Excess”), then such Excess shall be permitted hereunder if and only if, substantially contemporaneously therewith, the company and Trustee amend or supplement the Indenture and Notes pursuant to clause (j) of the provisions described under the caption “Amendment, Supplement and Waiver—Without Consent of Holders of Notes” to provide an increase to the Cash Interest payable on the notes equal to at least such Excess, which such increase shall be effective no later than the date of the incurrence of the Debt or the amendment, modification or supplement to the Debt giving rise such Excess.

Anti-Layering

Notwithstanding anything in the Indenture to the contrary, the company shall not incur, and shall not permit any Subsidiary to incur, any Debt that:

(a) is secured on a subordinated or junior basis to the First Lien Credit Agreement or the Credit Facility and on a senior basis to the Note Documents (including, without limitation, any Debt subject to a so called “one and half lien” or similar lien structure but excluding the Lien in favor of the Trustee provided for in the Indenture) or

(b) is contractually subordinated in right of payment to any Debt and not also contractually subordinated in right of payment to the notes (including, without limitation, pursuant to the creation of any so called “first-out” or “last-out” tranche or similar tranching structures); provided, however, that this provision shall not prohibit any Debt incurred pursuant to any Swap Agreement permitted to be secured under the covenant described above under the caption “—Certain Covenants—Liens.”

Events of Default and Remedies

An “Event of Default” occurs if one of the following shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be involuntary or be effected by operation of law):

(a) the company shall fail to pay any principal of any Note when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for redemption or repurchase thereof, by acceleration or otherwise;

(b) the company shall fail to pay any interest on any Note or any fee or any other amount (other than any amount referred to in clause (a)) payable under any Note Document, when and as the same shall become due and payable and such failure shall continue unremedied for a period of 20 days;

(c) any representation or warranty made or deemed made by or on behalf of the company or any Subsidiary in or in connection with the Exchange Agreement and any Note Document or any amendment or modification of any Note Document or waiver under such Note Document, or in any report, certificate, financial statement or other document furnished by or on behalf of the company or any Subsidiary pursuant to or in connection with any Note Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made (provided that to the extent that any representation and warranty is qualified by materiality, material adverse effect or a similar qualification, such representation and warranty shall be true in all respects);

(d) the company or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in:

(i) any of clauses (h) and (1) of the covenant described above under the caption “—Certain Covenants—Reports,”

(ii) the covenant described above under the caption “—Certain Covenants—Notice of Material Events,”

(iii) the covenant described above under the caption “—Certain Covenants—Existence; Conduct of Business,”

(iv) the covenant described above under the caption “—Certain Covenants—Reserve Reports,”

(v) the covenant described above under the caption “—Certain Covenants—Title Information,”

(vi) the covenant described above under the caption “—Certain Covenants—Additional Collateral; Additional Guarantors,”

(vii) the covenant described above under the caption “—Certain Covenants—Deposit Accounts, Securities Accounts and Commodities Accounts,”

(viii) the covenant described above under the caption “—Certain Covenants—Acquisition of Oil and Gas Properties—Mortgage Coverage,”

(ix) the covenant described above under the caption “—Certain Covenants—Swap Agreements,”

(x) the covenant described above under the caption “—Certain Covenants—Stay, Extension and Usury Laws,”

(xi) the covenant described above under the caption “—Certain Covenants—Offer to Repurchase upon Change of Control,” or

(xii) the covenant described above under the caption “—Certain Covenants—No Partial Inducements,” or

(xiii) in any of the covenants in the section titled “Certain Covenants” under the captions “Debt, “Liens,” “Dividends, Distributions and Redemptions; Amendments to Certain Debt Documents,” “Investments, Notes, Advances and Acquisitions,” “Nature of Business,” “Limitation on Leases,” “Proceeds of Notes,” “ERISA Compliance,” “Sale or Discount of Receivables,” “Mergers, Etc.,” “Sale of Properties,” “Environmental Matters,” “Transactions with Affiliates,” “Subsidiaries,” “Negative Pledge Agreements; Dividend Restrictions,” “Gas Imbalances, Take-or-Pay or Other Prepayments or Minimum Volume Contracts,” “Swap Agreements,” “Deposit Accounts,” “Sale and Leaseback,” “Amendments to Organizational Documents and Fiscal Year,” “Covenant Regarding Financing Facility” and “Anti-Layering”;

and such failure shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) notice thereof from the Trustee to the company or from the Holders of at least 25% of the aggregate principal amount of the notes to the company and the Trustee or (ii) an Officer of the company or such Subsidiary otherwise becoming aware of such default; provided, however, the rate at which Cash Interest on the notes accrues shall increase to the Default Rate effective immediately upon such failure without giving effect to such thirty (30)-day grace period;

(e) the company or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in the Indenture (other than those specified in clauses (a), (b) or (d) above) or any other Note Document and such failure shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) notice thereof from the Trustee to the company or from the Holders of at least 25% of the aggregate principal amount of the notes to the company and the Trustee or (ii) an Officer of the company or such Subsidiary otherwise becoming aware of such default;

(f) the company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace or cure periods);

(g) any event or condition occurs that results in (i) any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any Trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require the company or any Subsidiary to make an offer in respect thereof, (ii) an “Event of Default” under the First Lien Credit Agreement or any equivalent under any Credit Facility shall have occurred; provided that an “Event of Default” or equivalent resulting from a breach of the First Lien Financial Covenants or of Section 9.01(a) of the First Lien Credit Agreement as in effect on the Original Issue Date (or any replacement financial covenants under the First Lien Credit Agreement in effect on the First Supplemental Indenture Date or any other Credit Facility) to the extent then in effect under the First Lien Credit Agreement or the Credit Facility shall not constitute an Event of Default under this clause (g)(ii) until (A) the loans or other obligations under the First Lien Credit Agreement or Credit Facility have been accelerated, (B) the First Lien Agent has commenced exercising remedies or (C) such “Event of Default” or equivalent has not been cured or waived under the terms of the First Lien Credit Agreement or Credit Facility, as applicable, within thirty (30) days after notice of the occurrence of such “Event of Default” or equivalent has been delivered by the company to the lenders under the First Lien Credit Agreement or Credit Facility (or was required to be delivered under the terms of the First Lien Credit Agreement or Credit Facility as in effect at such time);

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the company or any Guarantor or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, Trustee, custodian, sequestrator, conservator or similar official for the company or any Guarantor or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the company or any Guarantor shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) above, (iii) apply for or consent to the appointment of a receiver, Trustee, custodian, sequestrator, conservator or similar official for the company or any Guarantor or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) any stockholder of the company shall make any request or take any action for the purpose of calling a meeting of the stockholders of the company to consider a resolution to dissolve and wind-up the company’s affairs or (vii) take any action for the purpose of effecting any of the foregoing;

(j) the company or any Guarantor shall admit in writing its inability or fail generally to pay its debts as they become due;

(k) (i) one or more judgments for the payment of money in an aggregate amount in excess of $2,000,000 (to the extent not covered by independent third party insurance provided by insurers of the highest claims paying rating or financial strength as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding under any bankruptcy law) or (ii) any one or more non-monetary judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, shall be rendered against a Note Party or any combination thereof and, in either such case, the same shall remain undischarged for a period of forty-five (45) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of a Note Party to enforce any such judgment;

(l) the Note Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against the company or a Guarantor party thereto (or, in the case of any Intercreditor Agreement, against any party thereto other than the Collateral Agent) or shall be repudiated by any of them, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of the Indenture, or a Note Party or any of their Affiliates shall so state in writing; and

(m) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect.

If any Event of Default occurs and is continuing, the Trustee, by written notice to the company, or the Holders of at least 25% in principal amount of outstanding Notes, by written notice to the company with a copy to the Trustee, may declare all the notes to be due and payable immediately. Upon any such declaration, the notes shall become due and payable immediately, together with all accrued and unpaid interest and premium (including the Applicable Premium and Make Whole Premium), if any, thereon. Notwithstanding the preceding, if an Event of Default specified in clause (h) or (i) above occurs with respect to the company or its Subsidiaries, all outstanding Notes shall become due and payable immediately without further action or notice, together with all accrued and unpaid interest and premium (including the Applicable Premium and Make Whole Premium), if any, thereon. It is understood and agreed that in the event of an acceleration of all or any outstanding Notes pursuant to Article Six in respect of any Event of Default for any reason (including, but not limited to, an Event of Default specified in clauses (h) or (i) described under the caption “Events of Default” or any insolvency proceeding under the bankruptcy law or otherwise), the Applicable Premium and Make Whole Premium with respect to the notes shall become automatically and immediately due and payable as if such acceleration was an optional redemption made by the company pursuant to the provisions described above under the caption “Optional Redemption,” and the company will pay such premium (including the Applicable Premium and Make Whole Premium), if any, as compensation to the Holders for the loss of their investment opportunity and not as a penalty, whether or not an insolvency proceeding under any bankruptcy law has commenced, and (if an insolvency proceeding has commenced) without regard to whether such insolvency proceeding is voluntary or involuntary, or whether payment occurs pursuant to a motion, plan of reorganization, or otherwise, and without regard to whether the notes and other Secured Obligations are satisfied or released by foreclosure (whether or not by power of judicial proceeding), deed in lieu of foreclosure or by any other means. The Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except with respect to nonpayment of principal, interest, premium (including the Applicable Premium and Make Whole Premium), if any, that have become due solely because of the acceleration) have been cured or waived.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of and interest, premium (including the Applicable Premium and Make Whole Premium), if any, on, the notes or to enforce the performance of any provision of the notes or the Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the notes or does not produce any of them in the proceeding. A delay or omission by the Trustee, Collateral Agent or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the notes waive (including in connection with a purchase of, or tender offer or exchange offer for, Notes) any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, or interest, premium, if any, on the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability. Notwithstanding any provision to the contrary in the Indenture, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the direction or request of any Holder, unless such Holder shall offer to the Trustee security and indemnity satisfactory to the Trustee against any fee, loss, liability or expense.

No Personal Liability of Directors, Officers, Employees and Shareholders

No director, officer, partner, employee, incorporator, manager or shareholder or other owner of Equity Interests of the company or any Guarantor, as such, shall have any liability for any obligations of the company or any Guarantor under the notes, the Subsidiary Guarantee or the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes.

Legal Defeasance and Covenant Defeasance

The company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees (“Legal Defeasance”), except for:

(a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, and interest or premium, if any, on such Notes when such payments are due from the trust referred to below;

(b) the company’s obligations with respect to the notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c) the rights, powers, trusts, duties and immunities of the Trustee, the company’s and the Guarantors’ obligations in connection therewith; and

(d) the Legal Defeasance provisions of the Indenture.

In addition, the company may, at its option and at any time, elect to have its obligations released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”), and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events described in clause (g) under the provisions described above under the caption “Events of Default” will no longer constitute an Event of Default with respect to the notes. If the company exercises either its Legal Defeasance or Covenant Defeasance option, each Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee and any security for the notes (other than the trust) will be released.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(a) the company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment banking firm, appraisal firm or firm of independent public accountants, to pay the principal of, and interest, premium, if any, on, the outstanding Notes and all other Secured Obligations on the date of fixed maturity or on the applicable redemption date, as the case may be, and the company must specify whether the notes are being defeased to the date of fixed maturity or to a particular redemption date;

(b) in the case of Legal Defeasance, the company must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that:

(i) the company has received a ruling from, or a ruling has been published by, the Internal Revenue Service; or

(ii) since the Original Issue Date, there has been a change in the applicable United States federal income Tax law;

(iii) in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for United States federal income Tax purposes as a result of such Legal Defeasance and will be subject to United States federal income Tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of Covenant Defeasance, the company must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for United States federal income Tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income Tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Debt or other borrowing of funds or the grant of Liens securing such Debt or other borrowing, all or a portion of the proceeds of which will be applied to such deposit);

(e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the company or any of its Subsidiaries is a party or by which the company or any of its Subsidiaries is bound;

(f) the company shall deliver to the Trustee a certificate of an Officer of the company stating that the deposit was not made by the company with the intent of preferring the Holders over the other creditors of the company or with the intent of defeating, hindering, delaying or defrauding creditors of the company or others; and

(g) Company shall deliver to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

With Consent of Holders of Notes

Except as provided in this section and under the caption “—Amendment, Supplement and Waiver—Without Consent of Holders of Notes,” the company, the Guarantors and the Trustee and Collateral Agent, as applicable, may amend or supplement the Indenture, the notes and any other Note Document with the consent of the Majority Holders (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to the Indenture, any existing Default or Event of Default or compliance with any provision of the Indenture or the notes may be waived with the consent of the Majority Holders (including consents obtained in connection with a purchase of, tender offer or exchange offer for, Notes). However, without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):

(a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b) reduce the principal of or change the fixed maturity of any Note or alter any of the provisions with respect to the redemption or repurchase of the notes (other than the provisions described above under the caption “Offer to Purchase by Application of Net Cash Proceeds”, the covenant described above under the caption “Certain Covenants—Offer to Repurchase Upon Change of Control” and clause (b) of the covenant described above under the caption “—Certain Covenants—Sale of Properties”);

(c) reduce the rate of or change the time for payment of interest, including the Default Rate of interest, on any Note;

(d) waive a Default or Event of Default in the payment of principal of, or interest, premium, if any, on, the notes (except a rescission of acceleration of the notes by the Holders of a majority in principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

(e) make any Note payable in money other than that stated in the notes;

(f) make any change in the provisions of the Indenture relating to waivers of past Defaults or Events of Default or the rights of Holders of Notes to receive payments of principal of, or interest, premium, if any, on, the notes (except as permitted in clause (g) below);

(g) waive a redemption or repurchase payment with respect to any Note (other than a payment required by the provisions described above under the caption “Offer to Purchase by Application of Net Cash Proceeds,” the covenant described above under the caption “Certain Covenants—Offer to Repurchase Upon Change of Control” and clause (b) of the covenant described above under the caption “—Certain Covenants—Sale of Properties”);

(h) release any Guarantor from any of its obligations under its Subsidiary Guarantee or the Indenture, except in accordance with the terms of the Indenture; or

(i) make any change in the preceding amendment, supplement and waiver provisions.

In addition, any amendment to, or waiver of, the provisions of the Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the notes will require the consent of the Holders of at least 66 2/3% in aggregate principal amount of the notes then outstanding. The Trustee and the Collateral Agent shall be fully protected in connection with the release of all or substantially all of the Collateral in relying upon an Officers’ Certificate and Opinion of Counsel to which it is entitled under the Indenture in connection with any such amendment.

Upon the request of the company accompanied by Board Resolutions authorizing their execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee and Collateral Agent, as applicable, of the documents described under the Indenture, the Trustee and Collateral Agent, as applicable, shall join with the company and the Guarantors in the execution of such amended or supplemental indenture or amendment or supplement to any Note Document, unless such amendment or supplement affects the Trustee’s or Collateral Agent’s own rights, duties or immunities under the Indenture, the other Note Documents or otherwise, in which case the Trustee and Collateral Agent, as applicable, may in its discretion, but shall not be obligated to, enter into such amendment or supplement.

It shall not be necessary for the consent of the Holders of Notes to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver becomes effective, the company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Without Consent of Holders of Notes

Notwithstanding the preceding, without the consent of any Holder of Notes, the company, the Guarantors and the Trustee may amend or supplement the Indenture or the notes:

(a) to cure any ambiguity, defect or inconsistency;

(b) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code);

(c) to provide for the issuance of additional notes in accordance with the limitations set forth in the Indenture;

(d) to make any change that would provide any additional rights or benefits to the Holders of the notes or that does not adversely affect the legal rights hereunder of any such Holder in any material respect;

(e) to secure the notes or the Subsidiary Guarantees pursuant to the requirements of the covenant described above under the caption “—Certain Covenants—Additional Collateral; Additional Guarantors”;

(f) to add any additional Guarantor with respect to the notes or to evidence the release of any Guarantor from its Subsidiary Guarantee in accordance with the Indenture;

(g) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;

(h) to evidence or provide for the acceptance of appointment under the Indenture of a successor Trustee or Collateral Agent;

(i) to make, complete or confirm any grant of Collateral permitted or required by the Indenture or any of the Security Documents or any discharge or release of any Collateral that is permitted by the Indenture or any of the Note Documents;

(j) to implement any amendment contemplated by clause (iii) of the covenant described above under the caption “Amendments to Debt Documents,” clause (b)(iii)(3) of the covenant described above under the caption “Dividends, Distributions and Redemptions; Amendments to Certain Debt Documents” or the covenant described under the caption “Certain Covenants—Covenant Regarding Financing Facility”; or

(k) with respect to the Security Documents, as provided in the Intercreditor Agreement.

In addition, without the consent of any Holder, the Intercreditor Agreement may be amended in accordance with its terms, including to add additional Debt as Priority Lien Debt (as defined in the Intercreditor Agreement), Additional Notes as Second Lien Debt (as defined in the Intercreditor Agreement) or Junior Lien Debt (as defined in the Intercreditor Agreement) and add other parties (or any authorized agent thereof or Trustee therefor) holding such Debt thereto and to establish that the Liens on any Collateral securing such Debt shall rank equally with the Liens on such Collateral securing the other Priority Lien Debt (as defined in the Intercreditor Agreement) or Junior Lien Debt (as defined in the Intercreditor Agreement), as applicable, then outstanding.

Upon the request of the company, and upon receipt by the Trustee and Collateral Agent, if applicable, of the documents described under the Indenture, the Trustee and Collateral Agent, if applicable, shall join with the company and the Guarantors in the execution of any amended or supplemental indenture and amendment or supplement to any Note Documents authorized or permitted by the terms of the Indenture, but neither the Trustee nor the Collateral Agent, as applicable, shall be obligated to enter into such amended or supplemental indenture or amendment or supplement to any Note Document that affects its own rights, duties or immunities under the Indenture, any Note Document or otherwise.

Satisfaction and Discharge

The Indenture will be satisfied and discharged and will cease to be of further effect as to all Notes issued thereunder (except as to surviving rights of registration of transfer or exchange of the notes and as otherwise specified in the Indenture), when:

(1) either:

(a) all Notes that have been authenticated, except lost, wrongfully taken or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the company, have been delivered to the Trustee for cancellation, or

(b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year by reason of the mailing of a notice of redemption or otherwise, and the company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the Trustee for cancellation for principal, accrued interest, premium, (including, the Make Whole Premium and Applicable Premium) if any, and all other Secured Obligations to the date of fixed maturity or redemption.

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a Default or Event of Default resulting from the incurrence of Debt or other borrowing of funds or the grant of Liens securing such Debt or other borrowing, all or a portion of the proceeds of which will be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the company or any of its Subsidiaries is a party or by which the company or any of its Subsidiaries is bound;

(3) the company and the Guarantors have paid or caused to be paid all other sums payable by them under the Indenture; and

(4) the company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the notes at fixed maturity or the redemption date, as the case may be. In addition, the company must deliver an officers’ certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the company, any Guarantor or any Affiliate of the company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) after a Default has occurred and is continuing, it must eliminate such conflict within ninety (90) days, apply to the SEC for permission to continue as Trustee (if the Indenture is then qualified under the TIA) or resign.

The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. If an Event of Default occurs and is continuing, the Trustee will be required, in the exercise of its powers, to use the degree of care of a prudent man in the conduct of his own affairs. The Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder has offered to the Trustee security or indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Indenture, the notes and the Subsidiary Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Additional Information

Anyone who receives this prospectus may obtain a copy of the Indenture without charge by writing to Northern Oil and Gas, Inc., 601 Carlson Pkwy, Suite 990, Minnetonka, MN 55305, Attention: Secretary.

Book-Entry, Delivery and Form

Except as set forth below, the exchange notes will be issued initially only in the form of one or more global notes (collectively, the “Global Notes”).

The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company (“DTC”), and registered in the name of DTC’s nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in registered, certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters. DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants. DTC has also advised us that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the exchange agent as having validly tendered original notes, or automatically so designated through DTC’s ATOP procedures, with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. Euroclear and Clearstream may hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of an interest in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or “Holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the indenture.

Under the terms of the indenture, the company and the Trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither the company, the Guarantors, the Trustee nor any agent of the company or the Trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, at the due date of any payment in respect of securities such as the notes, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the notes as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the company. Neither the company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and the company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rales and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for Certificated Notes, and to distribute such Notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the company, the Trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes in minimum denominations of $1.00 and in integral multiples of $1.00 in excess thereof, if:

(1) DTC (a) notifies the company that it is unwilling or unable to continue as depositary for the Global Note or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either event, the Company fails to appoint a successor depositary within 90 days;

(2) the company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3) there has occurred and is continuing an Event of Default and DTC notifies the Trustee of its decision to exchange the Global Note for Certificated Notes.

Beneficial interests in a Global Note may also be exchanged for Certificated Notes in the other limited circumstances permitted by the Indenture, including if an Affiliate of the company acquires such interests. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note, except in the limited circumstances provided in the Indenture.

Same Day Settlement and Payment

The company will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The company will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such Holder’s registered address.

The Notes represented by the Global Notes are eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Account Control Agreement” means, as to any Deposit Account, Securities Account or Commodities Account of any Note Party, a customary agreement or agreements, in form and substance not adverse to the Holders in any material respect (as determined by the company and certified to the Trustee in an Officers’ Certificate) and acceptable to the Collateral Agent in its reasonable discretion, among such Note Party owning such Deposit Account, Securities Account or Commodities Account, the Collateral Agent and the financial institution at which such Deposit Account, Securities Account or Commodities Account is located, which agreement establishes the Collateral Agent’s control with respect to such Deposit Account, Securities Account or Commodities Account. For purposes of this definition, the term “control” has the meaning given to such term in the UCC. Any control agreement entered into on the Original Issue Date by the company and the Collateral Agent shall be deemed to be in compliance with this definition.

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement. Unless the context indicates otherwise, all references to “interest” in the Indenture or the notes shall be deemed to include any such Additional Interest.

“AFE” means an authority for expenditure listing the expenses of drilling a well and completing or abandoning the well and received in the ordinary course of business.

“Affiliate” means, with respect to a specified Person, another Person, that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“All in Cap” means an amount not to exceed the sum of (i) the Base Cap, plus (ii) the principal amount of any customary debtor-in-possession financing (which shall not exceed the lesser of (a) $75,000,000 (exclusive of any “roll-up” of any prepetition amounts under the First Lien Credit Agreement or the Credit Facility (other than Excess Priority Lien Obligations (as such term is defined in the Intercreditor Agreement))) and (b) the amount agreed to in the Intercreditor Agreement as in effect on the date of measurement), plus (iii) any customary protective advances in an amount up to 2.00% of the principal amount outstanding under the First Lien Credit Agreement or, if the First Lien Credit Agreement ceases to exist, the Credit Facility as of such time (without giving effect to any Excess Priority Lien Obligations (as such term is defined in the Intercreditor Agreement) or debtor-in-possession financing) by the lenders under the First Lien Credit Agreement or, if the First Lien Credit Agreement ceases to exist, the Credit Facility in respect of any collateral or for insurance, Taxes or maintenance of collateral, plus (iv) any increase in the principal amount of the First Lien Credit Agreement or, if the First Lien Credit Agreement ceases to exist, the Credit Facility due to interest paid in kind or capitalized (subject, in all respects to the limitations set forth in clause (a) of the covenant described above under the caption “Amendments to Debt Documents” and clause (b)(iii) of the covenant described above under the caption “Certain Covenants—Dividends, Distributions and Redemptions; Amendments to Certain Debt Documents”), plus (v) any amounts owing in respect of customary Hedging Obligations (as such term is defined in the Intercreditor Agreement) and Bank Product Obligations (as such term is defined in the Intercreditor Agreement), if any, plus (vi) in the case of Debt constituting Permitted Refinancing Debt of the First Lien Credit Agreement or, if the First Lien Credit Agreement ceases to exist, the Credit Facility, any interest, fees, premiums, make whole amounts or call protection amounts that become due as a result of such refinancing in an amount so long as, when aggregated with the principal amount of loans outstanding under the First Lien Credit Agreement, if the First Lien Credit Agreement ceases to exist, or the Credit Facility at such time, the aggregate amount shall not exceed the Refinancing Cap.

“Applicable Law” except as the context may otherwise require, means all Applicable Laws, rules, regulations, ordinances, judgments, decrees, injunctions, writs and orders of any court or governmental or congressional agency or authority and rules, regulations, orders, licenses and permits of any United States federal, state, municipal, regional, or other governmental body, instrumentality, agency or authority.

“Approved Counterparty” means (a) BP Energy Company, (b) Macquarie Bank Limited, (c) Cargill Incorporated, (d) Royal Bank of Canada, (e) Fifth Third Bank, (f) Capital One, National Association, (g) any

other Person with a A-or higher rating from Moody’s or A3 or higher rating from S&P (or such counterparty’s obligations under any Swap Agreement have been guaranteed by an entity with such ratings) at the time that such Note Party enters into a Swap Agreement, or (h) any Person acceptable to the Majority Holders.

“Approved Petroleum Engineers” means (a) Ryder Scott Company Petroleum Consultants, L.P., (b) Netherland, Sewell & Associates, Inc., (c) Cawley, Gillespie & Associates, Inc. and, in each case, any and all successors thereto, and (d) any Person acceptable to the Majority Holders.

“Base Cap” means $400,000,000 as may be reduced from time to time in accordance with clause (1) of the covenant described above under the caption “Certain Covenants—Debt.”

“Beneficial Owner” has the meaning assigned such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

“Board of Directors” means, with respect to any Person, the board of directors or other governing body of such Person or any committee thereof duly authorized to act on behalf of such board of directors or such other governing body.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in Houston, Texas or in New York, New York or another place of payment are authorized or required by law to close.

“Capital Expenditures” means, in respect of any Person, for any period, the aggregate (determined without duplication) of all exploration and development expenditures and costs that should be capitalized in accordance with GAAP and any other expenditures that are capitalized on the balance sheet of such Person in accordance with GAAP.

“Capital Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder, provided that all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board (“FASB”) on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purpose of the Indenture (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as capitalized lease obligations in the financial statements to be delivered pursuant to clauses (a) and (b) of the covenant described above under the caption “Certain Covenants—Reports.”

“Cash Equivalents” means (a) direct obligations of the United States or any agency thereof, or obligations guaranteed or insured by the United States or any agency thereof, in each case maturing within one (1) year from the date of acquisition thereof; (b) commercial paper maturing within one (1) year from the date of acquisition thereof rated in the highest grade by S&P or Moody’s; (c) deposit accounts or deposits maturing within one (1) year from the date of acquisition thereof with, including certificates of deposit issued by any bank or trust Company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust Company’s most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively; (d) repurchase obligations with a term of not more than thirty (30) days from the date of acquisition thereof for underlying securities of the type described in the foregoing clauses (a) through (c); and (e) deposits in money market funds investing exclusively in Investments described in the foregoing clauses (a) through (d).

“Cash Interest” means any interest on the notes payable in cash.

“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of the company or any of its Subsidiaries having a fair market value in excess of $250,000 in the aggregate for any calendar year.

“Change of Control” means the occurrence of the following events: (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rales of the SEC thereunder as in effect on the date hereof) of Equity Interests so that such Person or group owns 45% or more of the Voting Stock of the company, (b) the occupation of a majority of the seats (other than vacant seats) on the Board of Directors of the company by Persons who were neither (i) nominated, appointed or approved for consideration by shareholders for election by the Board of Directors of the company or (ii) appointed by directors so nominated, appointed or approved or (c) any “change in control” under any documents governing any Material Indebtedness.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all assets or property, now owned or hereafter acquired by the company and the Guarantors (other than Excluded Assets (as defined in the Security Agreement)), to the extent such assets or property are mortgaged, pledged or assigned or purported to be mortgaged, pledged or assigned, or are required to be mortgaged, pledged or assigned under the Indenture or the Security Documents to the Collateral Agent, together with the proceeds thereof.

“Commodities Account” has the meaning assigned to such term in the UCC.

“Commission” or “SEC” means the Securities and Exchange Commission.

“Compliance Certificate Due Date” means the date a Compliance Certificate is due pursuant to clause (c) of the covenant described above under the caption “Certain Covenants—Reports.”

“Consolidated Net Income” means with respect to the company and the Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of the company and the Consolidated Subsidiaries after allowances for Taxes for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following:

(a) the net income of any Person in which the company or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the company and its Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to the company or to a Consolidated Subsidiary, as the case may be;

(b) the net income (but not loss) during such period of any Consolidated Subsidiary (other than the Guarantors) to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to the company or to a Consolidated Subsidiary, as the case may be; or is otherwise restricted or prohibited, in each case determined in accordance with GAAP;

(c) the net income (or deficit) of any Person accrued prior to the date it becomes a Consolidated Subsidiary or is merged into or consolidated with the company or any of its Consolidated Subsidiaries;

(d) the net income of any Consolidated Subsidiary that is not a Guarantor, except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to the company or to a Consolidated Subsidiary, as the case may be;

(e) any extraordinary gains or losses during such period;

(f) non-cash gains, losses or adjustments under FASB Accounting Standards Codification Topic 815 as a result of changes in the fair market value of derivatives;

(g) any gains or losses attributable to writeups or writedowns of assets; and (h) any cancellation of debt income.

“Consolidated Subsidiary” means each Subsidiary of the company (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the company in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. For the purposes of this definition, and without limiting the generality of the foregoing, any Person that owns directly or indirectly 10% or more of the Equity Interests having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person) will be deemed to “control” such other Person. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Facility” has the meaning set forth in clause (1) of the covenant described above under “Certain Covenants—Debt.”

“De Minimis Acquisition” means any acquisition (whether in an individual transaction or a series of related transactions) by the company or its Subsidiaries of Property if the consideration therefor is less than $2,500,000.

“Debt” means, for any Person, each of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments including, without limitation, all interest, premiums and call protection (if any), yield maintenance amounts (if any), make-whole amounts (if any), fees, indemnities, reimbursement obligations and expenses payable in connection therewith; (b) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all (i) accounts payable and (ii) accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services, in each case (other than deferred purchase price obligations in connection with the acquisition of Oil and Gas Properties), which are greater than ninety (90) days past the date of invoice other than those which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) all obligations of such Person under Capital Leases; (e) all obligations under Synthetic Leases; (f) all Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Debt is assumed by such Person; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of such Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such

Debt and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others; (i) all obligations of such Person to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments, other than gas balancing arrangements, take or pay arrangements for the gathering, processing or transportation of production, or other similar arrangements, in each case in the ordinary course of business; (j) obligations of such Person to pay for goods or services even if such goods or services are not actually received or utilized by such Person; (k) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (1) Disqualified Capital Stock of such Person; and (m) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP.

“Dedicated Cash Receipts” means all cash received by or on behalf of the company or any Guarantor with respect to the following: (a) any amounts payable under or in connection with any Oil and Gas Properties; (b) cash representing operating revenue earned or to be earned by the company or any Guarantor; (c) proceeds from the First Lien Credit Agreement, and if the First Lien Credit Agreement ceases to exist, the Credit Facility or the notes; and (d) any other cash received by the company or any Guarantor from whatever source (including amounts received in respect of the Liquidation of any Swap Agreement) other than (i) liability insurance proceeds required to be paid directly to third parties, (ii) payments made to the company or any Guarantor for the account of third parties under or in connection with joint operating agreements or similar joint development agreements and (iii) amounts described in the definition of “Excluded Deposit Accounts” which are deposited in Excluded Deposit Accounts.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Deposit Account” has the meaning assigned to such term in the UCC.

“Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security into which, mandatorily or at the option of the holder, it is convertible or for which it is exchangeable) or upon the happening of any event, (a) matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or (b) is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, in either case, on or prior to the date that is one (1) year after the earlier of (i) the Stated Maturity of the notes and (ii) the date on which there are no Notes or other obligations hereunder outstanding.

“DTC” means The Depository Trust Company, its nominees, successors and assigns.

“EBITDAX” means, as of any date of determination, the sum of Consolidated Net Income for the most recently ended four fiscal quarters (including any such quarter ending on such date of determination) plus the following expenses or charges to the extent deducted from Consolidated Net Income in such four fiscal quarter period: (a) interest expense, (b) income Taxes, (c) depreciation, (d) depletion, (e) amortization, (f) one-time transaction fees and expenses paid or accrued in connection with debt financings, capital raising transactions, acquisitions and dispositions in an aggregate amount for this clause (f) not to exceed $5,000,000 in any four fiscal quarter period, (g) exploration expenses, (h) other than for purposes of calculating EBITDAX for purposes of the definition of PIK Interest Suspension Certificate and certain Restricted Payments, pro forma “run rate” cost savings, operating expense reductions and synergies related to mergers and other business combinations, acquisitions, divestitures, dispositions, discontinuance of activities or operations and other specified transactions, restructurings, cost savings initiatives, operational changes and other initiatives or specified transactions that are reasonably identifiable and factually supportable and projected by the company in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the company) within 12 months thereafter (including any actions taken on or prior to the Original Issue Date) in an amount not to exceed 10% of EBITDAX for such four fiscal quarter period calculated before giving effect to this clause (h), but, in any case, only to the extent the First Lien Credit Agreement or the Credit Facility are then in effect, in an amount not in excess of the pro forma adjustments permitted thereunder, and (i) other non-cash charges (including non-cash expenses associated with the granting of stock-based compensation to employees and directors of the company or its Subsidiaries, non-recurring non-cash losses (or minus any gains), non-cash mark to market losses (or minus any gains), and non-cash impairments or accounting adjustments with respect to any disposition of assets permitted hereby), minus all non-cash income added to Consolidated Net Income minus all gains (whether cash or non-cash) from asset dispositions (other than Hydrocarbons produced in the ordinary course of business) and Liquidations of Swap Agreements (in each case to the extent included in Consolidated Net Income during the applicable period); provided that that if the company or any Consolidated Subsidiary shall make a Material Acquisition or Material Divestiture during such period, then Consolidated Net Income shall be calculated after giving pro forma effect to such Material Acquisition or Material Divestiture, as if such Material Acquisition or Material Divestiture had occurred on the first day of such period to the same extent as under the First Lien Credit Agreement and, if such First Lien Credit Agreement ceases to exist, the Credit Facility (but excluding, for the avoidance of doubt and in all cases, any adjustments on account of pro forma cost savings, synergies or similar items, except as provided in clause (h) above).

“Environmental Laws” means any and all Governmental Requirements pertaining in any way to health, safety, the environment or the preservation or reclamation of natural resources, in effect and as applicable in any and all jurisdictions in which the company or any Subsidiary is conducting or at any time has conducted business, or where any Property of the company or any Subsidiary is located, including the Oil Pollution Act of 1990, as amended (“OP A”), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”), the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended (“RCRA”), the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection Governmental Requirements. The term “Oil” shall have the meaning specified in OP A, the terms “Hazardous Substance” and “Release” have the meanings specified in CERCLA, the terms “Solid Waste” and “Disposal” (or “Disposed”) have the meanings specified in RCRA and the term “Oil and Gas Waste” shall mean those waste that are excluded from the definition of “hazardous waste” pursuant to 40 C.F.R. Section 261.4(b)(5) (“Section 261.4(b)(5)”); provided, however, that (a) in the event either OP A, CERCLA, RCRA or Section 261.4(b)(5) is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and to the extent the Applicable Laws of the state or other jurisdiction in which any Property of the company or any Subsidiary is located establish a meaning for “Oil,” “Hazardous Substance,” “Release,” “Solid Waste,” “Disposal” or “Oil and Gas Waste” which is broader than that specified in either OP A, CERCLA, RCRA or Section 261.4(b)(5), such broader meaning shall apply.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability Company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.

“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with the company or a Subsidiary would be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

“ERISA Event” means (a) a “Reportable Event” described in section 4043 of ERISA and the regulations issued thereunder (other than an event for which the 30-day notice period is waived), (b) the withdrawal of the company, a Subsidiary or any ERISA Affiliate from a Plan during a plan year in which it was a “substantial employer” as defined in section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan in a distress termination under Section 4041(c) of ERISA or the treatment of a Plan amendment as a termination under section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, (e) receipt of a notice of withdrawal liability pursuant to section 4202 of ERISA or (f) any other event or condition which might constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a Trustee to administer, any Plan.

“Excepted Liens” means:

(a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

(b) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

(c) statutory landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens, in each case arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

(d) contractual Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, royalty agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the company or any Subsidiary or materially impair the value of such Property subject thereto;

(e) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution; provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by the company or any of its Subsidiaries to provide collateral to the depository institution for any other purpose;

(f) easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of the company or any Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and Liens related to surface leases and surface operations, that do not secure any monetary obligations and which in the aggregate do not materially impair the use of such Property for the purposes of which such

Property is held by the company or any Subsidiary or materially impair the value of such Property subject thereto;

(g) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business; and

(h) judgment and attachment Liens not giving rise to an Event of Default; provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced;

provided, further that (i) Liens described in clauses (a) through (e) shall remain “Excepted Liens” only for so long as no action to enforce such Lien has been commenced, (ii) no intention to subordinate the second priority Lien granted in favor of the Collateral Agent and the Holders is to be hereby implied or expressed by the permitted existence of such Excepted Liens and (iii) the term “Excepted Liens” shall not include any Lien securing Debt for borrowed money.

“Excluded Deposit Account” means, as of any date of determination, (a) any Deposit Account, the balance of which consists exclusively of (i) withheld income Taxes and federal, state or local employment Taxes required to be paid to the Internal Revenue Service or state or local government agencies with respect to employees of the company or any Subsidiary and (ii) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3 102 on behalf of or for the benefit of employees of the company or any Subsidiary, (b) all segregated Deposit Accounts, constituting (and the balance of which consists solely of funds set aside in connection with) payroll accounts, trust accounts, and accounts dedicated to the payment of accrued employee benefits, medical, dental and employee benefits claims to employees of the company or any Subsidiary, (c) any “zero balance account” or other account that automatically and immediately transfers any amounts deposited in such account to an account subject to an Account Control Agreement and (d) any Deposit Accounts maintained solely for the benefit of issuers of letters of credit containing cash collateral constituting Liens permitted pursuant to clause (e) of the covenant described above under the caption “Certain Covenants—Liens”; provided that the aggregate amount deposited in all accounts described in clauses (a) and (b) shall not exceed $500,000 at any time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agreement” means the Exchange Agreement, dated as of January 31, 2018, by and among the company and the Participating Noteholders, as amended from time to time.

“Existing Notes” means the 8.000% Senior Notes due 2020 issued by the company outstanding on the Original Issue Date immediately after giving effect to the issuance of the notes and the transactions contemplated under the Exchange Agreement.

“Financial Officer” means, for any Person, the chief financial officer, principal accounting officer, treasurer, manager, or controller of such Person. Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the company.

“First Lien Agent” means, until the First Supplemental Indenture Date, TPG Specialty Fending, Inc., and thereafter, the Royal Bank of Canada (to the extent appointed) until a successor replaces it in accordance with the applicable provisions of the First Lien Credit Agreement, or if the First Lien Credit Agreement ceases to exist, the collateral agent, or other representative of lenders or holders of the Credit Facility party to the Credit Facility and the Intercreditor Agreement (including by joinder).

“First Lien Credit Agreement” means, until the First Supplemental Indenture Date, the Term Loan Credit Agreement, dated as of November 1, 2017, among the company, as borrower, the First Lien Agent, as administrative agent, and the other lenders party thereto (as amended from time to time), and thereafter as refinanced and replaced (to the extent financed and replaced) by that certain Credit Agreement, dated as of the First Supplemental Indenture Date, among the company, as borrower, the First Lien Agent, as administrative agent and the other lenders party thereto, and as further amended, restated, supplemented, modified, renewed, refunded, replaced or refinanced from time to time, in accordance with its terms and in a manner not prohibited by or in violation of the terms of the Indenture or the Intercreditor Agreement.

“First Lien Credit Documents” means the First Lien Credit Agreement, the First Lien Security Documents and all promissory notes and guarantees executed in connection therewith, in each case, as amended, restated, supplemented, modified, renewed, refunded, replaced or refinanced from time to time, in accordance with its terms and in a manner not prohibited by or in violation of the terms of the Indenture or the Intercreditor Agreement.

“First Lien Financial Covenants” means the “Financial Covenants” under Sections 9.01(b) and (c) of the First Lien Credit Agreement as of the Issue Date (and when the First Lien Credit Agreement ceases to exist, any substantially similar financial maintenance covenants under the First Lien Credit Agreement as in effect on the First Supplemental Indenture Date or any other Credit Facility).

“First Lien Security Documents” means any security agreements, pledge agreements, collateral assignments, mortgages, collateral agency agreements, intercreditor agreements, deeds of trust or other grants or transfers for security executed and delivered by the company, a Guarantor or any other obligor under the First Lien Credit Agreement or any First Lien Credit Document creating (or purporting to create) a Lien upon Collateral in favor of the First Lien Agent for the benefit of the lenders under the First Lien Credit Agreement, or if the First Lien Credit Agreement ceases to exist, the Credit Facility, in each case, as amended, supplemented, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms, in compliance with the Indenture and the Intercreditor Agreement.

“First Supplemental Indenture Date” means the date on which the First Supplemental Indenture becomes operative pursuant to Section 1.04 of the First Supplemental Indenture.

“Flood Insurance Regulations” means (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto,(b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC § 4001, et seq.), as the same may be amended or recodified from time to time, and (d) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Trustee or any Holder hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the financial statements contained in the company’s most recently dated Form 10-K filed with the SEC with respect to the fiscal year ending December 31, 2017, except for changes in which the company’s independent certified public accountants concur and which are disclosed to the Trustee and Holders on the next date on which financial statements are required to be delivered to the Trustee and Holders pursuant to the Indenture; provided that, unless the company and the Majority Holders shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants contained herein is computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods; provided further, in the event of an accounting change requiring all leases to be capitalized, only those leases (assuming for purposes hereof that such leases were in existence on the Original Issue Date) that would constitute capital leases in conformity with GAAP on the Original Issue Date shall be considered capital leases and all calculations and deliverables under the Indenture or any other note document shall be made or delivered, as applicable, in accordance therewith.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government over the company, any Subsidiary, any of their Properties, or any Holder.

“Governmental Requirement” means any Applicable Law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, whether now or hereinafter in effect, including, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Debt or entered into for purposes of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). When used as a verb, “guarantee” has a correlative meaning.

“Guarantors” means each Subsidiary of the company that executes a supplement to the Indenture in accordance with the covenant described above under the caption “Certain Covenants—Additional Collateral; Additional Guarantors” and the respective successors and assigns of such Subsidiaries in each case until such time as any such Subsidiary shall be released and relieved of its obligations pursuant to the Indenture.

“Hazardous Material” means any substance regulated or as to which liability might arise under any Environmental Law and including without limitation (a) any chemical, compound, material, product, byproduct, substance or waste defined as or included in the definition or meaning of “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “contaminant,” “pollutant,” or words of similar meaning or import found in any Environmental Law; (b) petroleum hydrocarbons, petroleum products, petroleum substances, natural gas, oil, oil and gas waste, crude oil, and any components, fractions, or derivatives thereof; and (c) radioactive materials, explosives, asbestos or asbestos containing materials, polychlorinated biphenyls, radon, infectious or medical wastes.

“Holder” means a Person in whose name a note is registered.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, fee interests, surface interests, mineral fee interests, overriding royalty interests and other royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature. Unless otherwise indicated herein, each reference to the term “Hydrocarbon Interests” shall mean Hydrocarbon Interests of the company and/or the Subsidiaries, as the context requires.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom and all other minerals which may be produced and saved from or attributable to the Oil and Gas Properties of the Note Parties, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests of the Note Parties or other properties constituting Oil and Gas Properties of the Note Parties.

“Indenture” means the Indenture dated May 15, 2018, between the company, the Trustee, and the Collateral Agent.

“Initial Reserve Report” means the report prepared by or under the supervision of the chief engineer of the company, dated as of December 31, 2017, evaluating the Oil and Gas Properties constituting Proved Reserves of the company and its Subsidiaries.

“Intercreditor Agreement” means the Original Issue Date Intercreditor Agreement or, if requested by the company, any other intercreditor agreement acceptable to the Collateral Agent and the Majority Holders, in each case, as the same may be amended, supplemented, or otherwise modified in accordance with the terms of the Indenture and the terms thereof.

“Investments” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person, the contribution of capital to any other Person or any agreement to make any such acquisition (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale) or capital contribution; (b) the making of any deposit with, or advance, loan or capital contribution to, the assumption of Debt of, the purchase or other acquisition of any other Debt of or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); (c) the purchase or acquisition (in one or a series of transactions) of Property of another Person that constitutes a business unit or (d) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations. For the purposes of the Indenture, the company and its Subsidiaries shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Liquidate” means, with respect to any Swap Agreement, the sale, assignment, novation (other than a novation of Swap Agreements between the company and/or Guarantors), unwind or termination of all or any part of such Swap Agreement or the creation of an offsetting position against all or any part of such Swap Agreement. The terms “Liquidated” and “Liquidation” have correlative meanings thereto.

“Majority Holders” means the Holders of more than 50% of the aggregate principal amount of outstanding Notes at such time, subject to certain provisions of the Indenture.

“Make Whole Premium” means, as of any date of determination for any payment, Redemption, repurchase, refinancing, substitution or replacement with respect to the notes (it being agreed that, in the case of an acceleration of any Notes, including in connection with a bankruptcy, insolvency, reorganization or similar proceeding, the principal amount of the notes accelerated shall be deemed to have been paid on the date of acceleration solely for purposes of calculating the Make Whole Premium) in each case paid or deemed paid prior to May 15, 2020 an amount equal to the difference (which shall not be less than zero) of:

(A) the aggregate amount of interest (including, without limitation, interest payable in cash, in kind or deferred and assuming for such purposes that PIK Interest would have been due and payable during the entire period of measurement only if (i) PIK Interest is payable on such date of determination and a PIK Interest Suspension Certificate has not been delivered to the Trustee before the Compliance Certificate Due Date immediately preceding such date of determination or (ii) PIK Interest is not payable on such date of determination and a PIK Interest Suspension Certificate has not been delivered to the Trustee before the Compliance Certificate Due Date immediately preceding such date of determination) or (iii) in the event of an acceleration) which would have otherwise been payable on the amount of the principal repayment of the notes from the date of repayment (or deemed repayment in the case of an acceleration of the notes) or reduction until May 15, 2020, minus

(B) the aggregate amount of interest Holders would earn if the repaid (or deemed repaid in the case of an acceleration of the notes) or reduced principal amount were reinvested for the period from the date of repayment (or deemed repayment in the case of an acceleration of the notes) or reduction until May 15, 2020 at the Treasury Rate.

To the extent the notes become due and payable as a result of an Event of Default or the acceleration of the notes, including in connection with a bankruptcy, insolvency, reorganization or similar proceeding or to the extent the notes are to be redeemed, repurchased, refinanced, substituted or replaced upon the occurrence and during the continuation of an Event of Default or such other event as provided in the Indenture, the rate of interest to be used in determining the Make Whole Premium shall be the Default Rate. The company shall calculate or cause the calculation of the Make Whole Premium, and the Trustee shall have no duty to verify the company’s calculations thereof.

“Manufactured (Mobile) Home” has the meaning assigned to such term in the applicable Flood Insurance Regulations.

“Material Acquisition” means any acquisition (whether in an individual transaction or a series of related transactions) by the company or its Subsidiaries of Property (other than any De Minimis Acquisition except for purposes of clause (d) of the covenant described above under the caption “Certain Covenants—Additional Collateral; Additional Guarantors” and the covenant described above under the caption “Certain Covenants—Acquisition of Oil and Gas Properties—Mortgage Coverage”; provided that, in the event the First Lien Agent (or if the First Lien Credit Agreement ceases to exist, the agent or requisite lenders under the Credit Facility) grants an extension, waiver, amendment, or consent with respect to the collateral requirements applicable under the First Lien Credit Agreement or Credit Facility, as applicable, in respect of any De Minimis Acquisition, such extension, waiver, amendment or consent shall also apply to an equal extent with respect to the collateral requirements under clause (d) of the covenant described above under the caption “Certain Covenants—Additional Collateral; Additional Guarantors” or the covenant described above under the caption “Certain Covenants—Acquisition of Oil and Gas Properties—Mortgage Coverage” with respect to such De Minimis Acquisition) if the consideration therefore exceeds (a) $5,000,000 for any individual transaction or series of related transactions or (b) $20,000,000 when aggregated with the consideration paid in connection with all other acquisitions of Property during the trailing twelve (12) month period through and including the month in which such acquisition occurs.

“Material Adverse Effect” means a material adverse change in, or material adverse effect on (a) the business, operations, Property, liabilities (actual or contingent) or financial condition of the company and the Subsidiaries taken as a whole, (b) the ability of the company, any Subsidiary or any Guarantor to perform any of its obligations under any Note Document to which it is a party, (c) the validity or enforceability of any Note Document or (d) the rights and remedies of or benefits available to the Trustee, the Collateral Agent or any Holder under any Note Document.

“Material Divestiture” means any sale, assignment, farm-out, conveyance or other transfer of Oil and Gas Properties if the consideration therefore, when aggregated with the consideration received in connection with all other sales, assignments, farm-outs, conveyances or other transfers of Oil and Gas Properties during the fiscal quarter in which such transaction occurs, exceeds $5,000,000.

“Material Indebtedness” means any Debt (other than the notes), or net obligations in respect of one or more Swap Agreements, of any one or more of the company and its Subsidiaries, in either case in principal amount exceeding, on any date of determination, $5,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the company or any Subsidiary in respect of any Swap Agreement at any time shall be the Swap Termination Value determined under the circumstances and in accordance with the provision of clause (a) of such term “Swap Termination Value.”

“Measurement Fiscal Quarter” means a fiscal quarter ending on June 30 or December 31 of each year until the Stated Maturity of the notes (beginning with the fiscal quarter ending June 30, 2018).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

“Mortgaged Property” means any Property owned by the company or any Guarantor which is subject to the Liens existing and to exist under the terms of the Security Documents.

“Multiemployer Plan” means any employee pension plan as defined in Section 3(2) of ERISA covered by Title IV of ERISA that is a multiemployer plan as defined in section 3(37) or 4001 (a)(3) of ERISA.

“Net Cash Proceeds” means:

(1) with respect to any issuance or sale of Equity Interest or the sale or incurrence of any Debt, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, investment banking fees, listing fees, discounts or commissions and brokerage, consultant and other fees, expenses and charges actually incurred in connection with such issuance or sale and net of Taxes paid or payable as a result of such issuance or sale; and

(2) with respect to any Transfer of assets or Liquidation of any Swap Agreement, the aggregate cash proceeds received by the company or any of its Subsidiaries in respect of such Transfer or Liquidation (including any cash received upon the sale or other disposition of any non-cash consideration received in any Transfer or Liquidation), net of, without duplication:

(a) the direct costs relating to such Transfer or Liquidation, including legal, title, engineering, environmental, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof;

(b) Taxes paid or reasonably estimated to be payable as a result thereof;

(c) amounts required to be applied to the repayment of Debt (other than under the Indenture and the First Lien Credit Agreement, and once the First Lien Credit Agreement ceases to exist, the Credit Facility) secured by a Lien on the asset or assets that were the subject of such Transfer; and

(d) any reserve established in accordance with GAAP against liabilities associated with such Transfer or Liquidation or any amount placed in escrow for adjustment in respect of the purchase price of such Transfer or Liquidation, until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Cash Proceeds shall be increased by the amount of the reserve so reversed or the amount returned to the company or its Subsidiaries from such escrow arrangement, as the case may be.

“Note Documents” means the Indenture (including any guarantee by any Guarantor), the notes, the Intercreditor Agreement, the Security Documents and all other agreements, instruments, documents and certificates now or hereafter executed and delivered by the company or any Guarantor to, or in favor of, the Holders, the Trustee or the Collateral Agent in connection with the Indenture or the transactions contemplated hereby.

“Note Parties” means, collectively, the company and the Guarantors (if any), each of which is individually referred to as “Note Party.”

“NYMEX” means the New York Mercantile Exchange (or its successor).

“Officer” means, with respect to any Person, the chairman of the Board of Directors, the chief executive officer, the president, the chief operating officer, the chief financial officer, the treasurer, any assistant treasurer, the controller, the secretary, any assistant secretary or any vice president of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the company by two of its Officers, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the company, that meets the requirements of the Indenture.

“Oil and Gas Properties” means:

(a) Hydrocarbon Interests;

(b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests;

(c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests;

(d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests;

(e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests;

(f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and

(g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, pipelines, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

Unless otherwise indicated herein, each reference to the term “Oil and Gas Properties” shall mean Oil and Gas Properties of the company and/or the Subsidiaries, as the context requires.

“Operating Cash Flow” means the excess, if any, of (a) all Operating Revenues as measured from the Original Issue Date until the date of determination over (b) the sum of (i) all Operating Expenses as measured from the Original Issue Date until the date of determination and (ii) all amounts of “Operating Revenues” applied under clause (b)(i) of the covenant described above under the caption “Certain Covenants—Dividends, Distributions and Redemptions; Amendments to Certain Debt Documents” prior to the date of determination.

“Operating Expenses” means the sum of (i) operating expenses of the company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, including operation and maintenance expenses and property and other Taxes, but excluding depreciation and amortization, regulatory asset amortization and other non-cash expenses as measured from the Original Issue Date until the date of determination plus (ii) Capital Expenditures as measured from the Original Issue Date until the date of determination.

“Operating Revenues” means, for any period, the cash operating revenues of the company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Organizational Documents” means, with respect to any Person, (a) in the case of any corporation, the certificate of incorporation and by-laws (or similar documents) of such Person, (b) in the case of any limited liability Company, the certificate of formation and limited liability Company agreement (or similar documents) of such Person, (c) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such Person, (d) in the case of any general partnership, the partnership agreement (or similar document) of such Person and (e) in any other case, the functional equivalent of the foregoing.

“Original Issue Date” means May 15, 2018.

“Original Issue Date Intercreditor Agreement” means the Intercreditor Agreement dated as of May 15, 2018, between TPG Specialty Lending, Inc., as Original Priority Lien Agent (as defined therein), and Wilmington Trust, National Association, as Original Second Lien Agent (as defined therein) and acknowledged and agreed by the company and certain of its Subsidiaries (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time).

“Participating Noteholders” means holders of the company’s 8.000% Senior Notes due 2020 immediately before giving effect to the issuance of the notes that are party to the Exchange Agreement.

“PDP Coverage Ratio” means, as of any date of determination, the ratio of (a) the sum of (i) Total PDP PV-10 as of such date plus (ii) the aggregate amount of all unrestricted cash and unrestricted Cash Equivalents of the company and its Subsidiaries, in each case, in accounts subject to an Account Control Agreement on such date to (b) the amount of Senior Secured Debt as of such date.

“Permitted Acquisitions” means any acquisition by the company or any Guarantor of Oil and Gas Properties; provided that after giving pro forma effect to any such acquisition that constitutes a Material Acquisition (and any incurrence of Debt in connection therewith), the PDP Coverage Ratio is equal to or greater than 0.95 to 1.00.

“Permitted Junior Lien Debt” means Debt secured by a Lien junior in priority to the Liens securing the Secured Obligations and satisfies the following conditions:

(a) such Debt does not have an interest rate that would cause any non-compliance with the covenant described above under the caption “Certain Covenants—Covenant Regarding Financing Facility”;

(b) such Debt (or the documents governing such Debt) shall not contain (i) any individual financial maintenance covenant, (ii) an event of default that is more restrictive or onerous with respect to the company and the Subsidiaries than any event of default in the Indenture, unless the Indenture is validly amended substantially contemporaneously with the issuance or incurrence of such Debt (or occurrence of such other event, such as an exchange or conversion, that causes such Debt to become outstanding) to include such applicable and more restrictive or onerous events of default, (iii) any covenants (other than financial maintenance covenants, which are addressed in clause (i) above) that, taken as a whole, are more onerous or restrictive with respect to the company and the Subsidiaries than the covenants in the Indenture, unless the Indenture is validly amended substantially contemporaneously with the issuance or incurrence of such Debt (or occurrence of such other event, such as an exchange or conversion, that causes such Debt to become outstanding) to include such applicable and more restrictive or onerous covenants, (iv) restrictions on the ability of the company or any of its Subsidiaries to guarantee the Secured Obligations or to pledge assets as collateral security for the Secured Obligations, or (v) any prohibition on the prior repayment of any Secured Obligations;

(c) the Liens securing such Debt are subordinated to the Liens securing the Secured Obligations and such Liens and the terms of such Debt are subject to an Intercreditor Agreement and the security documents creating junior liens securing such Debt shall be in the form required by the Intercreditor Agreement (or if requested by the company, such other form reasonably acceptable to the Collateral Agent and Majority Holders);

(d) at the time of issuing or incurring such Debt (or the occurrence of such other event, such as an exchange or conversion, that causes such Debt to become outstanding) (i) no Default has occurred and is then continuing, (ii) no Default would result from the incurrence of such Debt after giving effect to the incurrence of such Debt, and (iii) after giving effect to the issuance or incurrence (or otherwise becoming outstanding) thereof, the company is in pro forma compliance with the First Lien Financial Covenants to the extent then in effect under the First Lien Credit Agreement or the Credit Facility;

(e) the terms of such Debt (or the documents governing such Debt) do not provide for a maturity date or any scheduled principal repayment, mandatory principal redemption or sinking fund obligation in each case prior to the 180th day after the Stated Maturity of the notes (other than customary offers to purchase upon a change of control, asset sale, or casualty or condemnation event (so long as any such mandatory prepayment or offer to purchase in respect of any asset sale, casualty or condemnation event is made subject to the applicable prepayment provisions set forth in the Indenture) and customary acceleration rights after an event of default); and

(f) substantially contemporaneously with the issuance or incurrence (or the occurrence of such other event, such as an exchange or conversion, that causes such Debt to become outstanding) of such Debt, the call protection, prepayment premium and yield maintenance provisions contained in the Indenture and any related provisions of the Indenture are validly amended to the extent necessary so that the time periods and percentages contained in the call protection, prepayment premium and yield maintenance provisions applicable to the notes are no less favorable (from the perspective of the Holders) than the more favorable (from the perspective of the Holders) of the time periods and percentages for the call protection, prepayment premium and yield maintenance provisions of such Debt.

“Permitted Refinancing Debt” means Debt (for purposes of this definition, “new Debt”) incurred in exchange for, or proceeds of which are used to substantially contemporaneously refinance, all of any other Debt (the “Refinanced Debt”); provided that:

(a) such new Debt is in an aggregate principal amount not in excess of (1) in the case of the Permitted Refinancing Debt to be incurred on the First Supplemental Indenture Date in respect of the First Lien Credit Agreement, $425,000,000 and (2) in the case of any other Permitted Refinancing Debt, the sum of (i) the aggregate principal amount then outstanding of the Refinanced Debt (or, if the Refinanced Debt is exchanged or acquired for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount) and (ii) an amount necessary to pay any accrued and unpaid interest thereon and any fees and expenses, including premiums, related to such exchange or refinancing (but, in the case of Permitted Refinancing Debt in respect of the First Lien Credit Agreement or the Credit Facility under this clause (2), subject to the All in Cap in all respects);

(b) such new Debt (other than in respect of Permitted Refinancing Debt (other than to the extent constituting Permitted Junior Lien Debt or unsecured Debt) in respect of the First Lien Credit Agreement, or if the First Lien Credit Agreement should cease to exist, the Credit Facility, subject to the All in Cap in all respects) has (i) a stated maturity no earlier than the later of (A) the stated maturity of the Refinanced Debt and (B) the date this is 180 days following the Stated Maturity of the notes and (ii) an average life no shorter than the average life of the Refinanced Debt;

(c) other than in respect of Permitted Refinancing Debt of the First Lien Credit Agreement or the Credit Facility (other than to the extent constituting Permitted Junior Lien Debt or unsecured Debt), such new Debt does not contain (i) any individual financial maintenance covenant or event of default that, in the case of any individual event of default, is more restrictive or onerous with respect to the company and the Subsidiaries than any individual event of default in the Refinanced Debt or the Indenture, or (ii) any covenants (other than financial maintenance covenants) that, taken as a whole, are more onerous or restrictive with respect to the company and the Subsidiaries than the covenants in the Refinanced Debt or the Indenture;

(d) if the Refinanced Debt is contractually subordinated to the Secured Obligations, such new Debt (and any guarantees thereof) is subordinated in right of payment to the Secured Obligations (or, if applicable, the Subsidiary Guarantee) to at least the same extent as the Refinanced Debt and is otherwise subordinated pursuant to an intercreditor agreement reasonably satisfactory to the Majority Holders;

(e) if the Refinanced Debt is unsecured, such new Debt is unsecured;

(f) other than in respect of Permitted Refinancing Debt of the First Lien Credit Agreement or the Credit Facility (other than to the extent constituting Permitted Junior Lien Debt or unsecured Debt), the terms of Permitted Refinancing Debt do not provide for any scheduled principal repayment, mandatory principal redemption or sinking fund obligation prior to the 180th day after the Stated Maturity of the notes (other than customary offers to purchase upon a change of control, asset sale, or casualty or condemnation event (so long as any such mandatory prepayment or offer to purchase in respect of any asset sale, casualty or condemnation event is made subject to the applicable prepayment provisions set forth in the Indenture) and customary acceleration rights after an event of default); and

(g) if the Refinanced Debt is secured, such new Debt shall be either unsecured or secured; provided that to the extent such new Debt is secured, such new Debt shall be subject at all times to an Intercreditor Agreement and any security documents creating junior liens securing such new Debt shall be in the form required by the Intercreditor Agreement (or, if requested by the company, such other form reasonably acceptable to the Collateral Agent and the Majority Holders).

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock Company, trust, unincorporated organization, limited liability Company or government or other entity.

“Previously issued notes” means (i) the $344,279,000 aggregate principal amount of 8.50% Senior Secured Second Lien Notes due 2023 issued pursuant to the Indenture on the Original Issue Date, (ii) additional notes, if any, issued in a transaction exempt from the registration requirements of the Securities Act and (iii) any 8.50% Senior Secured Second Lien Notes due 2023 issued pursuant to the restricted legend in the Indenture in exchange for any Previously issued notes.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including cash, securities, accounts and contract rights.

“Proved Reserves” means “Proved Reserves” as defined in the Definitions for Oil and Gas Reserves (in this paragraph, the “Definitions”) promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question. “Proved Developed Producing Reserves” means Proved Reserves which are categorized as both “Developed” and “Producing” in the Definitions, “Proved Developed Nonproducing Reserves” means Proved Reserves which are categorized as both “Developed” and “Nonproducing” in the Definitions, “Proved Developed Reserves” means the sum of Proved Developed Producing Reserves and Proved Developed Nonproducing Reserves, and “Proved Undeveloped Reserves” means Proved Reserves which are categorized as “Undeveloped” in the Definitions.

“PIK Interest Suspension Certificate” means a certificate of the chief executive officer or a Financial Officer of the company (i) certifying that the ratio of Total Debt as of such date to EBITDAX for the most recently completed Measurement Fiscal Quarter is less than 3.00 to 1.00 as of the last day of such Measurement Fiscal Quarter and (ii) setting forth reasonably detailed calculations of such ratio.

“Plan” means any employee pension benefit plan, as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA, other than a Multiemployer Plan, (a) which is currently or hereafter sponsored, maintained or contributed to by the company, a Subsidiary or an ERISA Affiliate or (b) with respect to which the company or a Subsidiary or an ERISA Affiliate may have any liability or obligation, whether known or unknown, asserted or unasserted, determined or determinable, absolute or contingent, accrued or unaccrued and whether due or to become due.

“Reasonably Anticipated Projected Production” means the projected production from total Proved Developed Producing Reserves attributable to Oil and Gas Properties of the company and its Subsidiaries, determined by reference to either (a) the Reserve Report most recently delivered pursuant to the covenant described above under the caption “Certain Covenants—Reserve Reports,” or (b) solely for purposes of the covenant described above under the caption “Certain Covenants—Swap Agreements,” a Reserve Report with a recent “as of date” delivered to the Trustee (and, if requested, to any Holder requesting such report) for the purpose of the covenant described under the caption “Certain Covenants—Swap Agreements” (together with the certificate referred to in clause (b) of the covenant described above under the caption “Certain Covenants—Reserve Reports”), which shall be prepared by or under the supervision of the chief engineer of the company who shall certify such Reserve Report to be true and accurate in all material respects and, except as therein disclosed, to have been prepared in accordance with the procedures used in the immediately preceding Reserve Report prepared by an Approved Petroleum Engineer.

“Redemption” means, with respect to any Debt, the repurchase, redemption, prepayment, repayment, defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Debt. “Redeem” has the correlative meaning thereto.

“Refinancing Cap” means $460,000,000.

“Registration Rights Agreement” means, with respect to any issuance of additional notes issued in a transaction exempt from the registration requirements of the Securities Act, one or more Registration Rights Agreements, including the registration rights agreement to be entered into on the First Supplemental Indenture Date, among the company and the Persons purchasing such additional notes under the related Purchase Agreement, as such agreements may be amended from time to time, relating to rights given by the company to the purchasers of additional notes to register such additional notes under the Securities Act.

“Reserve Report” means a customary report, setting forth, as of the applicable dates required pursuant to the covenant described above under the caption “Certain Covenants—Reserve Reports,” the Proved Reserves attributable to the Oil and Gas Properties of the company and the Note Parties that, together with a projection of the rate of production and future net income, Taxes, operating expenses and capital expenditures with respect thereto as of such date based upon the Strip Price on such date of determination, adjusted for historical basis differential, quality and gravity, without giving effect to non-property related expenses such as general and administrative expenses, debt service, future income Tax expense and depreciation, depletion and amortization, and adjusted to give effect to the Swap Agreements with Approved Counterparties then in effect.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in the company or any of its Subsidiaries, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the company or any of its Subsidiaries or any option, warrant or other right to acquire any such Equity Interests in the company or any of its Subsidiaries.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by OF AC or the U.S. Department of State.

“Securities Account” has the meaning ascribed to such term in the Security Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Secured Obligations” means, without duplication, any and all amounts owing or to be owing by the company or any Guarantor whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising: (a) to the Trustee, the Collateral Agent or any Holder under any Note Document and (b) all renewals, extensions and/or rearrangements of any of the above. Without limitation of the foregoing, the term “Secured Obligations” shall include the unpaid principal of and interest on the notes and PIK Notes (including the Make Whole Premium and the Applicable Premium) interest accruing at the then applicable rate provided in the Indenture after the maturity of the notes and interest accruing at the then applicable rate provided in the Indenture after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the company, any of its Subsidiaries or any Guarantor under any bankruptcy law, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, reimbursement obligations (including under the Exchange Agreement) and unpaid amounts, expenses, indemnities (including under the Exchange Agreement), costs, and all other obligations and liabilities of every nature of the company, any Subsidiary or any Guarantor, whether absolute or contingent, due or to become due, now existing or hereafter arising under the Indenture, the Exchange Agreement or the other Note Documents (provided that obligations arising under the Exchange Agreement shall be only for the benefit of the Persons described therein).

“Secured Parties” means, collectively, the Trustee, the Collateral Agent and the Holders.

“Security Agreement” means the Second Lien Guaranty and Collateral Agreement (as amended, restated, supplemented or modified from time to time), dated as of the Original Issue Date, among the company, the Guarantors party thereto and the Collateral Agent for the benefit of the Secured Parties.

“Security Documents” means the Intercreditor Agreement, the Security Agreement and all other security agreements, pledge agreements, collateral assignments, mortgages, collateral agency agreements, intercreditor agreements, deed of trust or other grants or transfers for security executed and delivered by the company, a Guarantor or any other obligor under the notes or any Note Document creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Agent for the benefit of the holders of the notes, in each case, as amended, supplemented, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the Indenture.

“Senior Secured Debt” means, at any date, the sum of (a) the aggregate principal amount outstanding under the First Lien Credit Agreement and, once the First Lien Credit Agreement ceases to exist, the Credit Facility on such date, (b) the aggregate principal amount of outstanding Notes on such date and (c) the aggregate principal amount of Debt (other than Debt referred to in clauses (a) and (b) of this definition) of the company and its Subsidiaries on such date that is secured by a Lien on any asset or Property of the company or any Subsidiary that is not junior to the Lien of the Collateral Agent granted under the Security Documents.

“Special Flood Hazard Area” means an area that FEMA’s current flood maps indicate has at least a one percent (1%) chance of a flood equal to or exceeding the base flood elevation (a 100-year flood) in any given year.

“Solvent” means after giving effect to the transactions contemplated hereby, (a) the aggregate assets (after giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of the company and the Guarantors, taken as a whole, will exceed the aggregate Debt of the company and the Guarantors on a consolidated basis, as the Debt becomes absolute and matures, (b) each of the company and the Guarantors will not have incurred or intended to incur, and will not believe that it will incur, Debt beyond its ability to pay such Debt (after taking into account the timing and amounts of cash to be received by each of the company and the Guarantors and the amounts to be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement) as such Debt becomes absolute and matures and (c) each of the company and the Guarantors will not have (and will have no reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Debt, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Debt, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Strip Price” means, as of any date, (a) for the 60-month period commencing with the month in which such date occurs, as quoted on the NYMEX and published in a nationally recognized publication for such pricing as selected by the First Lien Agent, or if the First Lien Credit Agreement ceases to exist, the agent or requisite lenders under the Credit Facility, or if the Credit Facility ceases to exist, the Majority Holders (as such prices may be corrected or revised from time to time by the NYMEX in accordance with its rules and regulations), the corresponding monthly quoted futures contract price for months 060 and (b) for periods after such 60-month period, the average corresponding monthly quoted futures contract price for months 4960; provided, however, in the event that the NYMEX no longer provides futures contract price quotes for 60-month periods, the longest period of quotes of less than sixty (60) months shall be used to determine the strip period and held constant thereafter based on the average of contract prices for the last twelve (12) months of such period, and, if the NYMEX no longer provides such futures contract quotes or has ceased to operate, the First Lien Agent, or if the First Lien Credit Agreement ceases to exist, the agent or requisite lenders under the Credit Facility, or if the Credit Facility ceases to exist, the Majority Holders, shall designate another nationally recognized commodities exchange to replace the NYMEX for purposes of the references to the NYMEX herein which in such Person’s reasonable opinion is the most comparable exchange to the NYMEX at such time.

“Subsidiary” means: (a) any Person of which at least a majority of the outstanding Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, manager or other governing body of such Person (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the company or one or more of its Subsidiaries or by the company and one or more of its Subsidiaries and (b) any partnership of which the company or any of its Subsidiaries is a general partner. Unless otherwise indicated herein, each reference to the term “Subsidiary” shall mean a Subsidiary of the company.

“Subsidiary Guarantee” means any guarantee pursuant to Article 10 of the Indenture by a Guarantor of the company’s Secured Obligations under the Indenture and the notes.

“Swap Agreement” means any agreement (including each confirmation under any master agreements) with respect to any swap, cap, collar, put, call, floor, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “ over-the-counter” or otherwise, and whether settled physically or financially, involving, or settled by reference to, one or more interest rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the company or the Subsidiaries shall be a Swap Agreement.

“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income Taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa—77bbbb) and the rules and regulations thereunder, as in effect on the date on which the Indenture is qualified under the TIA (except as provided in clause (g) under the caption “Amendment, Supplement and Waiver—Without Consent of Holders of Notes” and under the caption “Amendment, Supplement and Waiver—Compliance with Trust Indenture Act”).

“Total Debt” means, at any date, the sum of all Debt of the company and its Subsidiaries on such date.

“Total PDP PV-10” means the net present value, discounted at 10% per annum, of the future net revenues expected to accrue to the company’s and its Subsidiaries’ collective interest in its Oil and Gas Properties constituting Proved Developed Producing Reserves and, solely for purposes of the definition of “Permitted Acquisitions,” Proved Developed Non-Producing Reserves during the remaining expected economic lives of such Oil and Gas Properties, as calculated on any date of determination as set forth in the last sentence of this definition. Each calculation of such expected future net revenues shall be made in accordance with SEC guidelines for reporting proved oil and gas reserves, provided that in any event

(a) appropriate deductions shall be made for severance and ad valorem Taxes, capital expenditures and for operating, gathering, transportation and marketing costs required for the production and sale of such Oil and Gas Properties, and plugging and abandonment (and other asset retirement obligations) or any other expenses in respect of such Oil and Gas Properties (including expenses incurred after the end of the expected economic lives of such Oil and Gas Properties) in respect of such Oil and Gas Properties,

(b) the pricing assumptions used in determining Total PDP PV-10 for any Oil and Gas Properties shall be based upon the Strip Price (as set forth in the last sentence of this definition), adjusted in a manner to reflect the company’s and the Subsidiaries’ Swap Agreements with Approved Counterparties then in effect,

(c) the cash flows derived from the pricing assumptions set forth in clause (b) above shall be further adjusted to account for the historical basis differential and

(d) any such calculation and the components thereof shall be in form, substance and detail reasonably satisfactory to the Trustee.

The amount of Total PDP PV-10 at any time shall be calculated on a pro forma basis for Material Divestitures and Material Acquisitions of Oil and Gas Properties consummated by the company and the Subsidiaries following the “as of” date of the Reserve Report most recently delivered hereto (provided that, in the case of any such Material Acquisition, the Trustee (and, if requested by any Holder, the Holder requesting such report) shall have received reserve engineering data evaluating the Proved Reserves attributable to the Oil and Gas Properties subject thereto). Notwithstanding anything to the contrary contained herein, (i) any calculation of Total PDP PV-10 on any date (other than any March 31, June 30, September 30 or December 31) shall be made using the information set forth in the then most recent Reserve Report delivered to the Trustee and, if requested, to the Holders requesting such report in accordance with the Indenture (as supplemented by any reserve engineering data received in connection with any Material Acquisition as provided in the parenthetical of the immediately preceding sentence), (ii) any calculation of Total PDP PV-10 on any March 31, June 30, September 30 or December 31 of any year shall be made using the information set forth in the Reserve Report with an “as of” date that is the same as such date (if any), and (iii) for purposes of calculating Total PDP PV-10, the Strip Price shall be determined as of the date that is five (5) Business Days prior to the date on which the compliance certificate required to be delivered pursuant to clauses (c) and (s) of covenant described above under the caption “Certain Covenants—Reports,” as applicable, is required to be delivered.

“Treasury Rate” means a rate per annum (computed on the basis of actual days elapsed over a year of 360 days) equal to the rate determined by the company on the date three (3) Business Days prior to the date of repayment (or deemed repayment in the event of an acceleration), to be the yield expressed as a rate listed in The Wall Street Journal for United States Treasury securities having a term of no greater than the period for the remaining months until May 15, 2020.

“Uniform Commercial Code” or “UCC” means the New York Uniform Commercial Code as in effect from time to time; provided that, in the event that, by reason of mandatory provisions of Applicable Law, any of the attachment, perfection or priority of the Collateral Agent’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

“Voting Stock” of any Person as of any date means the Equity Interests of such Person that are at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person; provided that with respect to a limited partnership or other entity which does not have a Board of Directors, Voting Stock means the Equity Interests of the general partner of such limited partnership or other business entity with the ultimate authority to manage the business and operation of such Person.

“Weighted Yield” means, as to any Debt, the weighted yield to maturity thereof based on interest rate margin, original issue discount or fees (in each case amortized over the life of such Debt), interest rate floors or other similar component of yield, in each case, incurred or payable by the borrower or issuer of such Debt, and excluding, for the avoidance of doubt, any changes in yield due to changes in the underlying reference rate (such as LIBOR or the prime rate) or application of any default rate of no more than 3.00% per annum, call protection amounts, make whole amounts and customary annual agency fees (regardless of whether any of the foregoing amounts are paid to, or shared with, in whole or in part, any lender).

DESCRIPTION OF OTHER INDEBTEDNESS

Revolving Credit Facility

On October 5, 2018, we entered into a new $750 million revolving credit facility with Royal Bank of Canada, as administrative agent, and the lenders from time to time party thereto. The revolving credit agreement shall mature five years from the closing date, provided that the maturity date shall be 91 days prior to the scheduled maturity date of the notes.

The revolving credit agreement is subject to a borrowing base with maximum loan value to be assigned to the proved reserves attributable to us and our subsidiaries’ (if any) oil and gas properties. The initial borrowing base is $425.0 million, subject to certain adjustments. The borrowing base will be redetermined semiannually on or around April 1st and October 1st, with one interim “wildcard” redetermination available between scheduled redeterminations. The April 1st scheduled redetermination shall be based on a January 1st engineering report audited by a third party (reasonably acceptable by the Agent).

At our option, borrowings under the revolving credit agreement shall bear interest at the base rate or LIBOR plus an applicable margin. Base rate loans bear interest at a rate per annum equal to the greatest of: (i) the agent bank’s prime rate; (ii) the federal funds effective rate plus 50 basis points; and (iii) the adjusted LIBOR rate for a one-month interest period plus 100 basis points. The applicable margin for base rate loans ranges from 75 to 175 basis points, and the applicable margin for LIBOR loans ranges from 175 to 275 basis points, in each case depending on the percentage of the borrowing base utilized.

The revolving credit agreement contains negative covenants that limit our ability, among other things, to pay dividends, incur additional indebtedness, sell assets, enter into certain derivatives contracts, change the nature of our business or operations, merge, consolidate, or make certain types of investments and issue additional secured debt with junior priority to the revolving credit facility in excess of $150 million. In addition, the revolving credit agreement requires that we comply with the following financial covenants: (i) as of the date of determination, the ratio of total net debt to EBITDAX (as defined in the revolving credit agreement) shall be no more than 4.00 to 1.00, measured on a pro forma rolling four quarter basis, and (ii) the current ratio (defined as consolidated current assets including unused amounts of the total commitments, but excluding non-cash assets under FASB ASC 815, divided by consolidated current liabilities excluding current non-cash obligations under FASB ASC 815 and current maturities under the revolving credit agreement and the Second Lien Notes (as defined in the revolving credit agreement)) shall not be less than 1.00 to 1.00.

Our obligations under the revolving credit agreement may be accelerated upon the occurrence of certain Events of Default (as defined in the revolving credit agreement). Such Events of Default include customary events for a financing agreement of this type, including, without limitation, payment defaults, the inaccuracy of representations and warranties, defaults in the performance of affirmative or negative covenants, defaults on other indebtedness of us or our subsidiaries, defaults related to judgments and the occurrence of a Change in Control (as defined in the revolving credit agreement).

8.50% Senior Secured Second Lien Notes Due 2023

On May 18, 2018, we issued at par $344.3 million aggregate principal amount of 8.50% senior secured second lien notes due May 15, 2023, and on October 1, 2018 we issued $860,698 aggregate principal amount of 8.50% senior secured second lien notes due May 15, 2023 as additional interest in kind, which we refer to together as the previously issued notes. On October 5, 2018, we issued an additional $350.0 million aggregate principal amount of 8.50% senior secured second lien notes due May 15, 2023, which we refer to as the original notes. We refer to the previously issued and the original notes together as the existing notes. The existing notes were issued pursuant to and are governed by an Indenture, dated as of May 15, 2018, by and among us and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”), as supplemented by the First Supplemental Indenture, dated as of September 18, 2018, by and among us, the Trustee and the Collateral Agent and the Second Supplemental Indenture, dated as of October 5, 2018, by and among us, the Trustee and the Collateral Agent. The previously issued notes do not currently trade fungibly under the same CUSIP number with the original notes. Upon completion of this exchange offer of the exchange notes, we expect that such exchange notes issued in respect the original notes will trade fungibly under the same CUSIP number as the previously issued notes.

Interest is payable on the existing notes in arrears on each of January 1, April 1, July 1 and October 1. We do not currently have any subsidiaries and, as a result, the existing notes are not guaranteed. Any subsidiaries we form in the future may be required to unconditionally guarantee, jointly and severally, payment obligations under the existing issued notes on a senior secured second lien basis. The terms of the previously issued notes are substantially the same as the terms of the original notes and the exchange notes.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to the exchange, ownership and disposition of the exchange notes issued pursuant to this offering, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary pertains only to the exchange notes being issued in this offering and does not apply to purchase, ownership and dispositions of the original notes. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed Treasury regulations promulgated under the Code, administrative rulings and judicial decisions, each as in effect and available as of the date hereof. These authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought, and do not intend to seek, any ruling from the Internal Revenue Service (“IRS”) or an opinion of counsel with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary assumes that the exchange notes are held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment), and holders acquired the original notes upon their initial issuance pursuant to, and at the price set forth on the cover of, our September 21, 2018 offering memorandum. This summary also does not address other tax considerations beyond U.S. federal income tax law (including without limitation U.S. federal estate or gift tax considerations, considerations relating to the Medicare tax on certain investment income or the tax considerations arising under the laws of any foreign, state or local jurisdiction). In addition, this discussion does not address all tax considerations that may be applicable to a holder’s particular circumstances or to holders that may be subject to special tax rules, including, without limitation:

•	holders subject to the alternative minimum tax or the base erosion and anti-abuse tax;

•	certain former citizens or long-term residents of the United States;

•	banks, thrifts, insurance companies or other financial institutions;

•	tax-exempt organizations;

•	regulated investment companies, real estate investment trusts or grantor trusts;

•	dealers in securities, currencies or commodities;

•	persons that will own exchange notes through S corporations, partnerships or other pass-through entities;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	passive foreign investment companies;

•	controlled foreign corporations;

•	accrual method U.S. holders that prepare an “applicable financial statement” (as defined in Section 451 of the Code);

•	individual retirement or other tax deferred accounts;

•	U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar;

•	United States expatriates or entities covered by the U.S. anti-inversion rules;

•	holders who are members of an “expanded group” or “modified expanded group” with us within the meaning of the Treasury Regulations under Code Section 385;

•	hybrid entities; and

•	persons that will hold the exchange notes as a position in a hedging transaction, “straddle,” “conversion transaction,” or other integrated or risk reduction transaction.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) holds the exchange notes, the tax treatment of the partnership or a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership considering exchanging original notes for exchange notes, you should consult your tax advisor regarding the tax consequences of the exchange, ownership and disposition of the exchange notes.

THIS SUMMARY THE MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Exchange of Original Notes for Exchange Notes

An exchange of original notes for exchange notes pursuant to the exchange offer should not be treated as a taxable exchange for U.S. federal income tax purposes. Accordingly, holders should not recognize gain or loss upon receipt of the exchange notes in exchange for the original notes pursuant to the exchange offer, and each such holder should have the same adjusted tax basis and holding period in the exchange notes as it had in the original notes immediately before the exchange.

PLAN OF DISTRIBUTION

We are making the exchange offer in reliance on the position of the SEC as set forth in certain no-action letters. However, we have not sought our own no-action letter. Based upon these interpretations by the SEC, we believe that a holder of original notes who exchanges original notes for exchange notes in the exchange offer generally may offer such exchange notes for resale, sell the exchange notes and otherwise transfer the exchange notes without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. This does not apply, however, to a holder who is our “affiliate” within the meaning of Rule 405 of the Securities Act. We also believe that a holder may offer, sell or transfer the exchange notes only if the holder acknowledges that the holder is acquiring the exchange notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the exchange notes.

Any broker-dealer who holds original notes that were acquired for its own account as a result of market-making activities or other trading activities may exchange such original notes pursuant to the exchange offer; however, such broker-dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus in connection with any resales of the exchange notes received by such broker-dealer in the exchange offer. Accordingly, each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period ending on the earlier of (a) 180 days after the date on which the registration statement containing this prospectus is declared effective by the SEC and (b) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities (the “Prospectus Delivery Period”), we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, during the Prospectus Delivery Period, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker- dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

During the Prospectus Delivery Period, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. The company has agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the original notes) and will indemnify the holders of the original notes against certain liabilities, including liabilities under the Securities Act.

The company will not receive any proceeds from the issuance of exchange notes in exchange for the original notes. Notwithstanding the foregoing, we may suspend use of this prospectus by broker-dealers under specified instances. For example, we may suspend the use of this prospectus if:

•	the SEC or any state securities authority request an amendment or supplement to this prospectus or the related registration statement or requests additional information;

•	the SEC or any state securities authority issues any stop order suspending the effectiveness of the registration statement or initiates proceedings for that purpose;

•	we receive notification of the suspension of the qualification of the exchange notes for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose; or

•	an event occurs that requires the making of any changes in such registration statement in order to make the statements therein not misleading.

LEGAL MATTERS

Certain legal matters in connection with the offering of the exchange notes will be passed upon for us by Kirkland & Ellis LLP.

EXPERTS

The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference from Northern Oil and Gas, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017, amended by Amendment No. 1 on Form 10-K/A, in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of W Energy Partners LLC for the year ended December 31, 2017 and the period from May 17, 2016 (inception) through December 31, 2016 included in Exhibit 99.2 of Northern Oil and Gas, Inc.’s Current Report on Form 8-K/A dated October 23, 2018 incorporated by reference in this prospectus have been so incorporated in reliance on the report of Whitley Penn LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The Statement of Revenue and Direct Operating Expenses of Pivotal Williston Basin, LP and Pivotal Williston Basin II, LP for the year ended December 31, 2017 included in Exhibit 99.5 of Northern Oil and Gas, Inc.’s Current Report on Form 8-K/A dated October 23, 2018 incorporated by reference in this prospectus has been so incorporated in reliance on the report of Weaver and Tidwell, L.L.P., independent accountants, given on the authority of said firm as experts in auditing and accounting.

Certain estimates of our oil and gas reserves incorporated by reference herein were based in part upon reports prepared by Ryder Scott Company, L.P., independent consulting petroleum engineers. These estimates are included herein in reliance on the authority of such firm as an expert in such matters.

Offer to Exchange

Up to $350,000,000 Principal Amount of

8.50% Senior Secured Second Lien Notes due 2023

(CUSIP Nos. 665531 AF6 and U66499 AC5)

for

a Like Principal Amount of

8.50% Senior Secured Second Lien Notes due 2023

(CUSIP No. 665531 AE9)

that have been registered under the Securities Act of 1933

PROSPECTUS

November 1, 2018